UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Name of small business issuer in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Sino Gas International Holdings, Inc.
	(2)	Aggregate number of securities to which transaction applies:

51,084,659 shares of common stock.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$1.30

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $66,410,057. The maximum aggregate value of the transaction was calculated based upon 51,084,659 shares of common stock issued and outstanding as of April 3, 2014 subject to the transaction (consisting of 57,608,833 shares of common stock outstanding as of April 3, 2014 minus 6,524,174 shares to be rolled over by Mr. Liu in connection with the Merger, which will be cancelled for no consideration at the effective time of the merger) multiplied by $1.30 per share merger consideration. The filing fee equals the product of 0.0001288 multiplied by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: USD $66,410,057

(57,608,833 – 6,524,174) X1.3
	(5)	Total fee paid: $8,553.62

0.0001288 x (57,608,833 – 6,524,174) X1.3

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

SINO GAS International HOLDINGS, Inc.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

June 3, 2014

TO THE SHAREHOLDERS OF SINO GAS INTERNATIONAL HOLDINGS, INC.:

You are cordially invited to attend a special meeting of shareholders of Sino Gas International Holdings, Inc., a Utah corporation (the “Company,” “we,” “us” or “our”), to be held on July [18], 2014 (subject to when the SEC concludes its review of the Schedule 13E-3 and 14A), at 9 a.m. (Hong Kong time), at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong.

On April 3, 2014, we entered into an Agreement and Plan of Merger (as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger dated June 2, 2014, and as may be further amended, restated, supplemented or otherwise modified, the “merger agreement”) with Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”). At the special meeting, we will ask you to vote upon a proposal to approve the merger agreement.

If the merger is completed, at the effective time of the merger, each share of Company common stock that is outstanding immediately prior to the effective time of the merger will be cancelled in consideration for the right to receive $1.30 in cash without interest (less any applicable withholding taxes) (the “merger consideration”), except for (a) shares of common stock owned by the Company or any of the Company’s subsidiaries, which will be cancelled at the effective time of the merger for no consideration, (b) all of the shares of common stock currently beneficially owned by Mr. Yuchuan Liu, the Company’s Chief Executive Officer (such shares of Company common stock beneficially owned by Mr. Yuchuan Liu, the “Rollover Shares”), which, pursuant to a contribution agreement entered into among Mr. Yuchuan Liu, Parent and Harmony Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and the wholly owned parent of Parent ("Holdco") dated April 3, 2014, will be contributed to Parent and will be cancelled for no consideration at the effective time of the merger, and (c) shares of common stock owned by shareholders who have exercised and perfected dissenters’ rights in accordance with applicable Utah law (“Dissenting Shares”), which will be cancelled at the effective time of the merger and will entitle the former holders thereof to the right to receive payment of the fair value of such shares, as may be determined ultimately by a court ((a) to (c) collectively, “excluded shares”).

Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Utah as a wholly-owned subsidiary of Parent.

A special committee of our board of directors, consisting of three members of the Company board who are not affiliated with Parent or Merger Sub and are not members of the Company's management reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its shareholders (other than Parent and its Affiliates), whom we refer to as the “unaffiliated shareholders,” and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended that our shareholders approve the merger agreement.

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders and recommends that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to approve the merger agreement.

The merger cannot be completed unless the merger agreement is approved by shareholders holding at least a majority of the outstanding shares of Company common stock. Mr. Yuchuan Liu has agreed to vote all of the shares of Company common stock beneficially held by him (which comprises 6,524,174 shares of Company common stock) in favor of the approval of the merger agreement at the special meeting pursuant to a voting agreement entered into between Parent and Eloten Group Ltd. (an entity controlled by Mr. Yuchuan Liu through which he beneficially owns approximately 11.3% of the outstanding shares of Company common stock) dated April 3, 2014. Based on the [57,608,833] shares of Company common stock outstanding on the record date for the special meeting and assuming Mr. Yuchuan Liu votes all of his shares of Company common stock in favor of the proposal to approve the merger agreement, approximately [22, 280,243] shares of Company common stock held by our unaffiliated shareholders (representing [38.68]% of the total outstanding shares of Company common stock) must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached thereto as Annex A. We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Mr. Yuchuan Liu is the chairman of our board of directors, president and chief executive officer of the Company. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of our shareholders generally.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

On behalf of the board of directors and management of the Company, we would like to thank all of our shareholders for their ongoing support as we prepare to take part in this important event in our history.

Sincerely,	Sincerely,
Robert Adler Chairman of the Special Committee	Yuchuan Liu Chief Executive Officer

The accompanying proxy statement is dated [•], 2014 and is first being mailed to shareholders on or about _________, 2014.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON _________, 2014

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Sino Gas International Holdings, Inc. (the “Company,” “we,” “us” or “our”) to be held on July [18], 2014 (subject to when the SEC concludes its review of the Schedule 13E-3 and 14A), at 9 a.m. (Hong Kong time), at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong for the following purposes:

1.	to approve the Agreement and Plan of Merger, dated April 3, 2014, as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger dated June 2, 2014 (as amended, restated, supplemented or otherwise modified, the “merger agreement”), by and among Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”); and

2.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

If the merger agreement is approved by the requisite vote of our shareholders and the merger is completed, holders of our shares of common stock (other than certain excluded parties) will have the right to receive $1.30 per share in cash without interest (less any applicable withholding taxes) following the effective time of the merger. Following the merger, the Company will continue its operations as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Utah as a wholly-owned subsidiary of Parent. For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto (together with the amendments to the merger agreement) as Annex A.

A special committee of our board of directors, consisting of three members of the Company board who are not affiliated with Parent or Merger Sub and are not members of the Company's management reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its shareholders (other than Parent and its Affiliates), whom we refer to as the “unaffiliated shareholders,” and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommended that our shareholders approve the merger agreement. Our board of directors, acting on the unanimous recommendation of the special committee, deemed it advisable, fair to and in the best interests of the Company and the unaffiliated shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and the unaffiliated shareholders and recommended that our shareholders approve the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” approval of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

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Mr. Yuchuan Liu beneficially owns 6,524,174 shares of Company common stock (the “Rollover Shares”), or approximately 11.3% of the total outstanding shares of our common stock. Eloten Group Ltd., an entity controlled by Mr. Liu that holds the Rollover Shares, is a party to the contribution agreement described in the accompanying proxy statement and has agreed with Parent and Holdco to contribute to Parent the Rollover Shares immediately prior to the effective time of the merger.

You are entitled to vote at the special meeting (including at any adjournment or postponement of such special meeting) if you were a shareholder of record at the close of business on June [23], 2014 (subject to when the SEC concludes its review of the Schedule 13E-3 and 14A). A list of shareholders will be available for inspection at the special meeting. All shareholders of record on the record date are cordially invited to attend the special meeting in person.

The approval of the merger agreement requires the affirmative vote by shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date. The approval of the adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The Company’s shareholders have the right to dissent from the merger. Shares of our common stock held by a shareholder who has properly exercised and perfected dissenters’ rights in accordance with the Utah Revised Business Corporation Act, which we refer to as the “URBCA,” will not be converted into the right to receive the cash payment for such shares in the merger, and will instead represent the right to receive payment of the fair value of such shares in accordance with the URBCA. See “Dissenters’ Rights” beginning on page 69 of the accompanying proxy statement.

Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee. The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

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By Order of the Board of Directors,

Yuchuan Liu

Chief Executive Officer

_________, 2014

Important Notice of Internet Availability

This proxy statement and other proxy materials relating to the special meeting to be held on _________, 2014 is available on the Internet and may be viewed free of charge at http://www.sino-gas.com.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY SIGNING AND DATING THE PAPER COPY OF THE PROXY CARD THAT YOU RECEIVED AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION

 SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Sino Gas International Holdings, Inc. common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee: check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of common stock are voted at the special meeting.

If your shares are registered in your name: submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of common stock can be voted at the special meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

The failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the proposal to postpone or adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

The failure to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares of our common stock “FOR” the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call Fidelity Transfer Company at the U.S. telephone number 1-801-562-1300.

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Plans for the Company after the Merger	61
Alternatives to the Merger	61
Effects on the Company if the Merger is not Completed	62
Financing of the Merger	62
Liability Cap and Limitation on Remedies	64
Limited Guarantee	64
Interim Investors Agreement	64
Voting Agreement; Voting by the Buyer Group at the Special Meeting	65
Interests of Certain Persons in the Merger	65
Estimated Fees and Expenses	68
Relationship Between Us and the Buyer Group	68
Regulatory Matters	69
Dissenters’ Rights	69
Material United States Federal Income Tax Consequences	69
Material PRC Income Tax Consequences	73
Delisting and Deregistration of the Company Common Stock	74
Litigation Related to the Merger	74
Accounting Treatment of the Merger	75
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	76
THE SPECIAL MEETING	78
Date, Time and Place	78
Purpose of the Special Meeting	78
Record Date; Shareholders Entitled to Vote; Quorum	78
Vote Required	79
Recommendation of Our Board of Directors and Special Committee	79
Stock Ownership and Interests of Certain Person	79
Voting Procedures	80
Revocation of Proxies	80
Rights of Shareholders Who Dissent to the Merger	81
Solicitation of Proxies	81
Other Matters	81
Assistance	82
THE MERGER AGREEMENT	83
Explanatory Note Regarding the merger agreement	83
Structure and Completion of the Merger	83
Articles of Incorporation and Bylaws of the Surviving Company; Directors and Officers of the Surviving Company	84
Exchange Procedures and Payment Procedures	84
Financing	85
Representations and Warranties	85
Conduct of Business Pending the Merger	88
Limitations on a Change in Recommendations and Entry into Alternative Acquisition Agreements	91
Shareholders’ Meeting	92

ii

Conditions to the Merger	92
Termination, Termination Fee and Amendment	93
Indemnification; Directors’ and Officers’ Insurance	96
Access to Company Information	97
COMMON STOCK OWNERSHIP OF THE MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	98
COMMON STOCK TRANSACTION INFORMATION	100
Purchases by the Company	100
Prior Public Offerings	100
Transactions by the Buyer Group	100
Transactions by the Company’s Executive Officers and Directors	100
DISSENTERS’ RIGHTS	101
SELECTED FINANCIAL INFORMATION	104
Selected Financial Information	104
MARKET PRICE AND DIVIDEND INFORMATION	106
Market Price Information	106
Dividend Policy	106
SHAREHOLDER PROPOSALS AND NOMINATIONS	107
Other Matters for action at the Special Meeting	107
Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules	107
WHERE YOU CAN FIND MORE INFORMATION	108
Information We File With the SEC	108
Documents Incorporated by Reference	108
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1
ANNEX D	D-1
FORM OF PROXY CARD	E-1

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SUMMARY TERM SHEET

This “Summary Term Sheet,” together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this entire proxy statement for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 108. In this proxy statement, the terms “we,” “us,” “our,” and the “Company” refer to Sino Gas International Holdings, Inc. and its subsidiaries. All references to “PRC” and “China,” for purposes of this proxy statement, are to the People’s Republic of China and do not include Taiwan, Hong Kong and Macau. All references to “dollars,” “$” and “US$” in this proxy statement are to the legal currency of the U.S. All references to “RMB” in this proxy statement are to the legal currency of China.

The Parties Involved in the Merger

Sino Gas International Holdings, Inc.

Sino Gas International Holdings, Inc. is a Utah corporation and engaged in the development of natural gas distribution systems and the distribution of natural gas to residential and industrial customers in small- and medium-sized cities in China. Our principal executive offices are located at No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China 100083. Our telephone number at this address is 86 (10) 8260-0527.

For a description of our history and development, business and organizational structure, see our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference. See “Where You Can Find More Information” for a description of how to obtain a copy of our Annual Report.

Harmony Gas Holdings Limited or “Holdco”

Harmony Gas Holdings Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands, formed solely for the purpose of holding the equity interests in Parent (as defined below) and arranging and entering into the related investment transactions, and is currently owned, directly or indirectly, by MSPEA Gas Holdings Limited. Holdco has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions.

Pursuant to a contribution agreement, dated April 3, 2014 among Holdco, Parent and Eloten Group Ltd. (an entity controlled by Mr. Yuchuan Liu that holds approximately 11.3% of the outstanding shares of Company common stock) (the “contribution agreement”), immediately prior to the effective time of the merger, Eloten Group Ltd. will contribute 6,524,174 shares of common stock of the Company beneficially owned by it (the "Rollover Shares") to Parent in exchange for equity interests in Holdco; and pursuant to certain equity commitment letters dated the same date, MSPEA Gas Holdings Limited ("MSPEA") and Zhongyu Gas Holdings Limited (“Zhongyu”) have committed to purchase, or cause the purchase of, subject to the terms and conditions therein, equity securities of Holdco for cash up to $28,964,315.25 and $37,445,741.45, respectively, in each case, for the purposes of financing the transactions contemplated by the merger agreement (as defined below), including related fees and expenses. A table reflecting the equity ownership interest in and control of Holdco can be found on page 60.

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The registered office of Holdco is located at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands and its telephone number is +852-2848-5200.

Prosperity Gas Holdings Limited or “Parent”

Prosperity Gas Holdings Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands solely for the purpose of owning the Company after the merger and arranging the financing for the merger. Parent is a wholly-owned subsidiary of Holdco. Parent has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger and related financing transactions. Upon completion of the merger, the Company, as the surviving company in the merger, will be a direct wholly-owned subsidiary of Parent.

The registered office of Parent is located at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, and its telephone number is +852-2848-5200.

Merger Sub Gas Holdings Inc. or “Merger Sub”

Merger Sub Gas Holdings Inc. is a Utah corporation and was formed by Parent solely for the purpose of effecting the merger. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement, including the merger. After the merger, Merger Sub will no longer exist. The Company will be surviving company and will continue to exist as a wholly-owned subsidiary of Parent.

The registered office of Merger Sub is located at 2005 East 2700 South Suite 200, Salt Lake City, UT 84109, United States and its telephone number is +852-2848-5200.

Mr. Yuchuan Liu

Mr. Yuchuan Liu is the president, chief executive officer and chairman of the board of directors of the Company. The business address of Mr. Yuchuan Liu is No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China, 100083. Mr. Yuchuan Liu can be reached by phone at +86 10 8260 0527. Mr. Liu is a citizen of P.R. China. As of the date of this proxy statement, Mr. Yuchuan Liu beneficially owns, through Eloten Group Ltd., approximately 11.3% of the total number of outstanding shares of Company common stock.

Eloten Group Ltd.

Eloten Group Ltd. is a BVI business company formed under the laws of the British Virgin Islands. It is controlled by Mr. Yuchuan Liu solely for the purposes of owning shares of the Company. The business address of Eloten Group Ltd. is No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China, 100083. Eloten Group Ltd.’s telephone number is 1-801-562-1300. As of the date of this proxy statement, Mr. Yuchuan Liu beneficially owns, through Eloten Group Ltd., approximately 11.3% of the total number of outstanding shares of Company common stock.

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Zhongyu Gas Holdings Limited or “Zhongyu”

Zhongyu is an exempted company organized under the laws of the Cayman Islands and is listed on the main board of The Stock Exchange of Hong Kong Limited. Zhongyu is principally engaged in (i) the investment, operation and management of city gas pipeline infrastructure and the distribution of piped gas to residential, industrial and commercial users; (ii) the construction and operation of compressed natural gas or liquefied natural gas filling stations for vehicles; and (iii) the exploration, exploitation and development of coalbed methane gas in China. The principal business address of Zhongyu is Units 04-06, 28th Floor China Merchants Tower Shun Tak Centre,168-200 Connaught Road Central, Hong Kong SAR and the telephone number of Zhongyu’s principal executive office is (852) 2295 1555.

Morgan Stanley Private Equity Asia IV, L.L.C. or “MS LLC”

Morgan Stanley Private Equity Asia IV, L.L.C., a Delaware limited liability company, is the general partner of MS LP (as defined below). Its principal business is investing in securities, and the address of its principal business address is 1585 Broadway, New York, New York, 10036. Its telephone number is 852-2848-5200.

Morgan Stanley Private Equity Asia IV, L.P. or “MS LP”

Morgan Stanley Private Equity Asia IV, L.P. is a Cayman Islands exempted limited partnership and holds 100% of MSPEA IV (as defined below). Its principal business is investing in securities, and the address of its principal business office is 1585 Broadway, New York, New York, 10036. Its telephone number is 852-2848-5200.

Morgan Stanley Private Equity Asia IV Holdings Limited or “MSPEA IV”

Morgan Stanley Private Equity Asia IV Holdings Limited is a Cayman Islands exempted company limited by shares and owns 100% of the issued share capital of MSPEA (as defined below). Its principal business is investing holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. Its telephone number is 852-2848-5200.

MSPEA Gas Holdings Limited or “MSPEA”

MSPEA Gas Holdings Limited is a Cayman Islands exempted company limited by shares wholly owned by MSPEA IV. Its principal business is investing holding, and its registered office is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. Its telephone number is 852-2848-5200.

The name, business address, present principal occupation or employment and citizenship of each director and executive officer of MSPEA IV and MSPEA are set forth in Annex D hereto. MS LLC and MS LP do not have any director or executive officer.

During the past five years, none of the MS Filing Persons (as defined below), Holdco, Parent, Merger Sub, the Company, Eloten Group Ltd. and Zhongyu, nor any of their respective executive officers or directors, including without limitation Mr. Yuchuan Liu, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

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In this proxy statement, we refer to MS LLC, MS LP, MSPEA IV and MSPEA, collectively as the “MS Filing Persons.” We refer collectively to Holdco, Parent, Merger Sub, Mr. Yuchuan Liu, Eloten Group Ltd., MS Filing Persons, and Zhongyu, as the “buyer group.”

Overview of the Transaction (Page 83)

The Company, Parent and Merger Sub entered into an Agreement and Plan of Merger on April 3, 2014 (as amended by the Amendment to the Agreement and Plan of Merger, dated April 16, 2014, and Amendment No. 2 to the Agreement and Plan of Merger dated June 2, 2014, and as may be further amended, restated, supplemented or otherwise modified, the “merger agreement”). Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “merger”). The following will occur in connection with and at the effective time of the merger:

•	each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Company common stock held by (i) Mr. Yuchuan Liu, (ii) the Company or any of its subsidiaries, and (iii) shareholders who have properly exercised and perfected dissenters’ rights under the Utah Revised Business Corporation Act (the “URBCA”) (shares of Company common stock referred to in (i), (ii) and (iii) are collectively referred to as the “excluded shares”)) will be converted into the right to receive $1.30 per share (which amount we refer to as the “per share merger consideration”), in cash, without interest (less any applicable withholding taxes); and

•	all shares of Company common stock will be cancelled, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the effective time of the merger, represents any such shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate, or dissenters’ rights if the shareholder has properly exercised and perfected dissenters’ rights under the URBCA.

Following and as a result of the merger:

•	the Company’s shareholders (other than Mr. Yuchuan Liu) will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be listed on the OTC Bulletin Board (the “OTCBB”), and price quotations with respect to shares of Company common stock in the public market will no longer be available; and

•	the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated.

The Special Meeting (Page 78)

The special meeting will be held on July [18], 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A) at 9 a.m. (Hong Kong time), at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong. At the special meeting, you will be asked to, among other things, approve the merger agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

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Shareholders Entitled to Vote (Page 78)

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A). On that date, there were [57,608,833] shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date.

Vote Required to Approve the Merger Agreement (Page 79)

Approval of the merger agreement requires the affirmative vote of shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date.

As of the date of this proxy statement, Mr. Yuchuan Liu beneficially owns 6,524,174 shares of Company common stock, constituting approximately 11.3% of the Company’s total outstanding common stock. We refer to these shares of Company common stock that are currently beneficially owned by Mr. Yuchuan Liu as the “Rollover Shares” because, under the terms of a contribution agreement entered into by and among Eloten Group Ltd. (an entity controlled by Mr. Liu that holds the Rollover Shares), Holdco and Parent on April 3, 2014, which we refer to as the “contribution agreement,” these shares will be contributed or “rolled over” to Parent prior to the effective time of the merger.

Pursuant to a voting agreement that was entered into on April 3, 2014 between Parent and Eloten Group Ltd., which we refer to as the “voting agreement,” Eloten Group Ltd. has agreed, among other things, to vote all of the shares of Company common stock beneficially owned by it in favor of the proposal to approve the merger agreement at the special meeting. See “Special Factors—Voting Agreement; Voting by the buyer group at the Special Meeting” beginning on page 65 for additional information on such voting arrangements and how they may impact the approval of the merger agreement and the transactions contemplated thereby at the special meeting.

Based on the [57,608,833] shares of Company common stock outstanding on the record date for the special meeting and assuming Eloten Group Ltd. votes all of the Rollover Shares in favor of the proposal to approve the merger agreement (which they have agreed to do pursuant to the voting agreement), [22,280,243] shares of Company common stock held by the unaffiliated shareholders (representing [38.68]% of the total outstanding shares of Company Common Stock) must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

See “The Special Meeting” beginning on page 78 for additional information.

Merger Consideration

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive the $1.30 per share merger consideration, in cash, without interest (less any applicable withholding taxes). The Rollover Shares as well as any other shares of Company common stock owned by Holdco, Parent, Merger Sub, the Company or any of their respective subsidiaries will be cancelled at the effective time of the merger without payment of any consideration thereon. Shares of Company common stock owned by shareholders who have properly exercised and perfected dissenters’ rights under the URBCA will be cancelled at the effective time of the merger without payment of the per share merger consideration and such shareholders will instead be entitled to demand payment of fair value of his, her or its shares of Company common stock, as may be determined ultimately by a court.

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After we have completed the merger, a paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry form) and you have not properly exercised and perfected dissenters’ rights under the URBCA, you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action on your part. See “The merger agreement—Exchange Procedures and Payment Procedures” beginning on page 82 for additional information.

Treatment of Series B Convertible Preferred Stock (Page 93)

Under the merger agreement, one of the conditions to Parent and Merger Sub to close the merger is the redemption by the Company of all issued and outstanding shares of series B convertible preferred stock of the Company in accordance with the terms of the documents governing the rights of the holders of shares of series B convertible preferred stock.

Recommendation of Our Board of Directors and the Special Committee and Their Reasons for the Merger (Page 35)

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee of our board of directors (which we refer to as the “special committee”) consisting entirely of directors of the Company who are independent and unaffiliated with any member of the buyer group or any of the management members of the Company, recommends that our shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. Our board of directors and the special committee believe that the merger is fair (both substantively and procedurally) to the unaffiliated shareholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the approval of the merger agreement and in determining that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders, see “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” beginning on page 35 for additional information.

Position of the Buyer Group as to the Fairness of the Merger (Page 53)

Each of the members of the buyer group believes that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders. However, none of the members of the buyer group has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to our unaffiliated shareholders. Their belief is based upon the factors discussed under the captions, “Special Factors—Position of the buyer group as to the Fairness of the Merger” beginning on page 53 of this proxy statement.

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Purposes and Effects of the Merger (Page 57)

If the merger is completed, all of our equity interests will be owned by Parent. Except for Mr. Yuchuan Liu, who will beneficially own interests in the Company after the completion of the merger, none of our current shareholders will have any ownership interest in, or be a shareholder of, the Company after the completion of the merger. As a result, our current shareholders (other than Mr. Yuchuan Liu) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Shares of Company common stock are currently listed on the OTCBB under the symbol “SGAS”. Following the consummation of the merger, the Company will cease to be a publicly traded company and shares of Company common stock will no longer be quoted on the OTCBB. A table reflecting the equity ownership interest in and control of Holdco can be found on page 60.

Opinion of Houlihan Lokey (China) Limited (Page 42)

On April 2, 2014, Houlihan Lokey (China) Limited, or Houlihan Lokey, rendered an oral opinion to our special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated April 3, 2014) to the effect that, as of April 2, 2014, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the Merger Consideration to be received by holders of the Shares (other than the excluded shares) in the Merger is fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to our special committee and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our Shares (other than the excluded shares) in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any shareholder as to how to act or vote with respect to the merger or related matters. See “The Merger – Opinion of Houlihan Lokey (China) Limited”.

Financing of the Merger (Page 62)

Parent estimates that the total amount of funds required to complete the merger and related transactions is anticipated to be approximately $74.89 million. This amount is expected to be provided through a combination of (i) equity financing from MSPEA in an aggregate amount of approximately $28,964,315.25, (ii) equity financing from Zhongyu in an aggregate amount of approximately $37,445,741.45, and (iii) the contribution of Company common stock from Mr. Yuchuan Liu through an controlled entity Eloten Group Ltd. (the equivalent of an investment of approximately $8,481,426.2 based on the per share merger consideration). See “Special Factors—Financing of the Merger” beginning on page 62 for additional information.

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Limited Guarantee (Page 64)

On April 3, 2014, MSPEA IV, Zhongyu and Mr. Yuchuan Liu entered into a limited guarantee with the Company pursuant to which each of MSPEA IV, Zhongyu and Mr. Liu has agreed to guarantee 38.70%, 50.0% and 11.30%, respectively, of the obligations of Parent and Merger Sub under the merger agreement to pay, under certain circumstances, the $1,992,302 termination fee to the Company.

Interim Investors Agreement (Page 64)

On April 3, 2014, MSPEA, Zhongyu, Mr. Yuchuan and Holdco entered into an Interim Investors Agreement (the “Interim Investors Agreement”). Pursuant to the Interim Investors Agreement, absent the written consent of each of MSPEA, Zhongyu and Mr. Liu: (i) none of MSPEA, Zhongyu or Mr. Liu shall present to the Company or any subsidiary of the Company any request that such entity take or omit to take any action, which action or omission (the “Prohibited Action or Omission”) shall or shall reasonably be expected to (x) cause the Company to be in breach of any representation, warranty, covenant or agreement under the merger agreement, (y) be materially adverse to the financial conditions, assets liabilities, or results of operations of the Company and its subsidiaries, taken as a whole, or (z) prevent or materially delay the consummation of the merger; (ii) Holdco shall not, and shall cause each of Parent and Merger Sub not to, present to the Company or any subsidiary of the Company a request for any Prohibited Action or Omission. The Interim Investors Agreement also provides that subject to certain exceptions, all actions of Holdco, Parent and Merger Sub relating to the merger agreement shall require the approval of each of MSPEA, Zhongyu and Mr. Liu. See “Special Factors — Interim Investors Agreement” beginning on page 83 for additional information.

Share Ownership of the Company Directors and Officers and Voting Commitments

Our directors and executive officers (other than Mr. Liu) collectively beneficially own 574,543 shares of Company common stock, or approximately 1.0% of the total outstanding shares of Company common stock.

As of the date of this proxy statement, Mr. Liu, who is a director, chairman of the board of directors, chief executive officer and president of the Company, beneficially owned 6,524,174 shares of Company common stock or approximately 11.3% of the total outstanding shares of Company common stock.

Mr. Liu is a member of the buyer group. Pursuant to the voting agreement, Mr. Liu has agreed to (i) appear or otherwise cause all of the shares of Company common stock held by him to be counted as present for purpose of calculating a quorum and vote or otherwise cause to be voted all of such shares of Company common stock held by him (x) in favor of the approval of the merger agreement and the transactions contemplated thereby and any related action reasonably required in furtherance thereof and (y) against any other acquisition proposal and (ii) not enter into at any time prior to the termination of the voting agreement, any voting trust agreement or any other contract (other than the contribution agreement) with respect to any Rollover Shares.

Please see “Common Stock Ownership of the Management and Certain Beneficial Owners” beginning on page 98 for additional information regarding the ownership of shares of Company common stock by the directors and executive officers of the Company.

Interests of the Company’s Directors and Officers in the Merger (Page 65)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a shareholder. These interests include, among others:

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•	the expected direct or indirect ownership of equity interests in Holdco and Parent by Mr. Yuchuan Liu;

•	Mr. Liu will remain the chairman of the board of directors, president and chief execution officer and officers of the surviving company following the merger;

•	members of the special committee received compensation for their service in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, including the merger, which was not contingent upon the special committee’s recommendation of the merger and is not contingent on the completion of the merger; and

•	continued indemnification and liability insurance for directors and officers following completion of the merger.

The special committee and our board of directors were aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions and recommendations with respect to the merger agreement and related matters. Please see “Special Factors—Interests of Certain Persons in the Merger” beginning on page 65 for additional information.

Conditions to the Merger (Page 92)

The obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement—Conditions to the Merger” beginning on page 92.

Regulatory Matters (Page 69)

Other than filing articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders, obtaining the approval of the applicable governmental authority under the Anti-monopoly Law of the People’s Republic of China or any official clarifications, guidance, interpretations or implementation rules in connection with or related to such law (the “PRC AML Rules”), and complying with U.S. federal securities laws, none of the parties is aware of any other required regulatory approvals in connection with the merger. See “Special Factors—Regulatory Matters” beginning on page 69 of the merger agreement.

Alternative Acquisition Proposals (Page 91)

The Company is subject to “no-shop” restrictions in the merger agreement that will prohibit us from soliciting acquisitions proposals from third parties or providing non-public information to or engaging in discussions or negotiations with third parties regarding acquisitions proposals. Nevertheless, notwithstanding these restrictions, the Company Board may (subject to various limitations, including our compliance with affirmative covenants to notify the buyer group and provide it with the right to match such proposal) furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction if the Company Board has determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that such proposal or offer constitutes a Superior Proposal.

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In this proxy statement, we refer to a “superior proposal” as an unsolicited, written, bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation or other similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person or group (including by means of a general offer, tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of the Company, in each case on terms (including conditions to consummation of the contemplated transaction) that the Company’s board of directors determines, in its good faith judgment upon the unanimous recommendation of the special committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory and other aspects, of such offer and the merger agreement (in each case taking into account any revisions to the merger agreement made or proposed in writing by Parent pursuant to Section 6.04(c) of the merger agreement or otherwise prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than Mr. Yuchuan Liu) than the merger contemplated in the merger agreement; provided, however, that any such offer shall not be deemed to be a "Superior Proposal" if (A) the consummation of the transaction contemplated by such offer is conditional upon any due diligence review or investigation of the Company or any of the subsidiaries by the third party, (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the third party and non-contingent, (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing, (D) the transaction contemplated by such offer is not reasonably capable of being completed on the terms proposed without unreasonable delay, or (E) the offer includes termination rights of the third party on terms less favorable to the Company than the terms set forth in the merger agreement.

Limitation on Our Board of Director’s Ability to Change its Recommendation (Page 91)

The merger agreement provides that the board of directors of the Company can only (a) change, withhold, withdraw, qualify or modify, or propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub (such action is referred to herein as a “change in the company recommendation”) or (b) approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any “competing transaction” (as defined in Section 6.04(e) of the merger agreement), if the Company’s board of directors determines, in its good faith judgment upon the unanimous recommendation of the special committee, prior to the time of the shareholders' meeting and upon advice by independent legal counsel, that failure to make a change in the company recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable law.

Notwithstanding the foregoing, the merger agreement requires that, before the board of directors of the Company can make a change in the company recommendation or authorize the Company to terminate the merger agreement in order to enter into a definitive agreement with respect a competing transaction, the Company must first notify the buyer group and provide it with certain rights to match such proposal. These obligations are further described in “The Merger Agreement – Limitations on Change in Recommendation and Entry into Alternative Acquisition Agreements” beginning on page 91.

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Termination of the Merger Agreement (Page 93)

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company’s shareholders.

In addition to termination by mutual consent, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

(a)	by either of the Company or Parent:

•	if the merger is not completed on or before December 31, 2014, provided that such right to terminate the merger agreement is not available to any party whose breach of the merger agreement has been the primary cause of, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•	if any governmental authority has enacted, enforced or entered any injunction which has become final and non-appealable, provided that such termination right shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that has been the proximate cause of, or resulted in, such injunction; or

•	if shareholder approval has not been obtained at the special meeting or any adjournment or postponement thereof, provided that the Company shall not be entitled to terminate the merger agreement under this provision if it has materially breached its obligations under provisions governing “Proxy Statement and Schedule 13E-3” and “No Solicitation of Transactions” under the merger agreement.

(b)	by Parent:

•	if there is a breach or failure in any material respect of any representation, warranty or covenant of the Company set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, Parent shall not have the right to terminate if Parent or Merger Sub is then in material breach of any representations, warranties or covenants under the merger agreement; or

•	upon the occurrence of any “company triggering event” (as defined in Section 9.03(a) of the merger agreement).

(c)	by the Company, if:

•	a breach of failure in any material respect of any representation, warranty or covenant of Parent or Merger Sub set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties or covenants under the merger agreement; or

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•	If the board of directors of the Company accepts a superior proposal, provided, that the Company shall have (i) simultaneously with such termination entered into an agreement to consummate such superior proposal, (ii) otherwise complied in all material respects with all provisions of Section 6.04 of the merger agreement, and (iii) simultaneously with such termination paid the Company Termination Fee; or

•	The merger shall not have been consummated within ten (10) business days of the satisfaction of all the conditions of Parent’s and Merger Sub’s obligations to close (other than those conditions that by their nature are to be satisfied by actions taken at the closing); provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the closing during such period at least three (3) business days prior to such termination.

Termination Fee (Page 95)

Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2,656,402 (the "Company Termination Fee") if the merger agreement is terminated by Parent due to the Company’s material breach of the merger agreement and other Company related trigger events.

The merger agreement also provides that Parent will be required to pay the Company a termination fee of $1,992,302 (the "Parent Termination Fee") if the merger agreement is terminated by the Company (i) due to a material breach of the merger agreement by Parent or Merger Sub or (ii) because Parent and Merger Sub have not closed the merger within ten (10) business days of the satisfaction of all the conditions set forth for closing and the Company has delivered to Parent an irrevocable written commitment that it is ready to consummate the closing at least three (3) business days prior to such termination.

See “The Merger Agreement—Termination, Termination Fee and Amendment” beginning on page 93 for a further summary of the circumstances under which the Company is required to pay Parent a termination fee and circumstances where Parent is required to pay the Company a termination fee.

Remedies (Page 95)

Each of the Company, Parent and Merger Sub acknowledges that the Company Termination Fee or Parent Termination Fee payable is not a penalty but rather constitutes amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating the merger agreement and in reliance on the merger agreement and on the expectation of the consummation of the Transactions.

If Parent or Merger Sub fails to effect the Closing pursuant to Section 8.03(b) of the merger agreement, the sole and exclusive remedy of the Company and its subsidiaries and shareholders is the right to terminate the merger agreement and to receive the Parent Termination Fee. The Company and its subsidiaries and shareholders may not seek the remedy of specific performance of the merger agreement but instead the Company may only bring a claim for payment of the Parent Termination Fee. Neither the Company nor any of its affiliates shall be entitled (i) to an injunction or injunctions to prevent breaches of the merger agreement by Parent, Merger Sub or any of their affiliates, (ii) to enforce specifically the terms and provisions of the merger agreement against Parent, Merger Sub or any of their affiliates or (iii) otherwise to obtain any equitable relief or remedy against Parent, Merger Sub or any of their affiliates.

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On the other hand, if any provision of the merger agreement were not performed by the Company in accordance with the terms of the merger agreement, Parent and Merger Sub will be entitled to specific performance, including an injunction or injunctions to prevent breaches of the merger agreement by the Company, in addition to any other remedy at law or equity. The Company hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If Parent and/or Merger Sub brings any action to enforce specifically the performance of the terms and provisions hereof by the Company, the Termination Date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty business days or (y) such other time period established by the court presiding over such action.

Dissenters’ Rights of Shareholders (Page 101)

Under Utah law, by taking certain specific actions and refraining from taking other certain specific actions, you may become entitled to statutory dissenters’ rights in connection with the merger. If you properly exercise your dissenters’ rights, you will have the right, under and in full compliance with Utah law, to demand payment for the fair value of your shares of Company common stock, as may be determined ultimately by a court. The fair value of your shares, as so finally determined under Utah law, could be more or less than, or the same as, per share merger consideration. The fair value determination of shares of Company common stock is subject to a number of restrictions and procedural and technical requirements. Generally, in order to exercise your dissenters’ rights you must:

•	send a timely written notice of your intent to demand payment for your shares to us at the address set forth on page 102 of this proxy statement in compliance with Utah law, which demand must be received by us before the shareholder vote is taken to approve the merger set forth in this proxy statement;

•	not vote any of your shares in favor of the merger agreement; and

•	be a shareholder of the Company as of the date the merger is approved by the shareholders.

Merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights.

If you vote in favor of the approval of the merger agreement, you will waive your dissenters’ rights with respect to your shares of the Company common stock under Utah law. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA.

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Litigation Related to the Merger (Page 75)

In April and May of 2014, following the Company’s announcement of the merger agreement, certain alleged shareholders of the Company filed putative class actions individually and on behalf of the similarly situated shareholders of the Company against the Company, certain members of the Company’s board of directors and certain members of the buyer group. The plaintiffs in these cases have asserted claims for breach of fiduciary duty against the Company’s directors and aiding and abetting the breach of fiduciary duty against the Company and certain members of the buyer group. The plaintiffs seek money damages and have requested an injunction prohibiting the defendants from taking any steps to consummate the merger. These cases are further described under Special Factors—Litigation Related to the Merger” beginning on page 75.

One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Material U.S. Federal Income Tax Consequences (Page 69)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “Special Factors—Material U.S. Federal Income Tax Consequences” beginning on page 69. The tax consequences of the merger to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the merger to you.

Material PRC Income Tax Consequences (Page 73)

The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law (the “EIT Law”) or that the gain recognized on the receipt of cash for the shares of Company common stock should be subject to PRC tax to shareholders that are not PRC residents. If, however, the PRC tax authorities were to determine that the Company should be considered a resident enterprise or that the receipt of cash for the shares of Company common stock should otherwise be subject to PRC tax, then gain recognized on the receipt of cash for the shares of Company common stock pursuant to the merger or through the exercise of dissenters’ rights by our shareholders who are not PRC residents could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals or 10% in the case of corporations (subject to applicable tax treaty relief). You should consult your own tax advisor for a full understanding of the tax consequences of the merger or the exercise of dissenters’ rights to you, including any PRC tax consequences. See “Special Factors—Material PRC Income Tax Consequences” beginning on page 73 for additional information.

Accounting Treatment of the Merger (Page 75)

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

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Market Price of the Shares (Page 106)

The reported closing sales price per share of Company common stock on the OTCBB on December 6, 2013, the last trading date immediately prior to the Company’s announcement on December 9, 2013 that it had received the revised going private proposal from Mr. Liu and MSPEA, was $0.49 per share. The $1.30 per share merger consideration to be paid in the merger represents a premium of approximately 165% to the closing price on December 6, 2013.

On April 1, 2014, the last full trading day prior to the public announcement that the Company had entered into the merger agreement with Holdco, Parent and Merger Sub, the reported closing sales price per share of Company common stock on the OTCBB was $0.95 per share. The $1.30 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 36.8% to the closing price on April 1, 2014.

Where You Can Find More Information (Page 108)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (“SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 108.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement to the holders of Company common stock as of the record date for the special meeting in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournments or postponements of the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	You are being asked to vote to approve the merger agreement that we entered into on April 3, 2014 with Parent and Merger Sub providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and Company common stock (except shares held by Mr. Yuchuan Liu, Parent, Merger Sub, the Company or any of their respective affiliates or by shareholders who have properly exercised and perfected dissenters’ rights under Utah law) will be converted into the right to receive the consideration discussed below. In addition, our common stock will cease to be listed on the OTC Bulletin Board, or “OTCBB,” will not be publicly traded and will be deregistered under the Exchange Act.

In addition, you are being asked to grant the Company’s management authority to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approving the merger agreement at the time of the special meeting.

Q:	As a shareholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $1.30 in cash, without interest (less any applicable withholding taxes), for each share of Company common stock that you own immediately prior to the effective time of the merger. For example, if you own 100 shares of Company common stock, you will receive $130.00 in cash (less any applicable withholding taxes) in exchange for your 100 shares.

Q:	When and where is the special meeting of Company shareholders?

A:	The special meeting of shareholders will be held on July [18], 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), at 9 a.m. (Hong Kong time), at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong.

Q:	When will I receive the merger consideration for my shares of Company common stock?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares of Company common stock for the merger consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the merger consideration for your shares of Company common stock.

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Q:	How will the Company’s outstanding series B convertible preferred shares be treated in the merger?

A:	As a condition to Parent and Merger Sub’s obligation to effect the closing of the merger, the Company is required to redeem all outstanding shares of the Company’s series B convertible preferred stock in accordance with the terms of such shares.

Q:	Who will own the Company immediately after the merger?

A:	If the merger is consummated, the Company will be beneficially owned, directly or indirectly, by Parent, Holdco, MSPEA, Zhongyu and Mr. Yuchuan Liu.

Q:	Does any of the Company’s directors or officers have interests in the merger that may differ from those of the Company’s shareholders generally?

A:	Yes. When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers may have interests with respect to the merger that are, or may be, different from, or in addition to, those of the Company’s shareholders generally. Our board of directors was aware of these additional or different interests, and considered them, when it approved the merger agreement. See “Special Factors – Interests of Certain Persons in the Merger” beginning on page 65 for a description of the rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What vote of Company shareholders is required to approve the merger agreement?

A:	For us to complete the merger, shareholders holding at least a majority of the shares of Company common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve the merger agreement.

Pursuant to the voting agreement, Eloten Group Ltd. (an entity controlled by Mr. Liu) has agreed to vote all of its shares of Company common stock (comprising 6,524,174 shares of Company common stock, or approximately 11.3% of the Company’s total outstanding common stock), in favor of the proposal to approve the merger agreement at the special meeting. At the close of business on June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), 57,608,833 shares of Company common stock were outstanding and entitled to vote at the special meeting. Assuming that Eloten Group Ltd. vote all of its shares to approve the proposal, which it has agreed to do under the voting agreement, approximately 22,280,243 shares of Company common stock held by our unaffiliated shareholders (representing 38.68% of the total outstanding shares of Company common stock) must be voted in favor of the proposal to approve the merger agreement in order for such proposal to pass.

Q:	What vote of Company shareholders is required to approve any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies?

A:	The affirmative vote of at least a majority of the votes cast by the holders of the outstanding shares of our common stock entitled to vote at the special meeting is required to approve any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies.

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Q:	What is the effect of a failure to vote, an abstention or a broker non-vote?

A:	A failure to vote, an abstention or a broker non-vote will have the effect of a vote against the proposal to approve the merger agreement.

A failure to vote, an abstention or a broker non-vote will have no effect on the vote with respect to any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), are entitled to receive notice of the special meeting and to vote the shares of Company common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All shareholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of Company common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares through a bank or broker and want to vote in person at the special meeting, you must provide a “legal proxy” from your bank or broker.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet or by phone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or by telephone. Based on your Internet and telephone voting, the proxy holders will vote your shares according to your directions.

Your proxy voting instructions, whether by Internet, telephone or mail, cover all shares registered in your name.

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Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your broker will not be able to vote your shares (referred to as a “broker non-vote”), which will have the same effect as a vote against the proposal to approve the merger agreement and approve the transactions contemplated thereby, including the merger, and will have no effect on the vote with respect to any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and will not be considered in determining whether such proposal has received the requisite shareholder vote.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:	What happens if I sell or otherwise transfer my shares of Company common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of Company common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share merger consideration on each of the shares of Company common stock so transferred. In order to receive the per share merger consideration on each of the shares of Company common stock you hold, you must hold your shares through completion of the merger. Even if you sell or otherwise transfer your shares of Company common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

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You should read “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” beginning on page 35 for a discussion of the factors that our special committee and board of directors considered in deciding to recommend the approval of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 65.

Q:	How will our directors and executive officers vote on the proposal to approve the merger agreement?

A:	Our directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the approval of the merger agreement. As of June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), our directors and current executive officers (including Mr. Yuchuan Liu) beneficially owned, in the aggregate, [7,098,717] shares of Company common stock, or collectively approximately [12.3]% of the total outstanding shares of Company common stock.

In addition, on April 3, 2014, Eloten Group Ltd. (an entity controlled by Mr. Yuchuan Liu through which he beneficially owns approximately 11.3% of the outstanding shares of Company common stock) entered into the voting agreement with Parent and the Company under which Mr. Yuchuan Liu has agreed to, among other things, vote all shares of Company common stock beneficially owned by him in favor of the approval of the merger agreement.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?

A:	Yes, but only if you comply with the specific requirements of Utah law. If you properly exercise your dissenters’ rights, you will have the right, under and in full compliance with Utah law, to demand payment of the fair value of your shares, as may be determined ultimately by a court. You will only be entitled to dissenters’ rights if you do not vote in favor of the merger agreement and you comply fully with certain other requirements of Utah law, including sending to us prior to the special meeting written notice of your intent to demand payment for your shares if the merger agreement is approved. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Section 16-10a-1301 through 16-10a-1331 of the URBCA, regarding dissenters’ rights. This proxy statement constitutes the Company’s notice to its shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA.

Q:	Should I send in my stock certificates now?

A:	No. Promptly after the merger is completed, each holder of record as of the effective time of the merger will be sent written instructions for exchanging their stock certificates for the per share merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send stock certificates with your proxy.

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Q:	What constitutes a quorum for the special meeting?

A:	The shares representing a majority of the voting power of all outstanding stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, you will be asked to consider and vote on the approval of the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Q:	Will any proxy solicitors be used in connection with the special meeting?

A:	Yes. To assist in the solicitation of proxies, the Company has engaged Fidelity Transfer Company as its proxy solicitor.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the OTCBB. Under specified circumstances, we may be required to pay Parent a termination fee in connection with the merger not being completed. See “The merger agreement—Termination, Termination Fee and Amendment” beginning on page 93.

Q:	What regulatory approvals are needed to complete the merger?

A:	We are not aware of any required regulatory approvals in connection with the merger other than filing articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders, obtaining the approval of the applicable governmental authority under the PRC AML Rules, and generally complying with U.S. federal securities laws applicable to the merger and the other transactions contemplated under the merger agreement.

Q:	When is the merger expected to be completed?

A:	We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the third quarter of 2014, but we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain the required shareholder approvals and the other closing conditions under the merger agreement must be satisfied or waived.

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Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding Company common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Are any of the Company’s named executive officers entitled to any “golden parachute compensation” in connection with the merger?

A:	No. The Company does not have any arrangements or understandings with its named executive officers concerning any type of compensation that is based on or otherwise relates to the merger. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Section 14A of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act is not applicable to the merger.

Q:	Will the merger be taxable to me?

A:	For a U.S. Holder (as defined and subject to the qualifications described in “The Merger – Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 69), the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received by that shareholder in the merger and that shareholder’s adjusted tax basis in the shares of Company common stock exchanged for cash in the merger. Because individual circumstances may differ, we recommend that you consult your tax advisor to determine the particular tax effects to you. See “Special Factors – Material U.S. Federal Income Tax Consequences” beginning on page 69 for a description of the material U.S. federal income tax consequences of the Merger.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting. Please do not send your stock certificates with your proxy card. If you elect to exercise dissenters’ rights, you must send a timely written notice of your intent to demand payment for your shares to us at the address set forth on page 99 of this proxy statement, which demand must be received by us before the shareholder vote is taken to approve the merger, and you must comply with all other applicable provisions of Utah law.

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Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of the proxy materials, you should contact Fidelity Transfer Company at U.S. telephone number 1-801-562-1300.

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Special factors

Background of the Merger

The process that has brought us to ask our shareholders to approve the merger which is the subject of this proxy statement began approximately two and a half years ago. On October 25, 2011, the Board of Directors of the Company convened a special meeting to discuss a letter to the Board from Mr. Yuchuan Liu, our Chairman and Chief Executive Officer. In that letter, dated October 20, 2011, Mr. Liu advised the Board that he was considering the feasibility of developing a proposal to acquire all the outstanding shares of common stock of the Company not then owned by him in a going private transaction.

At the October 25, 2011 special meeting of the Board, Mr. Liu explained that, the Company’s financial and operating levels then existing, and which he thought would be likely to continue for the foreseeable future, combined with the public market conditions affecting the Company’s stock, would hinder the Company’s ability to borrow the money it would need, or to raise funds in the capital markets to expand its market penetration and achieve long term growth and profitability. He concluded by advising the Board that the Company’s low stock price and trading volume provided very limited liquidity to the Company’s shareholders, and that he believed that taking the Company private would provide immediate liquidity to the shareholders while enhancing the Company’s future prospects, as a privately held company, to obtain the resources it would need to expand its business operations. Mr. Liu indicated that he had not determined the amount of the purchase price that he might offer.

In discussing the views expressed by Mr. Liu, the Board agreed that recent trading prices for the Company’s common stock had undervalued the Company and posed potential longer term problems regarding the Company’s prospects for raising capital and growing its business. Based upon that conclusion, the Board decided to investigate a potential sale or business combination of the Company that might bring value to the Company’s shareholders, including a “going private” transaction with Mr. Liu. The Board then discussed the Board’s fiduciary duties in light of the letter from Mr. Liu, including the advisability of establishing a special committee of the Board to consider potential transactions and manage any negotiations with Mr. Liu or any other parties that arise. Mr. Liu recused himself from membership on such a special committee due to his potential participation in a going private transaction.

In order to begin that process, the Board appointed Robert I. Adler, Jennifer Li and Chongjun Duan, all of whom are independent directors of the Company, to form a special committee authorized and empowered to (i) consider, evaluate, investigate, and negotiate the terms and conditions of potential sale or business combination transactions, (ii) reject or discontinue pursuing any or all potential combination transactions if the special committee were to determine that doing so would be in the best interests of the Company’s shareholders, and (iii) make reports and recommendations to the entire Board with respect to the foregoing.

That same day, the special committee held its first meeting at which its members appointed Mr. Adler as the committee’s chairman, and authorized Mr. Adler and Ms. Li to conduct a search for counsel to represent the special committee.

During the ensuing period of approximately three weeks, Mr. Adler and Ms. Li identified and interviewed attorneys at several law firms who were known to specialize in representing committees of independent directors of publicly held companies in endeavors such as those which the special committee had been charged to undertake. Upon completing that search, the special committee, at a meeting held on November 18, 2011, decided to engage Arent Fox LLP (“Arent Fox”) as its counsel. In making that decision, the special committee took into consideration the absence of any prior client relationships between Arent Fox and the Company or Mr. Liu, as well as Arent Fox’s knowledge, experience and cost effectiveness in representing special committees in going private transactions, in general, and, in particular, in representing the special committees of US publicly traded parent companies of Chinese operating companies.

Between November 19, 2011 and December 14, 2011, Mr. Adler and Ms. Li identified and interviewed several financial advisory firms who had significant experience in assisting special committees in mergers and acquisitions, including going private transactions. These firms included William Blair & Company (“Blair”) and three other firms.  Houlihan Lokey was not included among those other firms.  At a telephonic meeting held on December 14, 2011 with Arent Fox, the special committee, after discussing Mr. Adler’s and Ms. Li’s findings, appointed Blair as its financial advisor. The special committee’s selection of Blair was based upon, among other reasons, the fact that it had not previously represented Mr. Liu or the Company, its reputation as a nationally recognized investment banking firm and because, as part of its investment banking business, Blair is regularly engaged in the valuation of businesses, especially in China. In selecting Blair, the special committee also considered as important factors Blair’s experience in China, as well as the fact that it has offices in China at which it maintains a permanent staff of investment analysts and investment bankers who primarily focus on Chinese business enterprises.

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On April 28, 2012, Mr. Liu delivered a preliminary non-binding proposal to the Board which expressed his interest in acquiring all of the outstanding shares of the Company that he did not own, directly or indirectly, at a price of $.48 per share. He further explained that he expected to pay for the acquisition through a combination of debt and equity financing and that he had already begun discussions with various potential providers of the funds he would need.

Over the next several weeks, the special committee and representatives of Blair discussed certain preliminary financial and valuation information regarding the Company and its shares, and it discussed with Blair and with Arent Fox, various questions regarding the Company’s outstanding convertible debt securities, and the potential impact of the continuing existence of those securities upon any transaction that might be undertaken.

In mid-May 2012, Blair provided a written presentation to the special committee containing preliminary financial and valuation information regarding the Company and its shares. A copy of that written presentation has been attached as Exhibit (c)(4) to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the proposed transaction. Prior to providing the presentation, Blair visited the Company’s headquarters and conducted on-site due diligence, including interviews with senior management and a review of the Company’s historical financial results, certain audited financial statements, and certain financial forecasts. In its presentation, Blair providedits valuation findings to the special committee, including:

•	a comparable public companies analysis – a trading multiple analysis based on companies with operations similar to various business segments operated by the Company;

•	a comparable mergers and acquisitions transaction analysis – a transaction multiple analysis based on transactions involving target companies with operations similar to various business segments operated by the Company;

•	a discounted cash flow analysis – an analysis of the implied present value of the Company’s common stock based on projected free cash flows and a terminal value as of December 31, 2016 that Blair derived from forecasts provided to it by the Company; and

•	a premiums paid analysis – an analysis of the premiums paid in transactions involving the acquisition of 100% of the equity of publicly traded companies for prices not exceeding $100 million during the period between January 2006 and April 2012.

Based upon the information contained in that presentation, and discussions that members of the special committee held with representatives of Blair and with Arent Fox regarding the Company’s outstanding convertible debt securities, and the potential impact of the continuing existence of those securities upon any transaction that might be undertaken, the special committee concluded that it should seek a higher per share purchase price than the $.48 per share that Mr. Liu was then offering to pay.

On May 21, 2012, Arent Fox delivered a letter to Mr. Liu advising him that the special committee and its representatives were prepared to commence discussions with him, but that the special committee would not be in a position to make any positive recommendations to the Board with respect to any transaction that he and the special committee might ultimately negotiate unless and until it was assured that:

•	he had sufficient financing in place to complete any transaction that may be negotiated; and

•	he had successfully dealt with any outstanding issues regarding the rights and entitlements of the holders of the Company’s convertible debt securities.

During discussions that took place on June 21, 2012, Blair and Mr. Liu discussed, and Mr. Liu advised Blair that he agreed:

•	to increase the proposed purchase price from $.48 per share to $.52 per share;

•	to pay a $2,000,000 breakup fee to the Company in the event that he failed to close the proposed acquisition through no fault of the Company, provided, that, the Company would pay a $1,000,000 breakup fee to Mr. Liu in the event that it failed to close the proposed acquisition through no fault of Mr. Liu; and

•	that the merger agreement to be executed would provide for a 40 day “go shop” period during which the Company would be entitled to actively solicit other potential buyers who might be interested in acquiring the Company to submit offers to the special committee.

Also, in June 2012, the attorney at Arent Fox who had been representing the special committee left that firm and affiliated with Ohrenstein & Brown LLP (“O&B”). Inasmuch as the special committee had engaged the services of Arent Fox primarily due to that attorney’s experience and familiarity with going private transactions involving Chinese companies in the oil and gas industry whose securities were traded in the US public markets, and that were subject to US securities laws and regulations, the special committee decided to engage O&B as its counsel, so that it could continue working with that attorney.

On July 3, 2012, the special committee held a telephonic meeting with its counsel and representatives of Blair. At that meeting, the committee members discussed the results of Blair’s June 21, 2012 negotiations with Mr. Liu and decided upon further matters to be addressed during the meeting that Blair and Mr. Liu intended to have on the following day. Also on that day, O&B agreed with Winston & Strawn LLP (“Winston”), Mr. Liu’s counsel, that Mr. Liu’s proposed financing party would be permitted to conduct a due diligence investigation with respect to the Company.

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On July 4, 2012, Blair advised the special committee that, pursuant to instructions given by the special committee to Blair at the July 3, 2012 special committee meeting, Blair discussed with Mr. Liu, and he agreed to, an increase in the proposed purchase price to $.55 per share. Blair also stated that they had negotiated:

•	a termination fee to be paid by the Company to Mr. Liu in the event that, as a result of the “go shop” solicitation, the Board decided to accept a “Superior Proposal” from another bidder for the Company;

•	a termination fee to be paid by Mr. Liu to the Company in the event that he failed to close the proposed acquisition through no fault of the Company; and

•	a “majority of the minority” voting process that would require that a majority of the outstanding shares of company common stock held by the unaffiliated shareholders, meaning shareholders other than Mr. Liu and persons or entities affiliated with him, would have to vote in favor of authorizing Mr. Liu’s proposed acquisition of the Company.

On July 5, 2012, O&B advised Winston that the special committee was prepared to go forward with the proposed acquisition on the terms that Blair and Mr. Liu had agreed upon on June 21, 2012 and July 4, 2012, subject to the completion of an acceptable merger agreement and the special committee’s satisfactory completion of due diligence with regard to Mr. Liu’s financing party. The attorneys also agreed that Winston would prepare and deliver a draft merger agreement to O&B, while Mr. Liu and his financing party would concurrently proceed with due diligence and the negotiation of financing agreements.

On August 7, 2012, in response to O&B’s inquiry to Winston regarding the status of the proposed transaction, Winston conveyed to O&B that Mr. Liu indicated that the financing party’s due diligence was then ongoing, but that he did not want the merger agreement process to get ahead of the financing process.

On August 7, 2012, O&B advised the special committee of its discussion with Winston and that Winston had not yet delivered the draft merger agreement that it had prepared because, due to Mr. Liu’s travel schedule, he had not yet provided his comments regarding the draft.

Neither the special committee nor its representatives ever received a proposed merger agreement from Mr. Liu. As a result, the special committee reached the conclusion that Mr. Liu’s negotiations with his proposed financing party had ended without reaching a satisfactory agreement.

In July 2013, as the Company continued to pursue long-term financing to support and expand its existing businesses, Mr. Liu, in his capacity as chief executive officer of the Company, was approached by an affiliate of the private equity arm of Morgan Stanley & Co. (“Morgan Stanley”) (such affiliate, “MS Affiliate”) on a highly preliminary basis in connection with a potential financing transaction involving the Company. MS Affiliate, as a private equity investor, actively seeks investment opportunities from time to time. MS Affiliate contacted the Company due to its belief that the Company could potentially be a suitable target for investment. At the time, MS Affiliate had not decided on the type of investment it wished to make with respect to the Company. On July 16, 2013, the Company and MS Affiliate entered into a confidentiality agreement which allowed MS Affiliate and its representatives to receive confidential information from the Company for evaluating a potential investment in the Company. Over the course of the next two months, MS Affiliate explored the possibility of a number of different types of transactions involving the Company, including the possibility of a going private transaction, and initiated preliminary discussions with Mr. Liu to further consider whether he would be interested in participating in a transaction. In July 2013, MS Affiliate retained Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as legal counsel. As the due diligence efforts of MS Affiliate progressed, MS Affiliate wished to further evaluate the option of a going private transaction of the Company that involved Mr. Liu. MS Affiliate thus approached the Company and Mr. Liu to advise them of MS Affiliates’ interest in conducting further due diligence in connection with a potential going private transaction involving the Company and Mr. Liu. In September 2013, the special committee was advised that MS Affiliate would like to conduct due diligence in connection with financing a potential going private transaction involving the Company and Mr. Liu, and would like to execute a new confidentiality agreement with the Company containing terms customarily used in going private transactions. On September 10, 2013, the special committee instructed the Company to enter into such a confidentiality agreement with MS Affiliate. From September 2013 through the delivery of the going private proposal as described below, MS Affiliate and Mr. Liu continued to discuss the feasibility of a potential going private transaction with the Company. Shortly before the delivery of the going private proposal, MS Affiliate discussed with Mr. Liu potential terms of their cooperation in the event MS Affiliate and Mr. Liu should decide to pursue a going private transaction together.

In November 2013, Mr. Yao Liang Ren (“Mr. Yao”), a shareholder, visited the Company’s headquarters, announced that he owned 5% of the Company’s shares and expressed an interest in meeting Mr. Liu. Shortly thereafter, Mr. Liu met briefly with Mr. Yao and an associate. At this meeting, Mr. Yao did not express an interest in making an offer for the Company.

On December 8, 2013, the special committee received a letter from Mr. Liu and MSPEA Gas Holdings Limited (“MSPEA”), a special purpose vehicle ultimately controlled by the private equity arm of Morgan Stanley. That letter stated Mr. Liu’s and MSPEA’s non-binding indication of interest to acquire all of the outstanding shares of the Company not held directly or indirectly by Mr. Liu at a purchase price of $.50 per share. The letter further stated that Mr. Liu and MSPEA had agreed:

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•	to execute a consortium agreement and form a consortium to acquire the Company (the “buyer group”) and to work with each other on an exclusive basis in pursuing the acquisition;

•	to form an acquisition vehicle for the purpose of pursuing the acquisition;

•	to finance the acquisition with equity capital provided by Mr. Liu and MSPEA in the form of cash;

•	that Skadden would act as legal advisor to the buyer group in connection with the proposed transaction; and

•	that Mr. Liu and certain of his affiliates and other members of management of the Company would roll over their equity in the Company to the acquisition vehicle.

Between December 8, 2013 and December 12, 2013, the special committee engaged in discussions with Blair regarding its continued participation as the special committee’s financial advisor. Blair advised the special committee that, due to the passage of time, and the additional work that it would have to undertake to refamiliarize itself with the Company’s business and financial condition, Blair would not be interested in continuing its engagement in the absence of an increase in its fee. As a result thereof, the special committee decided to meet with representatives of Houlihan Lokey (China) Limited (“Houlihan Lokey”) regarding that firm’s interest in serving as the special committee’s financial advisor. Based upon those discussions, the special committee decided to engage Houlihan Lokey in lieu of renegotiating its agreement with Blair. The special committee’s selection of Houlihan Lokey was based upon substantially the same factors that it considered important in selecting its prior financial advisor, including:

•	Houlihan Lokey’s reputation as an internationally recognized investment banking firm;

•	Houlihan Lokey’s continual engagement, as part of its investment banking business, in the valuation of businesses, especially in China;

•	Houlihan Lokey’s experience in China;

•	the fact that it has offices in China at which it maintains a permanent staff of investment bankers who primarily focus on Chinese business enterprises; and

•	the fact that, in the previous two years, Houlihan Lokey had not provided services to the Company, Mr. Liu or any member of the buyer group nor collected any fees from the Company, Mr. Liu or any member of the buyer group.

The special committee was aware of several past engagements between Houlihan Lokey and an entity affiliated with Morgan Stanley, and concluded that since these past engagements were unrelated to the present proposed transaction and were conducted at arms’ length, they would not constitute any conflict of interest or otherwise affect Houlihan Lokey’s ability to adequately perform its duties as financial advisor to the special committee.

On December 13, 2013, the special committee, representatives of MSPEA and attorneys from Skadden held a teleconference to discuss a potential timeline for negotiating and completing the proposed acquisition, the timing and scope of due diligence to be conducted by the buyer group and the drafting of transaction documents.

On December 14, 2013, O&B advised Skadden that the special committee would like the merger agreement to include terms providing for a “go shop” solicitation process and a “majority of the minority” voting requirement. O&B pointed out that as Lead Fame, an existing shareholder of the Company, owned more than forty percent of the Company’s outstanding common shares, it can approve the transaction with Mr. Liu alone if the two had formed such an understanding. The buyer group advised the special committee through Skadden that no communication had taken place between the buyer group and Lead Fame with respect to the transaction. The Company and special committee likewise did not have any communications with Lead Fame concerning the merger.

On December 26, 2013, the special committee and O&B held a telephonic meeting to discuss various provisions of the draft merger agreement that O&B had received from Skadden on December 18, 2013. During the meeting O&B described the various provisions of the draft agreement, in general, and discussed three proposed provisions, in particular, that could impact the Company’s ability to terminate the agreement if it received, subsequent to the signing of that agreement, a proposal to engage in an alternative transaction with a different potential buyer. Those three provisions were:

•	a “force the vote” provision which would contractually obligate the Company to hold a special meeting of the shareholders to vote upon approval of the merger agreement with the buyer group, even if the Board decided to withdraw its recommendation that the shareholders approve that agreement, and instead, had decided to pursue an alternative transaction which it believed would provide a better outcome for the shareholders unaffiliated with the buyer group;

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•	a provision denying the Company the right to terminate the merger agreement upon the occurrence of, among other things, the Company’s receipt of an alternative proposal that, after negotiations with that alterative buyer, would lead to a better deal for the unaffiliated shareholders and/or a change of the Board’s recommendation to approve the deal the Company has made with the buyer group; and

•	a so called “no shop” provision which, unlike a “go shop” provision, would prevent the Company from actively seeking an alternative transaction, and instead, would only permit it to take actions in the event that it received an unsolicited offer from a third party to engage in an alternative transaction.

O&B also advised the special committee that the draft merger agreement did not contain a set of “majority of the minority” voting provisions.

After discussing the points raised by its counsel, the special committee instructed O&B to seek:

•	exclusion of the force the vote provisions;

•	inclusion of termination rights triggered by the Company’s receipt of credible alternative acquisition proposals which lead the special committee and the Board to conclude that a superior proposal has been made; and a change in the Board’s recommendation regarding the buyer group’s deal;

•	replacement of the no-shop provisions with go-shop provisions; and

•	inclusion of majority of the minority voting provisions.

The special committee further advised its counsel that, subject to receipt of the views of the special committee’s financial advisor, in order to facilitate the buyer group’s acceptance of the special committee’s positions regarding force the vote, termination rights and majority of the minority voting, the special committee would be willing to keep the no-shop provisions in place.

On December 27, 2013, O&B discussed with Houlihan Lokey the matters raised during the special committee meeting held on the preceding day.

On December 31, 2013, O&B sent a revised draft of the proposed merger agreement to Skadden which, among other proposed modifications and changes to the buyer group’s initial draft of the merger agreement, deleted the force the vote provisions, replaced the no-shop provisions with go-shop provisions, and included termination rights triggered by the Company’s receipt of credible alternative acquisition proposals and the Board’s determination to change its recommendation, as well as majority of the minority voting provisions.

On January 13, 2014, O&B delivered a revised draft of the merger agreement to Skadden which contained additional proposed changes suggested by Cadwalader Wickersham & Taft LLP (“Cadwalader”), the Company’s counsel, solely as to the representations and warranties made by the Company in the merger agreement.

At various times during the period between January 13 and 23, 2014, Houlihan Lokey conducted due diligence meetings with members of the Company’s management.

In or around this time period, Mr. Yao engaged the Company in discussions regarding a potential financing or other investment in the Company. On January 20, 2014, Mr. Yao and the Company entered into a non-disclosure agreement. In connection with these discussions, the Company provided Mr. Yao with certain confidential materials relating to a subsidiary’s ongoing projects. At this time, Mr. Yao did not express an interest in making an offer for the Company.

On January 23, 2014, the special committee held a telephonic meeting with its counsel and representatives of Houlihan Lokey. During that meeting Houlihan Lokey discussed in summary its due diligence findings regarding the Company’s operating and financial condition and reviewed with the special committee certain financial considerations with respect to the proposed transaction, including the Company's stock trading history and other market data and implied multiples based on projections for fiscal years 2014 through 2018 prepared by the Company's management and publicly available information. In discussing the financial considerations presented by the representatives of Houlihan Lokey, the special committee discussed the various valuation methods that can be employed, and the criteria for selecting the different groups of companies included in the list of selected companies and the transactions included in the list of selected transactions.

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After Houlihan Lokey’s representatives left the meeting, the special committee discussed the Company’s present financial and operating condition, the growth issues facing the Company, and the current climate regarding going private transactions. Based upon those considerations, the special committee instructed Houlihan Lokey to engage in negotiations with the buyer group to seek a price increase.

On February 24, 2014, representatives of Houlihan Lokey and the buyer group engaged in discussions regarding the acquisition price to be paid for the Company. During those discussions, Houlihan Lokey stated that the special committee would not accept the current offer of $.50 per share. The buyer group’s representative responded by indicating that that a price increase of a few cents per share might be acceptable to the buyer group.

In the last week of February 2014, representatives of Zhongyu, a company listed in Hong Kong contacted MSPEA to discuss MSPEA’s and Mr. Liu’s proposed transaction. Representatives of MSPEA and of Zhongyu then met during the first week of March 2014. During the meeting, representatives of Zhongyu expressed an interest to further explore the idea of potentially joining the buyer group on a non-binding basis.  In the following three days, MSPEA and Liu had multiple discussions regarding the potential implication of Zhongyu’s proposed participation to the terms of the proposed transaction and the business and operation of the Company after closing the going private transaction.  MSPEA and Mr. Liu concluded that although the addition of a strategic partner could result in an increase in the purchase price over the price that a financial buyer like MSPEA would be willing to pay, having a strategic partner could also generate synergies between the two companies’ business operations, making room for the buyer group to meet demand for price increase from the special committee, and ultimately improving chances of securing support from existing shareholders of the Company, who will benefit from such a higher price.

On March 7, 2014, Skadden advised O&B that a company listed on the Hong Kong Stock Exchange with similar businesses as the Company, which was then identified as “Company A,” had expressed an interest in joining the buyer group’s effort to acquire the Company; that the buyer group was interested in going forward on that basis; and that the buyer group wanted to know if the special committee would be willing to permit Company A to conduct due diligence.

On March 10, 2014, the special committee held a telephonic meeting with its counsel and representatives of Houlihan Lokey to discuss the buyer group’s interest in adding a strategic buyer as a member of the buyer group. After that meeting, O&B informed Skadden that the special committee was willing to accommodate the buyer group’s request but only if certain conditions were put in place.  Those conditions included the following:

•	Houlihan Lokey would have to meet with executives of Company A and be given an opportunity to assess its bona fide intention and motivations;

•	a limit would have to be placed on the amount of time Company A could spend on due diligence before deciding whether to join the buyer group; and

•	the buyer group would have to be willing to increase its offer price, conditioned upon Company A’s decision to join the consortium.

Additionally, the special committee instructed Houlihan Lokey to inquire whether Company A or any of its affiliates and/or any other party who may have intended to engage with Company A in its effort to acquire the Company owned any shares of the Company’s stock and, if so, the aggregate amount of such shares. After being advised by the buyer group that the special committee’s conditions were acceptable and that Company A and its affiliates do not own any shares of the Company’s stock, O&B, Skadden and counsel to Company A prepared a non-disclosure agreement concerning Company A, at which point the committee learned that Company A was Zhongyu.

On March 11, 2014, a representative of Houlihan Lokey met with representatives of MSPEA and Zhongyu. Immediately after that meeting, representatives of Houlihan Lokey and counsel for O&B spoke with representatives of MSPEA and Skadden. Based upon the information that Houlihan Lokey and O&B learned at that meeting and during that teleconference, O&B then provided information to the special committee about Zhongyu, its presence in the same industry served by the Company, its financial condition and its status as a company listed on the Hong Kong Stock Exchange. The special committee was also advised at that time, that:

•

Mr. Liu and the chairman of Zhongyu are acquainted with one another by reason of the fact that they are veterans of  the Chinese natural gas industry and their participation in industry-related events from time to time;

•	Zhongyu had approached the Company approximately five – six years ago with regard to entering into a cooperation agreement, but those discussions did not progress;

•	in July 2013, the chairman of Zhongyu informally mentioned to Mr. Liu at a casual meeting that Zhongyu might be looking to acquire assets to expand its operations. In this regard, the chairman of Zhongyu inquired generally whether the Company might be interested in selling certain assets. As the chairman of Zhongyu and Mr. Liu did not engage in any further discussion beyond such preliminary inquiry and Zhongyu did not follow up with any concrete proposal (and never provided a dollar amount for any proposal), the Company did not further respond;

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•	when Zhongyu read the public announcement that the buyer group had submitted a non-binding proposal to acquire the Company, it once again began to explore the possibilities of a transaction with the Company;

•	however, as a company listed on the Hong Kong Stock Exchange with no experience with acquisitions of US publicly traded companies, and being aware of the complexities and litigation risk involved in taking a US publicly traded company private, Zhongyu was unwilling to engage in a hostile bidding process for the Company;

•	Zhongyu therefore, contacted MSPEA in late February 2014 to find out whether it would be possible to join the buyer group as a strategic partner;

•	MSPEA acknowledged that the addition of a strategic partner could result in an increase in the purchase price over the price that a financial buyer like MSPEA would be willing to pay;

•	MSPEA also assured Houlihan Lokey that Zhongyu would not conduct any independent due diligence with or at the Company, and instead, would limit its due diligence to a review of the due diligence materials assembled by MSPEA; and

•	Zhongyu’s entire due diligence effort would take no more than two weeks, and that, if Zhongyu decided to join the buyer group, the buyer group would be in a position to provide any increased price offer within a short period of time.

On March 11, 2014, the special committee met with O&B and with a representative of Houlihan Lokey. The committee members discussed whether to permit Zhongyu to conduct due diligence under the conditions that had been explained to them. Subsequent to the meeting with the special committee, O&B advised Skadden that the special committee had agreed to a hiatus in the negotiations of not more than 14 days, so that

•	Zhongyu could conduct its due diligence; and

•	the buyer group could negotiate a revised consortium agreement that would include Zhongyu in the event that it decided to go forward as part of the buyer group.

On March 21, 2014, the special committee received a letter containing an unsolicited indication of interest from another company listed on the Hong Kong Stock Exchange (“Company B”). Company B is engaged in business operations similar to, but more diversified than, those conducted by the Company. In that letter, Company B explained that it was interested in acquiring all of the outstanding shares of the Company, and would like to conduct due diligence. The letter also stated that Company B had not yet arranged any financing for an acquisition of the Company.

On March 23, 2014, as authorized by the special committee, Houlihan Lokey, on behalf of the special committee, engaged in preliminary discussions with executives of Company B, and O&B communicated with Company B’s counsel.

During those discussions, Houlihan Lokey asked Company B to address, and in its communication, O&B asked Company B’s counsel to address, the following questions:

•	Did Company B, any of its affiliates and/or any other party who may have intended to engage with Company B in its effort to acquire the Company own any shares of the Company’s stock, and if so, how much in the aggregate?

•	What was the indicative value that Company B was considering as a purchase price?

•	If other than all cash, what were the details of the proposed consideration for the acquisition?

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•	Did Company B have sufficient cash on hand to pay that purchase price, and if not, how quickly and from what sources would it be able to obtain the cash that it would need?

•	If Company B acquired the Company, what were its present intentions regarding the continuing roles of the Company’s management?

•	And, what was the timeline that Company B envisioned for completing its due diligence?

On March 25, 2014, Company B responded that neither it nor any of its affiliates owned any shares of the Company’s stock, that it had sufficient cash on hand to pay the entire purchase price for the Company, and that it had not made any decisions about any continuing roles for the Company’s management. Company B’s response did not indicate how much it might be willing to pay for the Company’s outstanding shares or how long Company B thought it would need to conduct its due diligence investigation. At the direction of the special committee, Houlihan Lokey communicated to Company B that, because the special committee was already in advanced stages of negotiations with the buyer group, the special committee needed to have a more concrete understanding of Company B’s view on price, in order to determine if it made sense to go forward with Company B at that time.

Between early March and March 25, 2014, Zhongyu, MSPEA and Mr. Liu engaged in several conversations regarding potential terms of their cooperation, including the shareholding structure after the transaction, in the event Zhongyu were to join the buyer group.

Also on March 25, 2014, Skadden submitted a revised offer from the buyer group to O&B. That new offer to purchase all outstanding shares not owned directly or indirectly by Mr. Liu was more than doubled from $.50 per share to $1.10 per share, but was conditioned upon the special committee’s agreement to the following conditions:

•	the merger agreement would have to contain a “no shop” provision;

•	in the event the Company terminated the merger agreement for reasons other than the buyer group’s failure to finance the merger or other material breach of the merger agreement, the Company would be liable to pay a termination fee to the buyer group at the higher end of market plus full reimbursement of expenses incurred by the buyer group in connection with the proposed transaction;

•	approval of the transaction would be subject to the statutory vote threshold of a simple majority of the Company's issued and outstanding shares, instead of a majority of unaffiliated shares; and

•	the revised offer was subject to withdrawal unless the special committee accepted the revised terms on or before March 31, 2014.

Later on March 25, 2014, the special committee met with Houlihan Lokey and O&B to discuss:

•	the buyer group’s revised offer; and

•	whether to proceed with Company B in light of the buyer group’s revised offer.

The special committee considered the revised offer from the buyer group to be very attractive, particularly when informed by Houlihan Lokey that such increase compared favorably to the levels of increases in offer price in previous going private transactions involving China based U.S. issuers.

The special committee also concluded that, inasmuch as it had been almost two years since Mr. Liu first delivered his going private proposal on April 28, 2012, any potential buyer who might be interested in acquiring the Company most likely knew that it was “for sale.” Therefore, if any of such potential buyers still harbored an interest in acquiring the Company, the absence of a “go shop” provision or a “no shop” provision should not influence their decision to submit a bid inasmuch as they would have the ability to do so during a “no shop” period as readily as during a “go shop” period.

The special committee also concluded that, inasmuch as Mr. Liu most likely was not, by himself, in a position to dictate or overly influence the outcome of a shareholder vote, due to the fact that Mr. Liu owns only 11.3% of the shares of the Company, the Company did not need the protections that a majority of the minority voting requirement might otherwise provide.

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However, the special committee was concerned that acceptance of a “no shop” provision, coupled with a high breakup fee, might be viewed as too much of a deterrent to other parties who might be interested in bidding.

Houlihan Lokey also discussed with the special committee that another potential issue the special committee might have to face if it decided to permit Company B to conduct due diligence was that, by reason of the fact that it was substantially owned by a Chinese governmental entity, Company B might require a long period of time to conduct its due diligence, followed by more time for the making of any decision to negotiate an acquisition.

A significant concern expressed by the special committee was the possibility that, if Company B were permitted to conduct due diligence which extended well beyond March 31, 2014, and the buyer group decided to withdraw its revised offer, then a decision by Company B not to go forward after it completed its due diligence could place the Company in the position of having lost an offer from a buyer group consisting of reputable institutions and the chairman of the Company with secured financing that, in its judgment, was attractive, without having secured a better offer from Company B.

Due to the potentially significant nature of that concern, the members of the special committee expressed an interest in fashioning a mechanism that would assist them in determining the bona fide nature of Company B’s interest, and at the same time, provide the Company with both a means to recoup the expenses it had incurred and meaningful compensation in the event that the Buyer Group withdrew its offer and Company B chose not to go forward. The special committee sought to accomplish those goals by conditioning its grant of permission to Company B to conduct due diligence upon Company B’s agreement to make a good faith deposit of $10 million which would be credited against the purchase price, but which only would be refunded in the event that Company B made a binding offer in excess of $1.10 per share. That $10 million amount was not due to any strict requirement of the law and the special committee had not performed any study of market practice with respect to deposits, or sought any advice from any third party advisor with respect to the same. It was determined upon the basis of the special committee’s conclusions regarding the potential loss for the Company in losing a deal with the buyer group, including among other things the amount of the Company’s expenses that had been and would be spent on the proposed transaction, and its view as to what would be a reasonable amount to confirm the seriousness of Company B’s interest in pursuing a transaction that would result in a purchase price in excess of the price then offered by the buyer group. Pursuant to the special committee’s instructions, Houlihan Lokey advised Company B’s representatives that the special committee was requesting that Company B agree to the foregoing condition in order to be able to conduct due diligence. Company B rejected the special committee’s request but, as noted below, Houlihan Lokey and Company B’s representatives continued to engage in preliminary discussions, and the special committee continued to consider over the next several days the information provided to Houlihan Lokey by Company B as it clarified or modified its negotiating positions.

On March 26, 2014, representatives of Houlihan Lokey, on behalf of the special committee, engaged in separate conversations with representatives of Company B and the buyer group. At a telephonic meeting of the special committee held later that evening, Houlihan Lokey reported to the special committee and its counsel that Company B’s representatives had initially stated that their indicative value for acquiring the Company was approximately $2.00 per share, but Company B’s representatives subsequently lowered that value later in the day to approximately $1.45 per share. Houlihan Lokey also communicated to the committee that Company B would not be willing to pay a deposit in order to be able to conduct due diligence. Although the special committee noted favorably that the indicative value was higher than the buyer group’s revised offer, the concerns regarding Company B’s ability to act quickly enough that had been previously discussed, coupled with the uncertainty as to whether Company B’s board of directors had authorized the $1.45 per share value mentioned during Houlihan Lokey’s discussions with Company B’s representatives, led the special committee to question whether, under those circumstances, Company B’s proposal could be considered credible. In order to address that question, the special committee requested that Houlihan Lokey seek from Company B’s representatives a written proposal providing a timeline for the completion of its due diligence investigation and confirming that Company B’s board of directors had authorized its representatives to convey their company’s interest to pay approximately $1.45 per share for the Company.

Houlihan Lokey also noted at the special committee meeting that the buyer group was pressing for a response to its revised offer, that they were willing to discuss the key terms, such as price and voting requirements and that they would like to receive an update regarding the special committee’s interactions with Company B.

On March 27, 2014, O&B advised Skadden that the special committee would not be willing to agree to a high breakup fee if it were coupled with a “no shop” provision because the special committee believed such a coupling would limit other potential buyers’ interest in submitting a higher bid.

Also, on the same day, at a telephonic meeting of the special committee, Houlihan Lokey advised the special committee and its counsel that it had been advised by representatives of Company B, who did not provide the written proposal as requested by the special committee, that:

•	while its management was supportive of the transaction at the $1.45 indicated price, its board of directors had not been made aware of the efforts that Company B had been making with regard to the Company; and

•	Company B’s due diligence investigation would take approximately two to three months.

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After considering the information presented, the special committee concluded that:

•	at that time, Company B did not appear to be in a position to move forward in the efficient and expeditious manner that it would have to demonstrate in order for the special committee to be able to consider Company B’s proposal as viable and credible;

•	due to the fact that Company B’s board of directors had not authorized the $1.45 per share price mentioned by Company B’s representatives, the special committee could not consider that price to be a firm offer; and

•	in order to avoid the risk of losing an opportunity to complete a transaction, it would be better to go forward with the buyer group, as long as they were willing to increase their offer to a price closer to the $1.45 per share mentioned by Company B, and to reduce the termination fee payable by the Company under the circumstances specified in the merger agreement to a level closer to the level customarily agreed to in comparable transactions.

Accordingly, the special committee instructed Houlihan Lokey to request a higher offer from the buyer group and to advise Company B that they would not be permitted to conduct due diligence at this time.

On March 28, 2014, representatives of Houlihan Lokey, on behalf of the special committee, communicated to the buyer group that the special committee had received a competing offer from Company B, to acquire the Company at approximately $1.45 per share, without discussing the identity of that bidder or any other terms of the offer, and requested that the buyer group submit a higher offer to be considered as their final offer. On the same day the buyer group responded by submitting an offer containing the following terms and conditions:

•	a price of $1.30 per share;

•	inclusion of “no-shop” and statutory majority voting conditions; and

•	a termination fee payable by the Company equal to 4% of the total equity purchase price.

Later that day, the special committee held a telephonic meeting with its counsel and representatives of Houlihan Lokey. The meeting began with Houlihan Lokey reporting that Company B had called to express its continuing interest at the same indicated price, but that it had not changed its view regarding the need to conduct a two to three month due diligence investigation.

Next, Houlihan Lokey reviewed with the special committee the terms and conditions of the buyer group’s final offer. The special committee then discussed with O&B and Houlihan Lokey the previously identified problems that might result from delaying completion of negotiations with the buyer group in order to permit Company B to conduct a lengthy due diligence investigation with no assurance that a board approved offer might eventuate.

The special committee then agreed that, subject to its receipt and approval of presentations by O&B regarding the terms and conditions of the merger agreement, as finally negotiated, and by Houlihan Lokey as to the fairness, from a financial point of view, of the $1.30 per share price proposed to be paid in the merger to the holders of the Company common stock (other than holders of the excluded shares), the special committee was prepared to recommend that the Company’s Board authorize and approve the merger transaction, subject to the approval of the Company’s shareholders.

Between March 28, 2014 and March 31, 2014, the parties completed negotiations regarding the final language of the merger agreement, after which the final draft of the agreement was submitted to all Company Board members for their review and consideration. At about the same time, members of the buyer group negotiated with the special committee the terms of other ancillary documents of the transaction, including (i) an equity commitment letter to be issued by MSPEA in favor of Holdco to fund a portion of the merger consideration; (ii) an equity commitment letter to be executed by Zhongyu in favor of Holdco for the same purpose, (iii) a limited guaranty to be issued by Morgan Stanley Private Equity Asia IV Holdings Limited, Zhongyu and Mr. Liu in favor of the Company to guarantee certain payment obligation of Parent under the merger agreement, (iv) a contribution agreement, pursuant to which Eloten Group Ltd., an entity controlled by Mr. Liu through which he beneficially owns common shares of the Company, will contribute shares of the Company it owns to Parent in exchange for equity interests in Holdco, and (v) a voting agreement, pursuant to which Eloten Group Ltd. undertook to vote the Company shares it owns in favor of the merger at any shareholders meeting convened for the purpose of approving the merger agreement. Members of the buyer group contemplated that immediately prior to the closing of the merger, each of them will acquire equity interests in Holdco (whether by way of cash contribution, as are the cases of MSPEA and Zhongyu, or stock contribution, as is the case of Mr. Liu) at the same purchase price, which shall equal to the per share merger consideration under the merger agreement. Based on the price the buyer group is prepared to offer and the amount each party is prepared to invest in the post closing Company, the parties agreed to acquire the respective beneficial ownership percentage that they each will take in the post closing Company. Neither the special committee nor members of the buyer group have negotiated or held discussions with any other shareholders of the Company or their respective controlling persons with regard to the going private transaction.

On March 30, 2014, Mr. Yao again contacted the Company and stated that he owned or controlled in excess of 10% of the Company’s shares. Mr. Yao expressed an interest in making a proposal to acquire or merge with the Company. Mr. Yao did not provide any indication with respect to the price or the terms of a transaction, nor did he indicate whether he would require financing. Mr. Yao indicated that he would send a proposal to the Board in connection with his intentions. Mr. Yao has never contacted the Board or the Special Committee, and neither he nor any affiliate of Mr. Yao has made a proposal to the Board, the Special Committee, its advisors or the Company.

On April 2, 2014, at a telephonic meeting of the special committee attended by representatives of Houlihan Lokey and counsel for O&B, Houlihan Lokey reviewed and discussed with the special committee its financial analyses (which were delivered by Houlihan Lokey to the special committee in advance of the meeting) with respect to the Company and the proposed transaction. After the special committee members asked questions of and received answers from Houlihan Lokey regarding the presentation, the special committee asked Houlihan Lokey to deliver its opinion. Houlihan Lokey rendered an oral opinion to the special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated April 3, 2014) to the effect that, as of April 2, 2014, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the per share merger consideration to be received by holders of the shares of Company common stock (other than holders of the excluded shares) in the merger is fair, from a financial point of view, to such holders. Please see “- Opinion of the Special Committee's Financial Adviser.”

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Upon completion of Houlihan Lokey’s presentation, the other members of the Company’s Board joined the meeting. O&B then made a presentation to the entire Board regarding the terms, covenants and conditions of the merger agreement. Thereafter, the special committee unanimously recommended that the Board approve, and then recommend that the Company’s shareholders approve, the acquisition of the Company and its subsidiaries by Parent and Merger Sub at a price of $1.30 per share in accordance with the terms, covenants and conditions set forth in the merger agreement, as the same might be amended or modified.

The Company Board, with Mr. Liu abstaining, then unanimously authorized, subject to the approval of the Company’s shareholders, the acquisition of the Company and its subsidiaries, pursuant to the terms, and subject to the conditions of the merger agreement.

On the same day, Parent, Merger Sub, and the Company executed the merger agreement. In connection with the execution of the merger agreement: (i) MSPEA issued an equity commitment letter in favor of Holdco; (ii) Zhongyu issued an equity commitment letter in favor of Holdco, (iii) Morgan Stanley Private Equity Asia IV Holdings Limited, Zhongyu and Mr. Liu executed a limited guarantee in favor of the Company, (iv) Eloten Group Ltd., an entity controlled by Mr. Liu through which he beneficially owns common shares of the Company, executed a contribution agreement with Parent and Holdco, and (v) Eloten Group Ltd. executed a voting agreement with Parent.

On April 16, 2014, the Company and the buyer group amended the merger agreement to delete various force the vote provisions that had been inadvertently left in the draft of the merger agreement that the parties had executed.

On May 9, 2014, Beijing Zhongran WeiYe Gas Co., Ltd., a subsidiary of the Company, entered into a working capital loan agreement with Zhongyu (Henan ) Energy Holdings Limited, a subsidiary of Zhongyu. This loan transaction was negotiated at arms’ length between the parties to fund the borrower’s working capital requirements and the terms of loan are in accordance with market norms in China. The loan transaction was unrelated to the going private transaction. It was reviewed and approved by the Company’s directors, including the independent directors.

Also on May 9, 2014, Mr. Yao commenced a purported class action litigation in Utah state court seeking to enjoin the transaction and asserting claims against the Company, its directors, and members of the buyer group. For more information, please see Litigation Related To Merger.

On June 2, 2014, the Company and the buyer group entered into a second amendment to the merger agreement which, among other things, included regulatory approval by Chinese governmental authorities under the Chinese antitrust laws as a condition to closing and an extension of the termination date of the merger agreement to December 31, 2014. The parties amended the merger agreement to take into account the fact that, based on the Company’s financial conditions as reflected in its most recent annual report filed on Form 10-K, which was filed after the execution of the original merger agreement, the merger may be subject to antitrust regulatory approval by Chinese governmental authorities.

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Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors

The board of directors of the Company determined that it was advisable and in the best interests of the Company and its shareholders to form the special committee consisting only of directors that were independent and unaffiliated with any member of the buyer group or any members of the management of the Company, for the purpose of evaluating strategic alternatives available to the Company on October 25, 2011, after receiving a letter from its chairman, Mr. Yuchuan Liu, indicating that Mr. Liu is exploring the feasibility of taking the Company private. The board of directors of the Company appointed Mr. Robert Adler, Ms. Jennifer Li, and Mr. Chongjun Duan as members of the special committee. The board of directors of the Company delegated power and authority to the special committee in connection with its evaluation of the going private proposal, including the power and authority to (i) consider, evaluate, investigate, and negotiate the terms and conditions of potential sale or business combination transactions, (ii) reject or discontinue pursuing any or all potential combination transactions if the special committee were to determine that doing so would be in the best interests of the Company’s shareholders, and (iii) make reports and recommendations to the entire Board with respect to the foregoing. In connection with the formation of the special committee, our board of directors resolved that it would not approve or recommend to the Company’s shareholders any potential sale of the Company without the favorable recommendation of the special committee.

The special committee, at a meeting held on April 2 (Eastern Time), 2014, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, and recommended that our board of directors adopt resolutions that:

•	determine that the merger agreement, the limited guarantee and the transactions contemplated by the merger agreement and the limited guarantee, including the merger, are advisable and fair to and in the best interests of the Company and the unaffiliated shareholders;

•	approve in all respects, the form, terms, provisions and conditions of the merger agreement, the voting agreement, the contribution agreement, the limited guarantee and the transactions contemplated thereby, including the merger; and

•	submit the merger agreement to the shareholders of the Company for approval at a meeting of the shareholders of the Company, and recommend that the shareholders of the Company vote for the approval of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger.

Later that day on April 2, 2014 (Eastern Time), our board of directors convened a meeting where it received the recommendation of the special committee and approved and adopted the resolutions recommended by the special committee. In reaching these determinations, our board of directors considered and adopted:

•	the special committee’s analyses, conclusions and unanimous determination that the merger agreement, the merger and the other transactions contemplated by the merger agreement were substantively and procedurally fair and advisable to and in the best interest of the Company and its unaffiliated shareholders; and

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•	the special committee’s unanimous recommendation that the board of directors adopt the merger agreement, submit the merger agreement to the Company’s shareholders for approval at a special meeting of the Company’s shareholders and recommend that the shareholders vote for the approval of the merger agreement and the consummation of the merger and other transactions contemplated by the merger agreement.

Mr. Yuchuan Liu was not involved in any of our board of directors’ deliberations concerning the merger agreement and recused himself from the April 2, 2014 (Eastern Time) meeting of our board of directors because of the potential conflicts of interest arising from his roles as an officer and director of the Company and his interest in the transactions contemplated under the merger agreement, including the merger, based on the fact that he was a member of the buyer group whose current equity interest in the Company would be rolled over for an indirect equity interest in the surviving company in the merger. Please see “Special Factors—Interests of Certain Persons in the Merger” beginning on 65 for additional information.

In reaching its determination, the special committee consulted with and received the advice of its legal and financial advisors, discussed certain issues with the Company’s senior management team as well as the Company’s outside legal advisors. In the course of reaching their respective determinations, the special committee and our board of directors considered the following substantive factors and potential benefits of the merger, each of which the special committee and our board of directors believed supported their respective decisions, but which are not listed in any relative order of importance:

•	the current and historical market prices of the shares of Company common stock, including the fact that the $1.30 per share merger consideration represents (a) a 160% premium over the previously announced offer price of $0.5, (b) a 165% premium over the closing price of $0.49 per share of Company common stock as quoted by OTC Bulletin Board on December 6, 2013, (c) a 166% premium to the volume-weighted average price of the Company's common stock during the 30 trading days prior to December 6, 2013, the last trading day prior to the Company's announcement on December 8, 2013 that it had received a "going private" proposal from Mr. Yuchuan Liu and MSPEA, and (d) a price higher than the highest trading price of the Company’s common shares during the course of the past five (5) years;

•	the negotiations with respect to the per share merger consideration and the special committee’s determination that, following extensive negotiations with the buyer group, $1.30 per share was the highest price that the buyer group would offer, with the special committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the special committee and its advisors;

•	the financial analysis reviewed by Houlihan Lokey with our special committee, and the oral opinion rendered to our special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated April 3, 2014) to the effect that, as of April 2, 2014, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the merger consideration to be received by holders of the Shares (other than the excluded shares) in the Merger was fair, from a financial point of view, to such holders. See “The Merger – Opinion of Houlihan Lokey (China) Limited”;

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•	the fact that the $1.30 per share merger consideration would be paid in all cash, which will allow the Company’s unaffiliated shareholders to immediately realize liquidity for their investment and provide them with certainty of the value of their shares of Company common stock;

•	the possibility that it could take a considerable period of time before the trading price of the shares of Company common stock would reach and sustain at the $1.30 per share merger consideration, as adjusted for present value;

•	the limited trading volume of the Company common stock on the OTCBB;

•	estimated forecasts of the Company’s future financial performance prepared by the Company’s management, together with the management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position;

•	the presentation made by Houlihan Lokey to the special committee on April 3, 2014 which reflected implied share equity values for the Company’s common stock based upon its:

o	selected companies analysis which ranged between $1.03 and $1.46;

o	selected transactions analysis which ranged between $1.13 and $1.45; and

o	discounted cash flows analysis which ranged between $0.60 and $1.41;

•	the facts that the $1.30 merger consideration fell

o	within the range of implied values which resulted from the selected companies analysis;

o	within the range of implied values which resulted from the selected transactions analysis; and

o	within the range of implied values which resulted from the discounted cash flows analysis confirmed the special committee’s views that its decision to agree upon the $1.30 per share merger consideration was reasonable when those implied values were considered in relation to the various economic, competitive, financial and operational factors mentioned above that the Company was facing and would continue to face in the foreseeable future.

•	the possible alternatives to the merger (including the possibility of remaining a publicly traded company), and the special committee’s and our board of directors’ assessment that none of these alternatives were reasonably likely to present superior opportunities for the Company or to create greater value for its unaffiliated shareholders than the merger, taking into account risks of execution as well as business, competitive, industry and market risks;

•

although the merger agreement is not subject to the separate approval of the unaffiliated shareholders, the fact that only 11.3% of the outstanding shares have been committed to vote in favor of the merger agreement by Mr. Liu gives the unaffiliated shareholders a meaningful opportunity to vote to approve or reject the merger agreement;

•	the availability of dissenters’ rights under Utah law to the shareholders of the Company who comply with all of the required procedures under the Utah law for exercising dissenters’ rights, which allow such shareholders to demand payment for the fair value of their shares in accordance with applicable Utah law, as may be determined ultimately by a court;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

o	the absence of a financing condition in the merger agreement;

o	the likelihood and anticipated timing of completing the proposed merger in light of the scope of the limited conditions to completion, including the absence of any significant required regulatory approvals;

o	the fact the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Parent will pay the Company a termination fee of $1,992,302 (which represents approximately 3.0% of the purchase price of the Company calculated based on the $1.30 per share merger consideration), the payment of which is guaranteed by the MSPEA IV, ZHONGYU and Mr. Yuchuan Liu; and

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o	the fact that Parent had obtained equity financing commitments for the merger, the limited number and nature of the conditions to the equity financing, and the reputation of the financing sources, each of which, in the reasonable judgment of the special committee, increases the likelihood of such financing being completed;

•	the other terms of the merger agreement and related agreements, including:

o	the Company’s ability, at any time prior to the time the Company shareholders approve the merger agreement, to consider and respond to an unsolicited written acquisition proposal, to furnish confidential information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the special committee, prior to taking any such actions, determines in good faith that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal; and

o	our board of directors’ ability (acting upon the recommendation of the special committee), under certain circumstances, to change its recommendation that shareholders vote to approve the merger agreement;

o	our board of directors’ ability to terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal on the condition that the Company shall pay Parent a termination fee of $2,656,402 (which represents approximately 4.0% of the e purchase price of the Company calculated based on the $1.30 per share merger consideration);

•	the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the special committee, which consists of three independent directors who are unaffiliated with the buyer group or any of the management members of the Company, and that no limitations were placed on the special committee’s authority;

•	the terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on the one hand, and the buyer group and its advisors, on the other hand; and

•	the special committee’s and our board of directors’ belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

In addition, the special committee and our board of directors believed that sufficient procedural safeguards were and are present to ensure that the proposed merger, based upon the terms of the merger agreement, was procedurally fair to the unaffiliated shareholders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated shareholders. These procedural safeguards, which are not listed in any order of importance, include the fact that :

•	the special committee is comprised of three independent directors who are not (and during the entire process were not) (a) affiliated with any member of the buyer group, or (b) employees of the Company or any of its subsidiaries;

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•	the special committee acted to represent solely the interests of the unaffiliated shareholders and the special committee had independent control of the negotiations with the members of the buyer group and their respective advisors on behalf of such unaffiliated shareholders;

•	the special committee was empowered to consider, attend to and take any and all actions in connection with the going private proposal from Mr. Yuchuan Liu and MSPEA and the transactions contemplated thereby from the date the special committee was established, and no evaluation, negotiation, or response regarding the transaction or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to our board of directors;

•	other than their receipt of director and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or board of directors’ recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement, members of the special committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated shareholders;

•	the determination to engage in discussions related to the proposed merger and the consideration and negotiation of the price and other terms of the proposed merger was conducted entirely under the oversight of the members of the special committee without the involvement of Mr. Yuchuan Liu or any other member of the Company’s management and without any limitation on the authority of the special committee to act with respect to any alternative transaction or any related matters;

•	the special committee recognized that it had the authority not to recommend the approval of the merger or any other transaction;

•	the special committee met regularly to consider and review the proposed merger;

•	the special committee’s negotiations with the buyer group resulted in better contractual terms than initially proposed by the buyer group;

•	Ohrenstein & Brown, LLP, the legal counsel to the special committee, had not previously represented the Company before being engaged in June, 2012, and has never represented Mr. Yuchuan Liu;

•

Although the merger agreement is not subject to the approval of the unaffiliated shareholders, the fact that only 11.3% of the outstanding shares have been committed to vote in favor of the merger agreement by Mr. Liu gives the unaffiliated shareholders a meaningful opportunity to vote to approve or reject the merger agreement;

•	under the merger agreement, the board of directors of the Company, based upon unanimous recommendation of the special committee, has the ability to change, withhold, withdraw, qualify or modify our recommendation that our shareholders vote to approve the merger agreement; and

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•	the Company is permitted to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal prior to the receipt of shareholder approval if our board of directors determines (upon recommendation of the special committee) in its good faith judgment that failure to do so would be inconsistent with its fiduciary duties, subject to compliance with the terms and conditions of the merger agreement.

The special committee and our board of directors also considered a variety of potentially negative factors discussed below concerning the merger agreement and the merger, which are not listed in any relative order of importance:

•	the merger agreement contains “no shop” provisions, which prohibits the Company from soliciting alternative transaction proposals from potential third party buyers;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on customers, employees, suppliers, and relationships with other third parties;

•	the possibility that the merger might not be completed and the negative impact of a public announcement of the merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

•	the conditions to Parent’s and Merger Sub’s obligations to complete the merger and the right of Parent to terminate the merger agreement in certain circumstances, including for breaches by the Company of its representations, warranties, covenants and agreements in the merger agreement;

•	the risks and costs to the Company if the proposed merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the terms of Mr. Yuchuan Liu’s participation in the merger and the fact that Mr. Yuchuan Liu may have interests in the transaction that are different from, or in addition to, those of our unaffiliated shareholders (please see “Special Factors– Interests of Certain Persons in the Merger” beginning on page 65 for additional information);

•	the taxability of an all cash transaction to our unaffiliated shareholders who are U.S. holders (as defined below under “Material United States Federal Income Tax Consequences”) for U.S. federal income tax purposes;

•	the fact that, pursuant to the merger agreement, the Company must generally conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to closing of the merger or termination of the merger agreement, which may delay or prevent it from pursuing business opportunities that may arise or preclude actions that would be advisable if the Company were not to pursue the merger; and

•	the Company will be required to, under certain circumstances, pay Parent a termination fee of $2,656,402, as applicable, in connection with the termination of the merger agreement, which represents approximately 4.0% of the purchase price purchase price of the Company calculated based on the $1.30 per share merger consideration;

•	although the special committee had required Company B to provide a $10 million good will deposit to conduct due diligence, such a deposit requirement does not diminish the unaffiliated shareholders’ chance of receiving a higher offer price since the deposit was designed to gauge Company B’s bona fide interest in pursuing a transaction with the Company , especially considering the fact the representatives of Company B were not authorized by the board of directors of Company B to commit to any offer price; and

•	although there had been several past engagements between Houlihan Lokey and an affiliate of Morgan Stanley, the special committee concluded that Houlihan Lokey does not face any conflict of interest and its ability to adequately perform its duties will not be adversely affected by these prior engagements, as these past engagement were unrelated to the present transaction and were conducted at arms’ length.

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The foregoing discussion of the factors considered by the special committee and our board of directors is not intended to be exhaustive, but rather includes all of the principal factors considered by the special committee and our board of directors. In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement and the merger based upon the totality of the information presented to and considered by it.

In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated shareholders of the Company and its decision to recommend the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, the special committee considered financial analyses presented by Houlihan Lokey as an indication of the going concern value of the Company. All of the material analyses as presented to the special committee are summarized below under the caption “Special Factors – Opinion of Houlihan Lokey (China) Limited” beginning on page 42. The special committee expressly adopted these analyses and the opinion of Houlihan Lokey, among other factors considered, in reaching its conclusion regarding the fairness of the transactions contemplated by the merger agreement, including the merger.

Neither the special committee nor our board of directors considered the liquidation value of Company’s assets because each considers the Company to be a viable going concern business where value is derived from cash flows generated from its continuing operations. In addition, the special committee and our board of directors believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Each of the special committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value. The special committee and our board of directors also considered the historical market prices of our shares as described under the caption “Market Price and Dividend Information” beginning on page 106.

Neither the special committee nor our board of directors considered the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the shareholders of the Company as a factor. The special committee and our board of directors believe that net book value is not a material indicator of the value of the Company as a going concern. The aggregate market value of the 50,398,598 shares of voting and non-voting common equity stock held by non-affiliates of the registrant was $24.7 million as of December 6, 2013, the last trading day prior to the Company's announcement on December 8, 2013 that it had received a "going private" proposal from Mr. Yuchuan Liu and MSPEA, based on the closing price of the registrant’s common stock on such date of $0.49 per share, as reported by OTCBB. The special committee and our board of directors are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company’s assets or (c) the purchase of all or a substantial portion of the shares of Company common stock that would enable such person to exercise control of or significant influence over the Company.

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For the foregoing reasons, our board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, and recommends that the shareholders of the Company vote “FOR” the proposal to approve the merger agreement.

In connection with the consummation of the merger, certain of the Company’s director and officer may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Special Factors—Interests of Certain Persons in the Merger” beginning on page 65 of this proxy statement.

Our board of directors recommends that you vote “FOR” the approval of the merger agreement, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Opinion of Houlihan Lokey (China) Limited

On April 2, 2014, Houlihan Lokey rendered an oral opinion to our special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated April 3, 2014) to the effect that, as of April 2, 2014, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the per share merger consideration to be received by holders of the Shares (other than the excluded shares) in the merger was fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to our special committee and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our Shares (other than the excluded shares) in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any shareholder as to how to act or vote with respect to the merger or related matters.

In arriving at its opinion, Houlihan Lokey, among other things:

1.    reviewed an execution version, dated April 3, 2014, of the merger agreement;

2.    reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

3.    reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending December 31, 2014 through 2018;

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4.    spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the businesses, operations, financial condition and prospects of the Company, the merger and related matters;

5.    compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

6.    considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

7.    reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

8.    conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company had advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Management of the Company had advised Houlihan Lokey that (i) the financial projections provided to Houlihan Lokey are the only projections prepared by management of the Company (or any affiliated entity) in connection with the merger, (ii) they had not received, reviewed, approved, commented on or otherwise contributed to any other projections or similar information prepared by any other party in connection with the merger, nor had they updated or otherwise revised the financial projections since the last date they were provided to Houlihan Lokey and (iii) to the best of their knowledge and belief, no other projections or similar information had been provided to any party involved in the merger, and our special committee had received all projections and/or similar information that had been received by any other party involved in the merger.

Houlihan Lokey understood that Mr. Liu had indicated that he was only willing to consider entering into an agreement with Parent in relation to the merger and has no interest in entering into any agreement, arrangement or understanding with other parties as an alternative thereto.

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Houlihan Lokey had relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the merger agreement and other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the merger agreement and other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international and U.S. federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to Houlihan Lokey’s analyses or its opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was it provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may be a party or was or may be subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of our Shares actually would be when exchanged pursuant to the merger or the price or range of prices at which our Shares may be purchased or sold at any time.

Houlihan Lokey’s opinion was furnished for the use of our special committee (solely in its capacity as such) in connection with its evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Opinion was not intended to be, and does not constitute, a recommendation to our special committee, our board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger.

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Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of our special committee, our board of directors, the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the consideration to the extent expressly specified in those arrangements or documents), including, without limitation, the terms or aspects of any arrangements involving Mr. Liu, the voting agreements or any potential financing for the merger or the likelihood of the consummation thereof, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of our special committee, on the assessments by our special committee, our board of directors, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger or otherwise.

In preparing its opinion to our special committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of the Company or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates contained in the Company’s forecasts and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

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Houlihan Lokey’s opinion was provided to our special committee in connection with its evaluation of the proposed merger and was only one of many factors considered by our special committee in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the consideration or of the views of our special committee or management with respect to the merger or the Merger Consideration. The type and amount of consideration payable in the merger were determined through negotiation between the special committee and Parent, and the decision to enter into the merger was solely that of the special committee and our board of directors.

The following is a summary of the material analyses reviewed by Houlihan Lokey with our special committee in connection with Houlihan Lokey’s opinion rendered on April 2, 2014. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

•	Enterprise Value calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date.

•	Earnings before interest, taxes, depreciation, and amortization, or EBITDA.

Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected natural gas distribution companies listed below as of April 2, 2014, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the public announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions. Accordingly, this information may not reflect current or future market conditions. Estimates of 2013 through 2018 EBITDA for the Company were based on estimates provided by our management. Estimates of 2013 through 2015 EBITDA for the selected natural gas distribution companies listed below were based on certain publicly available research analyst estimates for those companies.

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Selected Companies Analysis.

Houlihan Lokey calculated multiples of enterprise value based on certain financial data for the Company and the selected natural gas distribution companies listed in the table below. The calculated multiples included enterprise value as a multiple of 2013, 2014 (next fiscal year, or NFY) and 2015 (or NFY+1) EBITDA.

The table below sets forth a summary of relevant information reviewed by Houlihan Lokey for conducting its selected public company analysis. Although none of the companies under the selected companies analysis is directly comparable to the Company, the selected companies are natural gas distribution companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for the purposes of its analysis and following discussions with the management of the Company, Houlihan Lokey considered generally relevant in evaluating the Company. In addition, each selected company has equity market value and enterprise value both exceeding $10 million and has operations primarily in China, the US and other developed markets or emerging markets. The foregoing criteria were consistently applied to all selected companies and no company meeting the criteria was excluded from the analysis. Information for each of the selected public companies was based on each company’s most recent publicly available financial information and closing share prices as of April 2, 2014.

Selected Chinese Gas Distribution Companies
(dollars in millions, except per share values)			Share Price ($)	Eq. Market	Enterprise	Enterprise Value to EBITDA
Company	Ticker	Country	(4/2/2014)	Value[1]	Value[2]	LTM	FY2013	NFY	NFY+1

China Gas Holdings Ltd.	SEHK: 384	China	$1.60	$8,366.9	$9,374.1	17.1x	14.0x	12.4x	10.5x
ENN Energy Holdings Ltd.	SEHK:2688	China	7.21	8,312.0	8,524.7	13.9x	13.9x	10.9x	9.5x
China Resources Gas Group Ltd.	SEHK: 1193	China	3.13	6,954.6	6,685.6	10.6x	10.6x	9.9x	8.6x
Towngas China Company Ltd.	SEHK:1083	China	1.22	3,192.1	3,276.7	13.4x	13.4x	16.7x	13.3x
China Oil And Gas Group Ltd.	SEHK:603	China	0.16	813.7	1,032.7	5.8x	5.8x	5.1x	4.0x
China Tian Lun Gas Holdings Ltd.	SEHK:1600	China	0.95	784.6	871.5	21.7x	18.8x	14.6x	12.0x
Tianjin Jinran Public Utilities Company Ltd.	SEHK:1265	China	0.21	384.2	292.1	11.0x	11.0x	13.0x	11.2x
Shin Shin Natural Gas Company Ltd.	TSEC:9918	Taiwan	1.09	196.8	185.1	13.8x	NA	NA	NA
Chinese People Holdings Company Ltd.	SEHK:681	China	0.03	162.5	48.2	1.4x	NA	NA	NA
Hsin Kao Gas Co., Ltd.	TSEC:9931	Taiwan	1.34	126.6	114.8	18.1x	18.1x	NA	NA
High				$8,366.9	$9,374.1	21.7x	18.8x	16.7x	13.3x
Low				126.6	48.2	1.4x	5.8x	5.1x	4.0x

Mean				$2,929.4	$3,040.5	12.7x	13.2x	11.8x	9.9x
Median				799.1	952.1	13.5x	13.5x	12.4x	10.5x

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Selected Developed Market Gas Distribution Companies
(dollars in millions, except per share values)			Share Price ($)	Eq. Market	Enterprise	Enterprise Value to EBITDA
Company	Ticker	Country	(4/2/2014)	Value[1]	Value[2]	LTM	FY2013	NFY	NFY+1

AGL Resources Inc.	NYSE:GAS	United States	$48.55	$5,792.1	$10,666.1	9.3x	9.6x	8.6x	8.8x
Piedmont Natural Gas Co. Inc.	NYSE:PNY	United States	34.90	2,731.8	4,316.0	13.9x	14.8x	11.2x	10.8x
Southwest Gas Corporation	NYSE:SWX	United States	53.21	2,477.3	3,826.5	7.5x	7.5x	7.3x	7.0x
Northwest Natural Gas Company	NYSE:NWN	United States	43.73	1,185.7	2,045.2	9.4x	9.4x	9.1x	8.8x
HIROSHIMA GAS Co.,Ltd.	TSE:9535	Japan	2.83	167.4	524.9	5.8x	NA	NA	NA
Delta Natural Gas Company, Inc.	NasdaqGS:DGAS	United States	21.39	148.0	201.7	9.8x	10.3x	NA	NA
Gas Natural Inc.	AMEX:EGAS	United States	10.11	105.7	157.6	8.9x	8.3x	7.8x	NA
Corning Natural Gas Holding Corporation	OTCPK:CNIG	United States	18.00	40.8	59.9	10.7x	10.7x	NA	NA
High				$5,792.1	$10,666.1	13.9x	14.8x	11.2x	10.8x
Low				40.8	59.9	5.8x	7.5x	7.3x	7.0x

Mean				$1,581.1	$2,724.7	9.4x	10.1x	8.8x	8.9x
Median				676.6	1,285.1	9.4x	9.6x	8.6x	8.8x

Selected Emerging Market Gas Distribution Companies
(dollars in millions, except per share values)			Share Price ($)	Eq. Market	Enterprise	Enterprise Value to EBITDA
Company	Ticker	Country	(4/2/2014)	Value[1]	Value[2]	LTM	FY2013	NFY	NFY+1

PT Perusahaan Gas Negara (Persero) TBK	JKSE:PGAS	Indonesia	$0.45	$10,999.4	$10,882.1	9.3x	9.2x	8.9x	8.3x
Gujarat Gas Company Limited	BSE:523477	India	4.52	580.1	485.6	5.4x	5.2x	5.3x	5.0x
Seoul City Gas Co., Ltd.	KOSE:A017390	South Korea	118.02	458.6	244.5	4.1x	NA	NA	NA
Busan City Gas Co., Ltd.	KOSE:A015350	South Korea	39.66	397.4	274.9	6.9x	NA	NA	NA
Kyung Nam Energy Co., Ltd.	KOSE:A008020	South Korea	6.99	191.9	141.7	3.4x	3.4x	NA	NA
YESCO Co., Ltd.	KOSE:A015360	South Korea	35.17	177.6	192.8	4.1x	4.1x	NA	NA
Daesung Holdings Co., Ltd.	KOSE:A016710	South Korea	10.67	171.7	201.9	2.7x	NA	NA	NA
Gas Natural Ban, S.A.	BASE:GBAN	Argentina	0.53	170.9	159.8	8.1x	NA	NA	NA
Daesung Energy Co., Ltd.	KOSE:A117580	South Korea	5.12	140.7	181.3	4.9x	NA	NA	NA
Distribuidora de Gas Cuyana S.A.	BASE:DGCU2	Argentina	0.38	77.1	57.0	10.2x	NA	NA	NA
High				$10,999.4	$10,882.1	10.2x	9.2x	8.9x	8.3x
Low				77.1	57.0	2.7x	3.4x	5.3x	5.0x

Mean				$1,336.5	$1,282.1	5.9x	5.5x	7.1x	6.6x
Median				184.8	197.3	5.1x	4.7x	7.1x	6.6x

All Selected Companies
High				$10,999.4	$10,882.1	21.7x	18.8x	16.7x	13.3x
Low				40.8	48.2	1.4x	3.4x	5.1x	4.0x

Mean				$1,975.3	$2,322.3	9.3x	10.4x	10.0x	9.1x
Median				390.8	283.5	9.3x	10.3x	9.5x	8.8x

Sources: Capital IQ, Company public filings, analyst reports

Notes:

1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)

2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment

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LTM refers to the most recently completed twelve month period for which financial information has been made public

FY refers to fiscal year period from January to December

NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year

NA refers to not available figure

No company used in this analysis for comparative purposes is identical to the Company

Based on Houlihan Lokey's professional judgment and after taking into account qualitative and quantitative factors with respect to the Company and the selected companies, including as to size, growth and profitability, Houlihan Lokey applied the following selected illustrative multiple ranges derived from the selected companies to corresponding financial data for the Company:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High
2013E EBITDA	8.0x	10.0x
2014E EBITDA	6.0x	8.0x
2015E EBITDA	5.0x	7.0x

The selected companies analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share consideration to be paid in the merger:

Implied Per Share Equity Reference Range for the Company based on Illustrative Enterprise Value/EBITDA Multiples (US$)			Per Share Merger Consideration (US$)
2013E	2014E	2015E
$0.97 - $1.29	$1.03 - $1.46	$0.94 - $1.44	$1.30

Selected Transactions Analysis.

Houlihan Lokey calculated multiples of enterprise value based on the announced purchase prices and other publicly available information with respect to the following selected publicly-announced natural gas distribution transactions. The calculated multiple comprised enterprise value as a multiple of LTM EBITDA.

Although none of the selected transactions is directly comparable to the proposed merger, the target company in each of the selected transactions are natural gas distribution companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business that, for the purposes of its analysis and following discussions with the management of the Company, Houlihan Lokey considered generally relevant in evaluating the Company. In addition, the target company in each selected transaction has equity market value and enterprise value both exceeding $10 million and has operations primarily in China, the US and other developed markets or emerging markets. The foregoing criteria were consistently applied to all selected transactions and no transaction meeting the criteria was excluded from the analysis.

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Selected Transactions Involving Gas Distribution Companies
					Implied		EV / LTM[1]
Announcement Date	Target Company	Target Country	Bidder Company	% Sought	Equity Value	Enterprise Value	Revenue	EBITDA

11/20/2013	Busan City Gas Co., Ltd.	South Korea	SK E&S	55.9%	$355.6	$271.1	0.24x	NA
07/30/2013	Hess Corporation, Energy Marketing Business	United States	Direct Energy Business LLC	100.0%	731.0	731.0	0.12x	NA
07/16/2013	Envestra Limited	Australia	APA Group	67.0%	1,950.2	3,840.8	8.25x	11.4x
07/12/2013	Shanghai Lian Hua Fibre Corporation, Prior To Reverse Merger With Shanxi Natural Gas Co., Ltd.	China	Shanxi Natural Gas Co., Ltd. (nka:Shanghai Lian Hua Fibre Corporation)	100.0%	NA	NA	NA	NA
06/05/2013	Bison Midstream, LLC	United States	Summit Midstream Partners, LP	100.0%	247.9	247.9	6.60x	NA
12/18/2012	Fortune Gas Investments Holdings Limited	China	China Gas Holdings Limited	100.0%	200.0	400.0	NA	NA
10/03/2012	Gujarat Gas Company Limited	India	GSPC Distribution Networks Limited	65.1%	725.2	650.3	1.07x	8.5x
06/04/2012	Hae Yang City Gas Co., Ltd.	South Korea	GS Energy Corporation	100.0%	242.5	242.5	0.56x	NA
05/16/2012	AEI China Gas Ltd.	China	China Resources Gas Group Limited	100.0%	166.4	237.7	NA	NA
05/03/2012	Companhia de Gás de São Paulo – COMGÁS	Brazil	Cosan S. A. Indústria e Comércio	73.4%	NA	NA	NA	NA
01/03/2012	Vectren Retail, LLC	United States	Direct Energy Marketing Limited	100.0%	84.3	84.3	0.56x	NA
10/31/2011	Pacific Northern Gas Ltd.	Canada	AltaGas Ltd.	100.0%	139.7	230.0	2.58x	10.3x
07/28/2011	Baiyin Natural Gas Limited	China	Henan Tian Lun Gas Group Limited	99.0%	15.7	18.8	NA	NA
06/06/2011	G6 Rete Gas S.p.A.	Italy	AXA Private Equity (nka:Ardian); Enel Distribuzione S.p.A.; Fondi Italiani per le Infrastrutture SGR SpA; Fondo Italiano per le Infrastrutture	100.0%	1,128.2	1,128.2	4.83x	9.3x
05/12/2011	MXEnergy Holdings Inc.	United States	Constellation Energy Group, Inc.	100.0%	175.0	278.5	0.44x	3.3x
03/16/2011	Flemming Limited	China	China Resources Gas Group Limited	100.0%	27.0	46.7	NA	NA
01/19/2011	Gas Natural de Lima y Callao S.A.	Peru	Empresa de Energia de Bogotá S.A. ESP	60.0%	185.0	274.9	1.75x	9.9x
12/07/2010	Nicor Inc.	United States	AGL Resources Inc.	100.0%	2,382.8	3,112.6	1.23x	7.8x

						High	8.25x	11.4x
						Low	0.12x	3.3x

						Mean	2.35x	8.6x
						Median	1.15x	9.3x

Sources: Capital IQ, Mergermarket

Notes:

1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction

NA refers to not available figure

No transaction used in this analysis for comparative purposes is identical to the Merger

Implied enterprise value of target company based on the announced transaction equity rice and other public information available at the time of the announcement

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Houlihan Lokey applied the following selected illustrative multiple range derived from the selected transactions analysis to corresponding financial data for the Company:

Multiple Description	Selected Multiple Range
Enterprise Value as a multiple of:	Low	High
2013E EBITDA	9.0x	11.0x

The selected transactions analysis indicated the following implied per share reference range for the Company, as compared to the proposed per share merger consideration:

Implied Per Share Equity Reference Range for the Company based on Illustrative Enterprise Value/2013E EBITDA Multiples (US$)	Per Share Merger Consideration (US$)
$1.13 – $1.45	$1.30

Discounted Cash Flow Analysis.

Houlihan Lokey performed a discounted cash flow analysis for the purpose of determining an illustrative range of implied equity value per share. A discounted cash flow analysis is a method of evaluating an asset using estimates of the unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value”. “Present value” refers to the current value of one or more future cash payments from the asset, which are referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period. Houlihan Lokey calculated the estimated net present value of the unlevered, after- tax free cash flows that the Company was forecasted to generate through fiscal 2018 based on internal estimates provided by the Company’s management. Houlihan Lokey calculated terminal values for the Company by applying a range of perpetuity growth rates of 4.0% to 5.0% to the Company’s estimated 2018 unlevered free cash flows adjusted for normalized levels of long-term depreciation and amortization and capital expenditures. The Company’s implied enterprise value was then calculated as the sum of the present value of the cash flows and terminal values, each as derived using discount rates ranging from 9.0% to 11.0%, which resulted from a weighted average cost of capital calculation (a measure of the weighted average expected return on a given company’s equity and debt securities based on their relative proportions in such company’s capital structure). Houlihan Lokey estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after- tax cost of debt. Houlihan Lokey believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles. With the consent of our special committee, a range of the Company’s implied equity values were calculated as implied enterprise values plus the Company’s cash and cash equivalents, and less total debt and minority interest. By dividing the range of implied equity values of the Company by its total number of outstanding shares, Houlihan Lokey derived the following reference range of implied value per share for the Company, as compared to the proposed per share merger consideration:

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Implied Per Share Equity Reference Range for the Company (US$)	Per Share Merger Consideration
$0.60 – $1.41	$1.30

Other Matters.

Houlihan Lokey was engaged by our special committee to act as its financial advisor in connection with the merger and provide financial advisory services, including an opinion to our special committee that the Merger Consideration to be received by holders of the Shares (other than the excluded shares) in the merger, from a financial point of view, is fair to such holders. Our special committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to the engagement letter between our special committee, the Company and Houlihan Lokey, the Company will pay Houlihan Lokey a fee of approximately US$[ ] in aggregate for its services, of which US$100,000 was paid or payable at the time Houlihan Lokey rendered its fairness opinion. The engagement letter also provides that Houlihan may earn additional fees, including a $50,000 fee upon the receipt of an expression of interest from a potential purchaser other than the buyer group, a $50,000 fee on the closing of the transaction, and a fee, based on a formula, that is payable in the event of an increase to the offer price above $.50 per share. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain employees and affiliates of Houlihan Lokey, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to certain affiliates of Parent, for which Houlihan Lokey and such Affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, Parent, other participants in the merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by one or more participants in the merger or certain of their respective affiliates, and in portfolio companies of such funds, and may have co-invested with one or more participants in the merger or certain of their respective affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

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Houlihan Lokey’s affiliate, Houlihan Lokey Financial Advisors, Inc. (HLFA), has provided periodic valuation work for MSPEA’s affiliate, Morgan Stanley, which work is unrelated to the transaction and was not performed for any member of the buyer group. During the two-year period prior to the date of Houlihan Lokey’s opinion, HLFA had received in aggregate less than US$100,000 in fees from Morgan Stanley. In addition, an affiliate of ORIX USA Corporation, a shareholder in Houlihan Lokey, entered into a loan agreement of US$74,000,000 with an affiliate of MSPEA.

Other Written Presentation by Houlihan Lokey

In addition to the presentation made to the special committee described above, Houlihan Lokey also made written and oral presentation to the special committee on January 23, 2014. A Copy of that written presentation has been attached as exhibit (c)(3) to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the proposed transaction.

The presentation made by Houlihan Lokey on January 23, 2014 does not constitute an opinion of Houlihan Lokey with respect to the consideration to be paid in the proposed transaction. The January 23 materials contained, among other things, an overview of the buyer group’s proposal to acquire the Company at $0.50 per share, a review of the Company’s historical share prices and relative trading performance, selected management projections, a review of trading multiples of selected public companies, a review of implied transaction multiples and premiums based on the consideration paid in selected precedent transactions, a review of illustrative implied multiples based on hypothetical offer prices ranging from $0.55 to $1.00, a study of the price revision history of certain selected going private transactions and certain historical statements of the Company.

The multiples and premiums contained in the January 23 presentation were calculated using methodologies substantially similar to those used in the financial analyses presented by Houlihan Lokey to the special committee on April 4, 2014 described above. However, the calculations presented in the January 23 presentation were based on market, economic and other conditions as they existed as of January 23, 2014 as well as other information that was available at that time. Accordingly, the results of the calculations differed due to changes in those conditions.

Certain Financial Projections

The Company’s management does not, as a matter of course, make available to the public future financial projections. However, in connection with their financial analysis of the merger, the Company’s management provided certain financial projections for fiscal years 2014 through 2018 to the special committee, the Company’s board of directors and Houlihan Lokey. Mr. Yuchuan Liu did not participate in the preparation of the projections.

These financial projections, which were based on the Company’s management’s projection of the Company’s future financial performance as of the date provided, were prepared for internal use and to assist Houlihan Lokey with its financial analysis, and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or U.S. generally accepted accounting principles, or GAAP. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to these financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability. These financial projections are being provided in this proxy statement solely to give shareholders access to the information that was made available to Houlihan Lokey and the special committee and is not included in this proxy statement in order to influence any shareholder or any other person to make any voting or investment decision with respect to the merger. Shareholders are cautioned not to rely on this information in making voting or investment decisions.

In compiling the financial projections, the Company’s management took into account historical performance, combined with estimates regarding revenues, gross profit, operating income and net income. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction, general business, economic, regulatory, market and financial conditions, and other factors described under the caption “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and beyond the control of the Company’s management, may cause the projections or the underlying assumptions not to be reflective of actual future results. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented or that were not anticipated after the time the projections were prepared, or to the completion of the merger or the impact of any failure to complete the merger. As a result, the projections may not be realized, and actual results may be materially different than those contained in the projections.

The following is the projected financial information provided by the Company to Houlihan Lokey on March 28, 2014:

		Management Projections (1)
		Fiscal Year Ending December 31,
($ millions)	2014E	2015E	2016E	2017E	2018E
Revenue	72.7	80.1	88.3	97.3	107.4
Gross Profit	22.9	25.4	28.2	31.3	34.7
Operating Income(2)	10.5	11.8	13.2	14.8	16.6
Net income	8.8	9.5	10.2	10.9	11.6
Unlevered Free Cash Flows*	1.1	-3.3	-0.6	1.0	2.6

(1)	In preparing these projections, the Company’s management necessarily made certain assumptions about future financial factors affecting our business, including, primarily, that (i) our customer base would remain stable and revenues from our top customers would continue to represent a significant portion of our total revenues, (ii) major cost items would increase in line with our revenue increase, (iii) no additional equity financing is available in the near future, (iv) Company’s debt financing through Chinese local banks would not exceed 10% growth year over year, and (v) No new industrial customers added due to lack of up front capital investment.

(2)	Operating Income refers to income before taxes, investment income, interests and certain other non-operational expenses.

*	Houlihan Lokey calculated the Unlevered Free Cash Flows based on the financial projections provided by Company management and the Company’s publicly available financial statements.

Certain of the prospective financial information set forth herein, may be considered non-GAAP financial measures. The Company provided this information to Houlihan Lokey because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

NONE OF THE COMPANY OR OUR AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

The financial projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, see “Cautionary Note Regarding Forward-Looking Statements” on page 76 and the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, incorporated by reference into this proxy statement.

Position of the Buyer Group as to the Fairness of the Merger

Under SEC rules governing “going-private” transactions, each member of the buyer group is required to express its beliefs as to the fairness of the proposed merger to the Company’s unaffiliated shareholders. The buyer group is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the buyer group as to the fairness of the proposed merger are not intended and should not be construed as a recommendation to any shareholder of the Company as to how to vote on the proposal to approve the merger agreement. The buyer group has interests in the merger that are different from those of the other shareholders of the Company by virtue of their continuing interests in the surviving company after the consummation of the merger. These interests are described under “Special Factors—Interests of Certain Persons in the Merger.”

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The buyer group believes the interests of the unaffiliated shareholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The buyer group attempted to negotiate a transaction that would be most favorable to them, and not to the unaffiliated shareholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such unaffiliated shareholders. The buyer group did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal or financial advisors as to, the fairness of the proposed merger to the unaffiliated shareholders. The buyer group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the buyer group to assist them in assessing the substantive and procedural fairness of the proposed merger to the unaffiliated shareholders.

Based on their knowledge and analysis of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the special committee and the Company’s board of directors discussed in “Special Factors—Reasons for the Merger and Recommendation of the Special Committee and Our Board of Directors” of this proxy statement (which considerations and findings are adopted by the buyer group solely for the purposes of making the statements in this section), the buyer group believes the proposed merger is substantively and procedurally fair to the unaffiliated shareholders based upon the following factors:

•      the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the buyer group, was established and given absolute authority to, among other things, review, evaluate and negotiate the terms of the proposed merger and to decide not to engage in the proposed merger or any other transaction;

•      none of members of the special committee is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the merger that is different from those of the unaffiliated shareholders, other than the members’ receipt of board and special committee compensation (which are not contingent upon the consummation of the proposed merger or special committee’s or board’s recommendation of the proposed merger) and their indemnification and liability insurance rights under the merger agreement;

•      while Mr. Yuchuan Liu is the chairman of the board of directors and chief executive officer of the Company, because of his participation in the transaction as described under the section captioned “Special Factors—Interests of Certain Persons in the Merger,” he did not serve on the special committee, nor did any member of the buyer group participate or have any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

•      in the revised going private transaction, as Mr. Liu is not expected to purchase additional shares of the company with cash and is only expected to provide financing of the transaction by rolling over the shares of the Company then held by him (through a controlled enterprise) for an equal percentage of equity interest in the surviving group company, Mr. Liu was not actively involved in the price negotiation in the revised going private transaction;

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•      the special committee retained and was advised by its independent legal and financial advisors who are experienced in advising committees such as the special committee in similar transactions;

•      the special committee and the Company’s board of directors had no obligation to recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction;

•      the merger was unanimously recommended by the special committee and duly approved by the Company’s board of directors, with Mr. Liu abstaining from the board vote;

•       notwithstanding that the buyer group may not rely upon the opinion provided by Houlihan Lokey to the special committee, the special committee received an opinion from Houlihan Lokey stating that, as of the date of the merger agreement, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the $1.30 per share consideration to be received by the holders of the Shares (other than the excluded shares) in the merger was fair, from a financial point of view, to such holders;

•      under the terms of the merger agreement, in certain circumstances prior to obtaining the requisite shareholder approvals of the merger, the Company is permitted to provide information to and participate in discussions or negotiations with persons making takeover proposals and the board of directors of the Company is permitted to withdraw or modify its recommendation of the merger agreement;

•      the ability of the Company to terminate the merger agreement (in accordance with the terms of the merger agreement) upon acceptance of a superior proposal;

•       the proposed merger will provide liquidity for the unaffiliated shareholders without incurring brokerage and other costs typically associated with market sales;

•      the current and historical market prices of the shares of Company common stock, including the fact that the $1.30 per share merger consideration represents (a) a 160% premium over the previously announced offer price of $0.5, (b) a 165% premium over the closing price of $0.49 per share of Company common stock as quoted by OTC Bulletin Board on December 6, 2013, (c) a 166% premium to the volume-weighted average price of the Company's common stock during the 30 trading days prior to December 6, 2013, the last trading day prior to the Company's announcement on December 8, 2013 that it had received a "going private" proposal from Mr. Yuchuan Liu and MSPEA, and (d) a price higher than the highest trading price of the Company’s common shares during the course of the past five (5) years;

•      the per share merger consideration of $1.30 is payable entirely in cash, thus allowing the unaffiliated shareholders to realize liquidity and a determined value for their investment;

•       Zhongyu has agreed to guarantee 50%, MSPEA IV has agreed to guarantee 38.70% and Mr. Yuchuan Liu has agreed to guarantee 11.30% of the obligations of Parent and Merger Sub under the merger agreement to pay, under certain circumstances, a termination fee to the Company;

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•      the availability of dissenters’ rights to the unaffiliated shareholders who comply with all of the required procedures under Utah law for exercising dissenters’ rights, which allow such holders to demand payment for the fair value of their stock as may be determined ultimately by a court, in lieu of receiving the merger consideration; and

•      although approval of the merger agreement is not subject to the approval of holders of a majority of the issued and outstanding shares of Company common stock not affiliated with the buyer group, unaffiliated shareholders have a meaningful opportunity to consider and vote upon the approval of the merger agreement given that only 11.3% of shares have been committed to vote in favor of approving the merger agreement by Mr. Liu.

The buyer group did not consider the Company’s net book value, which is defined as total assets minus total liabilities, as a factor. The buyer group believes that net book value, which is an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry. The buyer group did not consider the Company’s liquidation value to be a relevant valuation method because they consider the Company to be a viable, going concern and because the Company will continue to operate its business following the merger. The buyer group did not establish, and did not consider, a going concern value for the Company common stock as a public company to determine the fairness of the proposed merger consideration to the unaffiliated shareholders. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Company common stock, the per share merger consideration of $1.30 represented a premium to the per share going concern value of the Company.

The buyer group is not aware of, and thus did not consider in its fairness determination, any firm offers made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.

The buyer group did not receive any independent reports, opinions or appraisals from any outside party related to the proposed merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger to the unaffiliated shareholders.

The foregoing discussion of the information and factors considered and given weight by the buyer group in connection with their evaluation of the substantive and procedural fairness to the unaffiliated shareholders of the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, is not intended to be exhaustive, but is believed by the buyer group to include all material factors considered by them. The buyer group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness of the merger agreement and the proposed merger to the unaffiliated shareholders. Rather, the buyer group made the fairness determinations after considering all of the foregoing as a whole.

The buyer group believes these factors provide a reasonable basis for its belief that the proposed merger is both substantively and procedurally fair to the unaffiliated shareholders. This belief, however, is not intended to be and should not be construed as a recommendation by the buyer group to any shareholder of the Company as to how such shareholder should vote with respect to the approval of the merger agreement.

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Purposes and Reasons of the Buyer Group for the Merger

Under SEC rules governing “going-private” transactions, some or all of the members of the buyer group may be deemed to be affiliates of the Company and required to express its purposes and reasons for the merger to the unaffiliated shareholders. Each member of the buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act on the assumption that such rules are applicable. For the buyer group, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders will receive $1.30 per share of Company common stock. After shares of Company common stock cease to be publicly traded, Parent will bear 100% of the rewards and risks of ownership of the Company. In addition, the merger will allow Mr. Liu to maintain his investments in the Company through his commitment to hold equity interests in Holdco as described in this proxy statement under the section captioned “Special Factors—Financing of the Merger—Rollover Financing,” and at the same time enable him to maintain a leadership role with the surviving company.

The buyer group believes that, after the Company becomes a privately-held company, the Company’s management will have greater operational flexibility to focus on improving the Company’s long-term profitability without the constraints caused by the public equity market’s valuation of the Company and emphasis on short-term period-to-period performance. The buyer group believes that, as a privately-held company, the Company will have greater flexibility to make decisions that might negatively affect short-term results but that could increase the Company’s value over the long term. In contrast, as a publicly-traded company, the Company faces pressure from public shareholders to make decisions that might produce improved short-term results, but which are not necessarily beneficial in the long term.

As a privately-held company, the Company will be relieved of other expenses, burdens and constraints imposed on companies that are subject to public reporting requirements under the federal securities laws of the United States. The need for the management of the Company to be responsive to the concerns of the unaffiliated shareholders and to engage in dialogue with the unaffiliated shareholders can also at times distract management’s time and attention from the effective operation and improvement of the business.

The buyer group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately-held company as described above and because Holdco and Parent were able to obtain equity financing commitment from MSPEA and Zhongyu, in each case on terms satisfactory to the buyer group.

Effects of the Merger on the Company

Private Ownership

Shares of Company common stock are currently traded on the OTC Bulletin Board under the symbol “SGAS.” It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately held company beneficially owned by MSPEA, Zhongyu and Mr. Yuchuan Liu. Following the completion of the merger, the shares of Company common stock will cease to be traded on the OTC Bulletin Board. In addition, ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the shares of Company common stock under the Exchange Act will be terminated. Immediately upon the filing of Form 15, the Company’s obligations to file periodic reports with the SEC such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K will be suspended. In addition, after the deregistration, the Company will no longer be required to file any such periodic report or otherwise be subject to the United States federal securities laws applicable to public companies, and our shareholders will no longer enjoy the rights or protections that the United Sates federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

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Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares) will convert into the right to receive $1.30 per share in cash without interest (less any applicable withholding taxes). At the effective time of the merger, each outstanding common share of Merger Sub will be converted into one fully paid and non-assessable common share of the surviving company. As a result, current shareholders of the Company, other than Mr. Yuchuan Liu, will no longer have any equity interest in, or be shareholders of, the Company upon completion of the merger. As a result, our shareholders, other than Mr. Yuchuan Liu, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, our current shareholders, other than Mr. Yuchuan Liu, will not be exposed to the risk of loss in relation to their investment in the Company.

As a condition to the closing of the merger, the Company will be required to redeem each share of Series B Convertible Preferred Stock of the Company then outstanding in accordance with the terms of the governing documents of the Series B Convertible Preferred Stock.

Directors and Management of the Surviving Company

If the merger is completed, under the merger agreement the current articles of incorporation and bylaws of the Company will be replaced in its entirety by the articles of incorporation and bylaws of Merger Sub, as in effect prior to the completion of the merger (except that (i) all references to the name “Merger Sub Gas Holdings Inc.” in the articles of incorporation and the bylaws of the surviving company shall be amended to refer to the name of the surviving company as “Sino Gas International Holdings Inc.,” and (ii) all references to the share capital shall be described consistent with the articles of merger). In addition, the directors of Merger Sub immediately prior to the completion of the merger (identified below in Annex D—Directors and Executive Officers of each Filing Person) will become the directors of the surviving company and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the surviving company.

Primary Benefits and Detriments of the Merger

The primary benefits of the merger to the Company’s unaffiliated shareholders include the following:

•	the receipt by such shareholders per share merger consideration, representing (a) a 160% premium over the previously announced offer price of $0.5, (b) a 165% premium over the closing price of $0.49 per share of Company common stock as quoted by OTC Bulletin Board on December 6 2013, and (c) a 166% premium to the volume-weighted average price of the Company's common stock during the 30 trading days prior to December 6, 2013, the last trading day prior to the Company's announcement on December 8, 2013 that it had received a "going private" proposal from Mr. Yuchuan Liu and MSPEA; and

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•	the avoidance of the risk associated with any possible decrease in the Company’s future revenues and free cash flow, growth or value following the merger.

•	The primary detriments of the merger to the Company’s unaffiliated shareholders include the following:

•	such shareholders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the shares, if any; and

•	in general, the receipt of cash pursuant to the merger or through the exercise of dissenters’ rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “Special Factors—Material U.S. Federal Income Tax Consequences.”

The primary benefits of the merger to the buyer group include the following:

•	if the Company successfully executes its business strategies, the value of the buyer group’s equity investment could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to the buyer group;

•	the Company will no longer have continued pressure to meet public shareholders’ expectations of short term profitability. In contrast, as a publicly traded company, the Company currently faces public shareholders pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

•	the reduction of costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements;

•	the Company will have more freedom to focus on long-term strategic planning in a highly competitive business;

•	the Company will have more flexibility to change its capital spending strategies without public market scrutiny or analysts’ quarterly expectations; and

•	the Company will be able to deploy new products or change its pricing strategies to attract customers without public market scrutiny.

The primary detriments of the merger to the buyer group include the following:

•	all of the risk of any possible decrease in the Company’s revenues, free cash flow or value following the merger will be borne by the buyer group;

•	the business risks facing the Company, including increased competition and government regulation, will be borne by the buyer group;

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•	an equity investment in the surviving company by the buyer group following the merger will involve substantial risk resulting from the limited liquidity of such an investment;

•	following the merger, there will be no trading market for the surviving company’s equity securities; and

•	risks associated with the pending legal proceedings against the Company will be borne by the buyer group.

The Company’s Net Book Value and Net Earnings

Parent does not currently own any interest in the Company. Immediately after the closing of the merger, Parent will own 100% of the outstanding common stock of the Company and will have a corresponding interest in our net book value and net earnings. Parent is wholly-owned by Holdco and immediately after the closing of the merger, each shareholder of Holdco will have an indirect interest in our net book value and net earnings in proportion to such shareholder’s ownership interest in Holdco. Our net gain attributable to our shareholders for the fiscal year ended December 31, 2013 was approximately $8.5 million and our net book value as of December 31, 2013 was approximately $108 million.

The table below sets out the indirect interest in the Company’s net book value and net earnings for Zhongyu, MSPEA and Mr. Yuchuan Liu before and after the merger, based on the historical net book value and net earnings of the Company as of December 31, 2013.

	Ownership Prior to the Merger				Ownership After the Merger
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$	%	$	%	$	%	$	%
MSPEA	0	0	0	0	41,867,503	38.7	2,296,240	38.7
Zhongyu	0	0	0	0	54,092,382	50.0	4,258,709	50.0
Mr. Liu	12,224,878	11.3	962,473	11.3	12,224,878	11.3	962,468	11.3

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Plans for the Company after the Merger

After the effective time of the merger, Parent anticipates that the Company will continue its current operations, except that it will cease to be an independent publicly traded company and will instead be a wholly owned subsidiary of Parent. After the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the Company, and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Alternatives to the Merger

The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. As noted above, the special committee was formed on October 25, 2011, in response to Mr. Yuchuan Liu’s initial indication that he was interested in investigating the feasibility of taking the Company private. The special committee determined the price offered by the buyer group represented an attractive valuation for shareholders, as a result of which the special committee determined that the proposal merited further consideration. The special committee did not consider other alternatives to a going private sale involving Mr. Liu.  The special committee did consider and conclude that remaining as a US publicly traded company was less desirable than becoming a privately held company. In deciding that a going private sale was a better alternative than continuing as a US publicly traded company, the special committee considered the Company’s long term projections, as well as its business, operations, management, financial condition, earnings and prospects, the costs of compliance imposed upon companies subject to the reporting and disclosure requirements of the US Securities and Exchange Act of 1934. Based upon all of those considerations, the special committee concluded that, for the reasonably foreseeable future, the Company’s common stock would continue to be thinly traded at public market price levels that would be substantially below the merger consideration. After evaluating such information and considerations, the special committee determined that remaining as a public company was less favorable to the Company’s shareholders than the merger given the potential risks, rewards and uncertainties associated with each of such alternatives.

In electing to approve the merger agreement, the special committee determined (and our board of directors, with Mr. Yuchuan Liu absenting from such determination by the board, adopted the special committee’s determination) that the merger represents the best value reasonably obtainable for the Company’s unaffiliated shareholders. In addition, since our board of directors receipt of the original private proposal on April 28, 2012, with the exception of Company B, which did not confirm in writing that its offer was authorized by its own board of directors, the Company has not received any other actionable offer from any third party for (i) a merger or consolidation of us with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company, nor has the Company received any such proposals for the two-year period preceding the date of this proxy statement. The special committee also took into account the fact that the merger agreement permitted the Company to consider any acquisition proposal reasonably likely to lead to a superior proposal until the date our shareholders vote upon and approve the merger agreement (and, if such proposal is a superior proposal, recommend such proposal to the Company’s shareholders). The special committee also took into account that, prior to the receipt of shareholder approval, the Company can terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee to Parent as provided in the merger agreement. In this regard, the special committee recognized that it has flexibility under the merger agreement to respond to an acquisition proposal from a third party. The special committee (and adopting the special committee’s determination by our board of directors) did not consider any other form of transaction such as a tender offer because the special committee believed that the proposed transaction was the most direct and least confusing to unaffiliated shareholders in terms of deal structure.

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Effects on the Company if the Merger is not Completed

If our shareholders do not approve the merger agreement or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock provided by the merger agreement. Instead, unless the Company is sold to a third party, we will remain an independent publicly traded company, the management expects to operate the business in a manner similar to that in which it is being operated today. The shares of the Company common stock will continue to be quoted on the OTCBB, provided that the Company continues to meet the OTCBB’s listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, if the merger is not completed, our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the board of directors of the Company will evaluate and review the business operations, properties and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize shareholder value. If our shareholders do not approve the merger agreement or the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Also, under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption “The merger agreement—Termination, Termination Fee and Amendment” beginning on page 93.

Financing of the Merger

The buyer group estimates that the total amount of funds necessary to consummate the merger and related transactions will be approximately $74.89 million. Parent and Merger Sub expect this amount to be provided through a combination of equity financing and the contribution of Rollover Shares to Parent immediately prior to the merger. Neither Parent nor Merger Sub has entered into any alternative financing arrangements or alternative financing plans.

Equity Financing

MSPEA Equity Commitment. On April 3, 2014, MSPEA entered into an equity commitment letter with Holdco pursuant to which MSPEA committed, simultaneous with the closing of the merger, to purchase or cause the purchase of, directly or indirectly through one or more intermediate entities, at or prior to the effective time, equity interests of Holdco for $28,964,315.25 (the “MSPEA Equity Commitment,” and together with the Zhongyu Equity Commitment, the “Equity Commitment”), cause Holdco, upon receipt of the MSPEA Equity Commitment, to purchase equity interests of Parent for an aggregate amount equal to the MSPEA Equity Commitment, and cause Parent, upon receipt of such amount, to use such amount only to (a) fund a portion of the merger consideration and (b) pay reasonable related fees and expenses related to the merger. The MSPEA Equity Commitment is conditioned upon the satisfaction or waiver by Holdco of each of the conditions to Parent’s and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing of the merger).

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Zhongyu Equity Commitment. On April 3, 2014, Zhongyu entered into an equity commitment letter with Holdco pursuant to which Zhongyu committed, simultaneous with the closing of the merger, to purchase or cause the purchase of, directly or indirectly through one or more intermediate entities, at or prior to the effective time, equity interests of Holdco for $37,445,741.45 (the “Zhongyu Equity Commitment”), cause Holdco, upon receipt of the Zhongyu Equity Commitment, to purchase equity interests of Parent for an aggregate amount equal to the Zhongyu Equity Commitment, and cause Parent, upon receipt of such amount, to use such amount only to (a) fund a portion of the merger consideration and (b) pay reasonable related fees and expenses related to the merger. The Zhongyu Equity Commitment is conditioned upon the satisfaction or waiver by Holdco of each of the conditions to Parent’s and Merger Sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing of the merger).

In the event that Parent does not require the full amount of the Equity Commitment to consummate the merger, the amount to be funded under each of the MSPEA Equity Commitment and the Zhongyu Equity Commitment is subject to reduction on a pro rata basis to a level sufficient to consummate the transactions contemplated by the merger agreement, including the payment of reasonable fees and expenses related to the merger.

Each of the MSPEA Equity Commitment and the Zhongyu Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the merger agreement in accordance with its terms, and (b) the effective time of the merger, at which time the obligation to fund the Equity Commitment will be discharged provided that each of MSPEA and Zhongyu has fully performed its respective obligation. The Equity Commitment may be enforced by Holdco in accordance with the terms of each equity commitment letter.

Rollover Financing

On April 3, 2014, Eloten Group Ltd., an entity controlled by Mr. Yuchuan Liu through which he beneficially owns shares of the Company common stock, entered into a contribution agreement with Parent and Holdco pursuant to which Eloten Group Ltd. committed to contribute, immediately prior to the effective time of the merger, its shares of Company common stock to Parent at a value of $8,481,426.2, equal to (a) an aggregate of 6,524,174 shares of Company common stock contributed by Eloten Group Ltd. multiplied by (b) the per share merger consideration of $1.30, in exchange for certain newly issued shares of Holdco.

In addition, under the contribution agreement, Eloten Group Ltd. is prohibited from transferring or otherwise encumbering or disposing of its voting or economic interest in the Rollover Shares to any person other than to Parent as contemplated under the contribution agreement. The consummation of the contribution by Eloten Group Ltd. to Parent is required to occur immediately prior to the closing of the merger. The contribution agreement will terminate at the earlier of the closing of the merger and the valid termination of the merger agreement pursuant to its terms.

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Liability Cap and Limitation on Remedies

The Company’s rights to terminate the merger agreement and receive payment of (i) a reverse termination fee of $1,992,302 and (ii) reimbursement of certain costs and expenses under certain circumstances pursuant to the merger agreement are the sole and exclusive remedies of the Company against Holdco, Parent, Merger Sub, their respective affiliates or financing source for any loss or damage suffered as a result of any such breach or failure to perform under the merger agreement or other failure of the merger to be consummated.

Other than any equitable remedies to which Holdco, Parent and Merger Sub may be entitled as described below, Parent’s right to terminate the merger agreement and receive payment of (i) a termination fee of $2,656,402 and (ii) any reimbursement of costs and expenses under certain circumstances pursuant to the merger agreement, are the sole and exclusive remedies of Parent and its related parties against the Company and various Company-related parties with respect to the merger agreement and the transactions contemplated thereby.

Parent and Merger Sub are each entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which it is entitled under the merger agreement. Under the terms of the merger agreement, the Company is not entitled to any equitable remedy, including, without limitation, specific performance, against Parent or Merger Sub.

Limited Guarantee

On April 3, 2014, MSPEA IV, Zhongyu and Mr. Yuchuan Liu entered into a limited guarantee with the Company pursuant to which each of MSPEA IV, Zhongyu and Mr. Liu has agreed to guarantee 38.70%, 50.0% and 11.30%, respectively, of the obligations of Parent and Merger Sub under the merger agreement to pay, under certain circumstances, the $1,992,302 termination fee to the Company.

The limited guarantee will terminate as of the earlier of: (i) the effective time of the merger; (ii) the date that is six (6) months following the date of the termination of the merger agreement in accordance with its terms; provided, that if the Company has made a claim under the limited guarantee prior to such date of termination, the limited guarantee shall terminate upon the date that such claim is finally satisfied or otherwise resolved by agreement of the parties to the limited guarantee. However, if the Company or any of its affiliates asserts a claim not permitted under the limited guarantee, including a claim against certain specified non-recourse parties or a claim in excess of the guaranteed amounts, the limited guarantee will immediately terminate and become null and void, and MSPEA IV, Zhongyu and Mr. Liu will be entitled to recover and retain all payments previously made pursuant to the limited guarantee and none of MSPEA IV, Zhongyu and Mr. Liu and certain specified non-recourse parties will have any liability under the limited guarantee, the merger agreement, the equity commitment letters or any other related documents, or any of the transactions contemplated by the limited guarantee, the merger agreement, the equity commitment letters or any other related documents.

Interim Investors Agreement

On April 3, 2014, MSPEA, Zhongyu, Mr. Yuchuan and Holdco entered into an Interim Investors Agreement (the “Interim Investors Agreement”). Pursuant to the Interim Investors Agreement, absent the written consent of each of MSPEA, Zhongyu and Mr. Liu: (i) none of MSPEA, Zhongyu or Mr. Liu shall present to the Company or any subsidiary of the Company any request that such entity take or omit to take any action, which action or omission (the “Prohibited Action or Omission”) shall or shall reasonably be expected to (x) cause the Company to be in breach of any representation, warranty, covenant or agreement under the merger agreement, (y) be materially adverse to the financial conditions, assets liabilities, or results of operations of the Company and its subsidiaries, taken as a whole, or (z) prevent or materially delay the consummation of the merger; (ii) Holdco shall not, and shall cause each of Parent and Merger Sub not to, present to the Company or any subsidiary of the Company a request for any Prohibited Action or Omission. The Interim Investors Agreement also provides that subject to certain exceptions, all actions of Holdco, Parent and Merger Sub relating to the merger agreement shall require the approval of each of MSPEA, Zhongyu and Mr. Liu.

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Voting Agreement; Voting by the Buyer Group at the Special Meeting

On April 3, 2014, concurrently with the execution of the merger agreement, Parent and Eloten Group Ltd., an entity controlled by Mr. Yuchuan Liu through which he beneficially owns shares of the Company common stock, entered into the voting agreement, pursuant to which Eloten Group Ltd. agreed, among other things, (i) when a meeting of the shareholders of the Company is held, to appear at such meeting or otherwise cause its shares of common stock to be counted as present thereat for the purpose of establishing a quorum, (ii) to vote or cause to be voted at such meeting all their shares of common stock in favor of the approval of the merger agreement and approval of the other actions contemplated in the merger agreement and any actions required in furtherance thereof, (iii) against the approval of any competing transaction or the approval of any other action contemplated by the competing transaction, and (iv) in favor of any matters necessary for the consummation of the transaction contemplated by the merger agreement. The voting agreement terminates on the earliest of: (a) the termination of the merger agreement in accordance with its terms, and (b) the effective time of the merger.

Pursuant to the voting agreement, Eloten Group Ltd. will vote 6,524,174 shares of Company common stock held by it, constituting approximately 11.3% of the Company’s total common stock outstanding, in favor of the proposal to approve the merger agreement at the special meeting.

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger, you should be aware that each member of the buyer group has interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Company’s board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and the transactions contemplated thereby, including the merger, and recommend that our shareholders vote in favor of approving the merger agreement and the transactions contemplated thereby, including the merger.

Interest of the Buyer Group

As a result of the merger, Mr. Yuchuan Liu, the Company’s Chief Executive Officer, President, and Chairman of its board of directors, will indirectly hold 11.3% of the fully diluted equity interest of Holdco, which will own 100% of the Company through Parent immediately following the completion of the merger. MSPEA will indirectly hold 38.7% of the fully diluted equity interest of Holdco immediately following the completion of the merger. Zhongyu will indirectly hold 50.0% of the fully diluted equity interest of Holdco immediately following the completion of the merger. Because of the indirect equity ownership of the buyer group in Parent, each of them will enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the unaffiliated shareholders. The buyer group will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company and they will have no certainty of any future opportunity to sell their shares in Holdco at an attractive price, or that any dividends paid by Holdco will be sufficient to recover their investment.

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The merger may provide additional means to enhance shareholder value for the buyer group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to them, such as through dividends or other distributions.

The following table sets forth, for each of our directors and executive officers (other than Mr. Yuchuan Liu), (a) the number of shares of Company common stock owned by such person, and (b) the cash payment that will be made in respect of such shares at the effective time of the merger.

	Shares
Name of Directors and Executive Officers	Shares beneficially Owned	Cash Payment therefor at the Closing
Zhimin Zhong	393,581	511,655.3
Zhicheng Zhou	7,100	9,230
Shukui Bian	173,962	226,151

Indemnification and Insurance

Pursuant to the merger agreement, Parent has agreed that:

•	The bylaws (or comparable organizational documents) of the surviving company will contain provisions no less favorable with respect to indemnification and exculpation than are set forth in the bylaws (or comparable organizational documents) of the Company as presently in effect, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of the indemnified parties, unless such modification is required by applicable law.

•	The surviving company will use commercially reasonable efforts to maintain in effect for six (6) years from the effective time of the merger the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the effective time of the merger, including acts or omissions occurring in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement; provided that the surviving company will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In the alternative, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions no less advantageous to the indemnified parties as the existing insurance maintained by the Company.

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•	The surviving company indemnify and hold harmless the current or former directors or officers of the Company or any of its subsidiaries against liabilities in connection with any claim, action, suit, proceeding or investigation arising out of, relating to or in connection with (i) any acts or omissions occurring or alleged to have occurred prior to or at the effective time of the merger, to the extent provided under the Company’s or any of its subsidiaries’ organizational documents or agreements and to the fullest extent permitted by law or (ii) any acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries, unless such person seeking indemnification has been adjudged by a court, tribunal or other governmental authority of competent jurisdiction (A) to be liable to the Company or any subsidiary of the Company, or (B) that such person's actions, or omissions to act, constitute: (1) a violation of law, unless such person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (2) a transaction from which such person derived an improper personal benefit, or (3) willful misconduct or a conscious disregard for the best interests of the Company or its subsidiary.

The Special Committee

On October 25, 2011, our board of directors established the special committee after Mr. Yuchuan Liu expressed to the board of directors that he was considering the feasibility of developing a proposal to take the Company private. The special committee is composed of three independent directors, including Mr. Robert Adler, Ms. Jennifer Li and Mr. Chongjun Duan. Mr. Adler serves as the chairman of the special committee. Other than their receipt of board and special committee compensation (which are not contingent upon the consummation of the merger or the special committee’s or our board of directors’ recommendation of the merger), their indemnification and liability insurance rights under the merger agreement and their right to receive merger consideration for the shares and options, if any, held by them upon the closing of the merger, none of the members of the special committee has a financial interest in the merger or any of transactions contemplated thereby and none of them is related to any of the buyer group. Our board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.

We will compensate the members of the special committee in exchange for their service in such capacity the sum of $15,000. Also, in recognition of the greater demands of time and the more substantial expenditure of effort of Mr. Adler as Chairman of the special committee and in consideration therefore, we will compensate Mr. Adler an additional amount of $10,000. One half of such payments will be made with 10 days after on May 3, 2014; the second half will be made when the merger is completed or when the special committee dissolved upon further resolution of the board.

Position with the Surviving Company

After the completion of the merger, Mr. Yuchuan Liu is expected to continue to serve as chairman of the board of directors of the surviving Company. It is anticipated that the executive officers of the Company will hold positions with the surviving company that are substantially similar to their current positions. It is not anticipated that Messrs. Adler and Duan nor Ms. Li will hold any position with the surviving Company.

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Compensation to Named Executive Officers of the Company in Connection with the Merger

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(t) of Regulation S-K under the Exchange Act require that companies provide their shareholders with the opportunity to vote to approve, on an advisory non-binding basis, any “golden parachute compensation” triggered by merger or acquisition transactions to their named executive officers. The Company does not have any arrangements or understandings with its named executive officers concerning any type of compensation that is based on or otherwise relates to the merger. The only payments that the Company’s named executive officers (other than Mr. Yuchuan Liu) will receive in connection with the merger are pursuant to the payout of shares of Company common stock. Mr. Yuchuan Liu will not receive any payments in connection with the merger, but will be entitled to receive shares of Holdco (and thereby indirect beneficial ownership of the surviving company in the merger) in exchange for his contributing all the shares he indirectly holds in the Company through a controlled entity pursuant to the contribution agreement, as further described under the caption “Special Factors—Financing of the Merger” beginning on page 62. As a result, the advisory shareholder vote relating to “golden parachute compensation” otherwise required by Section 14A of the Exchange Act and Item 402(t) of Regulation S-K under the Exchange Act is not applicable to the merger.

Estimated Fees and Expenses

Fees and expenses incurred or to be incurred by the Company and the buyer group in connection with the merger are estimated at the date of this proxy statement to be as follows:

Description		Amount
Legal fees and expenses	$
Other professional fees
Special committee fees	$
Miscellaneous (including accounting, filing fees, printer, proxy solicitation and mailing costs)	$
Total	$

These expenses will not reduce the merger consideration to be received by the shareholders of the Company, and the expenses incurred or to be incurred by the buyer group will be borne by MSPEA, Zhongyu and Mr. Yuchuan Liu on a proportional basis if the merger is consummated.

Relationship Between Us and the Buyer Group

Relationship with Mr. Yuchuan Liu

Mr. Yuchuan Liu is the chairman of the Company’s board of directors, and president and chief executive officer of the Company. Mr. Liu is a party to the contribution agreement described above on page 63 of this proxy statement and has agreed with Holdco and Parent to contribute to Parent shares of Company common stock owned by him through a controlled entity in exchange for equity interests in Holdco. As such, Mr. Liu will have interests in the surviving company after the merger. Mr. Liu received compensation for his services as an employee of the Company.

Negotiations, Transactions or Material Contacts

Except as set forth above or elsewhere in this proxy statement, none of the members of the buyer group, nor any of their respective directors, executive officers or other affiliates had any negotiations, transactions or material contacts with us or any of our directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement.

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Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the articles of merger with the Utah Division of Corporations and Commercial Code in accordance with the URBCA after the approval of the merger agreement by our shareholders;

•	obtaining the approval of the applicable governmental authority under the PRC AML Rules; and

•	complying with U.S. federal securities laws.

None of the parties is aware of any other required regulatory approvals.

Dissenters’ Rights

Under Utah law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock of the Company, as may be determined ultimately by a court. The fair value so determined could be more or less than, or the same as, per share merger consideration. Any of our shareholders electing to exercise dissenters’ rights must comply with the provisions of Part 13 of the URBCA, which we refer to as Part 13, in order to perfect their rights. Merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 16-10a-1320 of the URBCA

Material United States Federal Income Tax Consequences

The following discussion summarizes certain of the U.S. federal income tax consequences to holders of shares of Company common stock upon the exchange of shares of Company common stock for cash pursuant to the merger.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Company common stock that is:

•      an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes;

•      a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•      an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•      a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Company common stock that is:

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•      a nonresident alien individual for U.S. federal income tax purposes;

•      a foreign corporation for U.S. federal income tax purposes;

•      an estate whose income is not subject to U.S. federal income tax on a net income basis; or

•      a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein.

This summary addresses only investors beneficially own shares of Company common stock as capital assets and not as part of a “straddle,” “hedge,” “synthetic security” or a “conversion transaction” for federal income tax purposes, or as part of some other integrated investment. In addition, this summary is not a complete description of all the tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations for holders of shares of Company common stock received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under Utah law to object to the merger, or holders subject to special treatment under U.S. federal income tax law(such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that are partnerships or other entities treated as a partnership for U.S. federal income tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; individual retirement accounts and other tax-exempt trusts; or tax-exempt organizations or persons holding the Company common stock in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary only addresses the federal income tax consequences of the merger and does not address any tax consequences of transactions effected prior to, concurrently with, or after the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation the acquisition by Parent of the Rollover Shares from Mr. Yuchuan Liu. In addition, this summary does not discuss any consequences to shareholders of the Company that will directly or indirectly hold an ownership interest in Parent or the Company after the merger, to holders of options or warrants to purchase shares of Company common stock, to shareholders, or other equity holders in, or beneficiaries of, a holder of Company common stock, any aspect of state, local or foreign tax law that may be applicable to any holder of shares of Company common stock, or any U.S. federal tax considerations other than U.S. federal income tax considerations.

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We have not sought and will not seek any opinion of counsel or any ruling from the Internal Revenue Service with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors with respect to the specific tax consequences to them in connection with the offer and the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

Consequences to U.S. Holders

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. Holder who receives cash for shares of Company common stock pursuant to the merger will generally recognize gain or loss, if any, equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Company common stock. Gain or loss, as well as holding period, be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Company common stock is more than one year at the time of the exchange of such holder’s shares of Company common stock for cash. Long-term capital gains recognized by a non-corporate l holder generally are subject to U.S. federal income tax at a lower rate than short-term capital gains or ordinary income. There are limitations on the deductibility of capital losses. Holders of our common stock should consult their tax advisors regarding the determination and allocation of their tax basis in their stock surrendered in the merger. U.S. Holders that are individuals or estates and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include all or a portion of such U.S. Holder’s gain from the exchange of shares of Company common stock, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust (which, in 2014, is $12,150). The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. Holders should consult their advisors with respect to the 3.8% Medicare tax.

Consequences to Non-U.S. Holders

Payments made to a Non-U.S. Holder with respect to shares of Company common stock exchanged for cash pursuant to the merger generally will be exempt from U.S. federal income tax, unless:

(a)     the gain on shares of Company common stock, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment in the United States) in which event (i) unless an applicable treaty provides otherwise the Non-U.S. Holder will be subject to U.S. federal income tax on the gain on a net income basis in the same manner as if the applicable Non-U.S. Holder recognizing such gain were a U.S. Holder, and (ii) if the Non-U.S. Holder is a corporation, it may be subject to branch profits tax on such gain at a 30 percent rate (or such lower rate as may be specified under an applicable income tax treaty); or

(b)     the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which event the Non-U.S. Holder will be subject to tax at a flat rate of 30 percent (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of the shares of Company common stock which may be off set by certain U.S. source capital losses, if any, of the Non-U.S. Holder net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year.

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Dissenting Shareholders

A holder of shares of our common stock who receives in the same taxable year in which the merger occurs a cash payment from us upon perfecting dissenters’ rights with respect to the merger generally will have the same U.S. federal income tax consequences with respect to such transaction as a U.S. Holder or a Non-U.S. Holder, as applicable, will have with respect to the exchange of shares of our common stock for cash pursuant to the merger. The U.S. federal income tax consequences to a holder of shares of our common stock who receives a payment with respect to dissenters’ rights in a different taxable year than the one in which the merger occurs are unclear. A holder of shares of our common stock that may exercise dissenters’ rights with respect to the merger is urged to consult its own tax advisor regarding the U.S. federal income tax consequences to such holder of perfecting dissenters’ rights. For more detail regarding dissenters’ rights, see “Dissenters’ Rights”.

Backup Withholding Tax and Information Reporting

Payments made to holders in exchange for shares of Company common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). Backup withholding generally does not apply with respect to certain exempt holders, including corporations. To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W−9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. In general, a Non−U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the Non−U.S. Holder pursuant to the merger if the Non−U.S. Holder has provided an IRS Form W−8BEN (or an IRS Form W−8ECI if the Non−U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business). Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s United States federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner. Copies of the information returns also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

This summary of material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of shares of Company common stock should consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

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Material PRC Income Tax Consequences

Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose “de facto management bodies” are located in the PRC are considered “resident enterprises,” and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council promulgated the Regulation on the Implementation of PRC Enterprise Income Tax Law, effective as of January 1, 2008, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. Further, on April 22, 2009, the State Administration of Taxation issued a Tax Circular, Guoshuifa [2009] No. 82 on Certain Issues regarding the Determination of Offshore Companies Controlled by PRC Companies as Resident Enterprises pursuant to “De Facto Management Bodies” Standard, or Circular 82, which took effect on January 1, 2008. According to Circular 82, any company established pursuant to laws and regulations other than PRC laws but that is controlled by companies or company groups within China shall be deemed as a resident enterprise for PRC tax purposes if all the following conditions are met: (i) the senior management in charge of the daily operation and management of the company are based within China or the premises where the senior management performs its duties are located within China; (ii) the financial matters (such as raising funds, financing or financial risk management) and human resources matters (such as appointment and dismissal of employees or their payrolls) are decided by companies or individuals within China or require approval from companies or individuals within China; (iii) primary property, accounting books and accounts, company seals and board and shareholder meeting minutes are kept or placed within China; and (iv) 50% or more of the directors with voting rights or senior management habitually reside within China. According to Circular 82, in determining the location of de facto management, the principle of “substance over form” should be followed. Although Circular 82 was issued to regulate the PRC tax resident judgment of companies established overseas and controlled by PRC companies, which is not applicable in our case, the criteria in Circular 82 may be used as a reference for the State Administration of Taxation’s view on this issue. Under the EIT Law and its implementation regulations, PRC income tax at the reduced rate of 10% is applicable to any gain recognized by a “non–resident enterprise” from transfer of its equity in a resident enterprise, provided that the “non–resident enterprise” (i) does not have an establishment or place of business in the PRC or (ii) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC.

In addition, under the PRC Individual Income Tax Law, a PRC resident who disposes of an asset in or outside of the PRC is subject to PRC income tax at the rate of 20%; and a non PRC resident who disposes of an asset in the PRC is also subject to the same tax rate (subject to applicable tax treaty relief, if any).

There are ambiguities exist in the EIT Law and its implementation rules with respect to the interpretation of the provisions relating to resident enterprise issues. Therefore, there is uncertainty regarding whether PRC tax authorities would deem the Company to be a resident enterprise. Although there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company does not believe that it should be considered a resident enterprise under the EIT Law or that the gain recognized on the receipt of cash for your shares of Company common stock should otherwise be subject to PRC income tax to holders of such shares of Company common stock that are not PRC residents. Due to the aforementioned uncertainty, the Company cannot assure you, however, that it will not be deemed to be a resident enterprise under the EIT Law and its implementation rules or that the gain recognized on the receipt of cash for your shares of Company common stock should not be subject to PRC income tax to holders of such shares of Company common stock that are not PRC residents.

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In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”), issued by the PRC State Administration of Taxation, which became effective as of January 1, 2008, if the non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, which was located in a tax jurisdiction that: (a) has an effective tax burden less than 12.5% or (b) does not tax foreign-sourced income of its residents, the non-resident enterprise shall be required to file with the relevant taxation authorities certain information about the transfer within 30 days after the execution of relevant equity transfer agreements. Where any such taxation authorities, upon review and examination of the documents submitted by the non-resident enterprise, consider that the non-resident enterprise has transferred equities of any PRC resident enterprise by adopting an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the offshore share transfer transaction and as a result, gains derived from such offshore share transfer transaction may be subject to PRC withholding tax at the rate of 10%. An exemption from the application of Circular 698 is available if the equity transfer qualifies for the “listed stock exemption” under Article 1 of Circular 698, which pursuant to SAT announcement [2011] No. 24, provides that in order to qualify, the buying and selling of shares of publicly traded companies must be effected through public stock exchanges and none of the transaction terms are predetermined between the transferor and transferees. Also, although it appears that the offshore indirect equity transfers of PRC resident enterprises by individual transferors should technically fall outside of the scope of reporting under Circular 698, there is uncertainty in the practical application of Circular 698. While it may be reasonable to take the position that the merger where non-resident individual shareholders were involved falls outside the scope of reporting under Circular 698, Circular 698 may be determined by the tax authorities to be applicable to the merger where non-resident corporate shareholders were involved, if the PRC tax authorities consider that the offshore entities being transferred do not have sufficient commercial substance and the merger was undertaken without reasonable commercial purpose. As a result, the non-resident corporate shareholders may become at risk of being taxed under Circular 698.

We have not sought and will not seek any opinion of counsel or any clarification from the tax authorities with respect to the matters discussed herein. We urge holders of shares of Company common stock to consult their own tax advisors for a full understanding of the specific tax consequences of the merger to them in light of their own particular circumstances, including any PRC tax consequences.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the OTCBB and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

Litigation Related to the Merger

In April and May 2014, following the Company’s announcement of the merger agreement, certain alleged shareholders of the Company filed putative class actions individually and on behalf of the similarly situated shareholders of the Company against the Company, certain members of the Company’s board of directors and certain members of the buyer group.

Three cases have been brought in the Third Judicial District Court for Salt Lake County, Utah. The cases are captioned Berkowitz v. Sino Gas Int’l Holdings, No. 140902517 (April 10, 2014). Porretti v. Liu, No. 140902654 (April 15, 2014) and Yao v. Sino Gas Int’l Holdings, No. 140903166 (May 9, 2014). The Berkowitz and Porretti plaintiffs are seeking to consolidate their actions and have filed two amended consolidated complaints, including on May 7, 2014 and May 28, 2014.

The plaintiffs in these cases have asserted claims for breach of fiduciary duty against the Company’s directors and aiding and abetting a breach of fiduciary duty against the Company and certain members of the buyer group. The plaintiffs are seeking money damages and have requested an injunction prohibiting the defendants from taking any steps to consummate the merger. The plaintiffs also seek an award of costs and disbursements, including legal fees.

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One of the conditions to the closing of the merger is that no order by a court or other governmental entity shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

Accounting Treatment of the Merger

The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations—Related Issues.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, financial projections, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

•	the satisfaction of the conditions to consummation of the merger, including the approval of the merger agreement by our shareholders;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	debt financing may not be obtained on or prior to the effective time of the merger because of the failure of the buyer group to meet the closing conditions or for other reasons, which may result in the merger not being consummated promptly or at all;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of the shares of our common stock;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•	diversion of our management’s attention from our ongoing business operations;

•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financing that will be obtained for the merger;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger; and

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•	other risks detailed in our filings with the SEC, including the information set forth under the caption in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. See “Where You Can Find More Information” on page 108.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

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THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the special meeting described below.

Date, Time and Place

We will hold the special meeting on July [18], 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), at 9 a.m. (Hong Kong time), at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

1.	to approve the merger agreement (see “The merger agreement” beginning on page 83); and

2.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

A copy of the merger agreement (together with the amendments to the merger agreement) is attached as Annex A to this proxy statement.

Record Date; Shareholders Entitled to Vote; Quorum

Only holders of record of shares of Company common stock at the close of business on June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), are entitled to notice of and to vote at the special meeting. On the record date, [57,608,833] shares of Company common stock were issued and outstanding and held by [652] holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at [TBD].

A quorum of shareholders is necessary to hold a valid special meeting. Under our bylaws and as required under the URBCA, a quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. The inspector of elections appointed for the special meeting will determine the existence of a quorum and will tabulate the votes cast at the special meeting. Shares of Company common stock represented by proxies reflecting abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to approve the merger agreement nor the adjournment proposal and therefore are not entitled to vote your shares of common stock on these matters without your specific instructions. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

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Vote Required

Proposal 1 – Approval of the merger agreement

The approval of the merger agreement by our shareholders requires the affirmative vote of shareholders holding at least a majority of the outstanding shares of the Company common stock at the close of business on the record date.

Pursuant to a voting agreement, Eloten Group Ltd., an entity controlled by Mr. Liu, has agreed to vote 6,524,174 shares beneficially held by it, constituting approximately 11.3% of the Company’s total common stock outstanding, in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any shareholders’ meeting of the Company. Based on the 57,608,833 shares of Company common stock outstanding on the record date for the special meeting and assuming that Mr. Yuchuan Liu vote all of his shares to approve the proposal, which he has agreed to do 22,280,243 shares must be voted by shareholders other than members of the buyer group in favor of the proposal to approve the merger agreement for it to be passed.

Failures to vote, abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” the proposal to approve the merger agreement.

Proposal 2 - Approval of the Adjournment of the Special Meeting

 The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement requires the affirmative vote of the holders of at least of a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Failures to vote, abstentions and broker non-votes, if any, will have no effect on the vote with respect to any proposal to adjourn the special meeting.

Recommendation of Our Board of Directors and Special Committee

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, approved and declared it advisable to enter into the merger agreement and effect the transactions contemplated by the merger agreement, including the merger, and recommended that our shareholders approve the merger agreement.

The Board recommends that our shareholders vote “FOR” the approval of the merger agreement.

Stock Ownership and Interests of Certain Person

As of June [23], 2014, the record date for the special meeting (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), our directors and current executive officers (other than Mr. Yuchuan Liu) beneficially owned, in the aggregate, [574,543] shares of Company common stock, or collectively approximately [1]% of the outstanding shares of Company common stock. See “Common Stock Ownership of Management and Certain Beneficial Owners” beginning on page 97 for additional information. Our directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the approval of the merger agreement. Pursuant to the voting agreement, Mr. Yuchuan Liu, has agreed to vote all of the 6,524,174 shares of Company common stock currently beneficially held by him, constituting approximately 11.3% of the Company’s total common stock outstanding, in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger, at any shareholders’ meeting of the Company.

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Certain members of our management and the Board have interests that may be different from, or in addition to, those of our shareholders generally. For more information, please read “Special Factors—Interests of Certain Persons in the Merger” beginning on page 65.

Voting Procedures

Registered shareholders may vote by mail or in person at the special meeting. Voting via the Internet is a valid proxy voting method under the laws of the State of Utah (our state of incorporation). A control number located on the proxy card is designed to verify each shareholder’s identity and allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are held in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your bank, broker or other nominee.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders owning shares of Company common stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

If you do not choose to vote in person, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You may specify your choices by marking the appropriate boxes on the proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the proposal to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to approve the merger agreement.

Your vote is important. Accordingly, regardless of whether you plan to attend the special meeting, you are urged to vote by signing and returning the accompanying proxy card. If you do attend, you may vote by ballot at the special meeting, thereby canceling any proxy previously given. However, attendance at the special meeting will not revoke a proxy unless you actually vote in person at the meeting.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail with a later date or by appearing at the special meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

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Rights of Shareholders Who Dissent to the Merger

Under Utah law, by taking certain specific actions and refraining from taking other certain specific actions, you may become entitled to statutory dissenters’ rights in connection with the merger. This means that you are entitled to receive payment based on the fair value of your shares of Company common stock instead of receiving the merger consideration. If the fair value for your shares cannot be resolved between you and the Company, the Company may elect to have the fair value of your shares of Company common stock determined by a Utah court, and you will receive payment based on the final valuation instead of receiving the merger consideration. The fair value so determined could be more or less than, or the same as, per share merger consideration.

To exercise your dissenters’ rights, you must deliver to us a written notice of your intent to demand payment for your shares if the merger agreement is approved before the vote is taken on the merger agreement and you must NOT vote in favor of the approval of the merger agreement. However, merely voting against the merger agreement will not protect your dissenters’ rights, which requires strict compliance with all the steps provided under Utah law. Requirements under Utah law for exercising dissenters’ rights in relation to the merger are described in further detail under “Dissenters’ Rights” beginning on page 99 as well as in Annex C, which contains the full text of the relevant section of Utah law, Part 13 of the URBCA, regarding dissenters’ rights.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the board of directors of the Company and will be paid for by the Company. In addition, we have retained Fidelity Transfer Company, a proxy solicitation firm, to assist in the solicitation of proxies in connection with the special meeting at a cost of approximately [$30,000] plus expenses. We will also indemnify Fidelity Transfer Company against certain losses arising from its provision of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. We will pay all expenses of filing, printing and mailing this proxy statement.

Other Matters

At this time, we know of no other matters that have been be properly submitted for business at the special meeting nor do we expect that any matters will be brought before the special meeting other than the proposals (i) to approve the merger agreement and (ii) to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

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Assistance

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact:

Fidelity Transfer Company

8915 South 700 East. Suite 102

Sandy, UT 84070

United States of America

Phone: 1-801-562-1300

Fax: 1-801-233-0589

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The merger Agreement

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached, together with the amendments to the merger agreement, as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the proposed merger.

Explanatory Note Regarding the merger agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Structure and Completion of the Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. Merger Sub is a Utah company formed solely for purposes of the merger. Parent is a Cayman Islands exempted company that will be, at the effective time of the merger, beneficially owned by Zhongyu Gas Holdings Limited, MSPEA, and Mr. Yuchuan Liu. If the merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by the Company and Parent, which will be no later than the third business day immediately after all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will file articles of merger with respect to the merger with the Utah Division of Corporations and Commercial Code. The merger will become effective upon such filing or on such other date as Parent and the Company will agree in writing.

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We currently expect the merger to be completed in the third quarter of 2014, subject to all conditions to the merger having been satisfied or waived. We cannot assure you that all conditions to the merger will be satisfied or waived by then or at all. We are working to complete the merger as quickly as possible.

Articles of Incorporation and Bylaws of the Surviving Company; Directors and Officers of the Surviving Company

Upon completion of the merger, under the merger agreement the articles of incorporation and bylaws of Merger Sub, as in effect at the effective time of the merger, will be the articles of incorporation and bylaws of the surviving company (except that Article I of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Sino Gas International Holdings Inc."). The directors of Merger Sub immediately prior to the effective time of the merger will become the initial directors of the surviving company and the officers (other than the directors) of the Company immediately prior to the effective time of the merger will become the initial officers of the surviving company.

Exchange Procedures and Payment Procedures

Prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with the paying agent for the benefit of the holders of the shares of Company common stock (other than excluded shares) an amount in cash sufficient for the paying agent to make payments under the merger agreement.

Promptly after the effective time of the merger, the paying agent will mail to each holder of record of shares of Company common stock (other than holders of the excluded shares) (a) a letter of transmittal specifying how the delivery of the merger consideration to holders of record of shares of Company common stock will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. Upon surrender of a share certificate, or receipt of an “agent’s message” by the paying agent in the case of shares held in book-entry form, each record holder of such share certificates will receive an amount equal to (i) the number of shares multiplied by (ii) the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of Company common stock for six months after the effective time of the merger shall be delivered to the surviving company. Record holders of Company common stock who have not complied with the above-described exchange and payment procedures may then only look to the surviving company for payment of the per share merger consideration. Any portion of the per share merger consideration remaining unclaimed by holders of Company common stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority shall, to the extent permitted by applicable law, become the property of the surviving company free and clear of any claims or interest of any person previously entitled thereto.

If you have lost a stock certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving company, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate.

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Financing

Parent has delivered to the Company true and complete copies of (i) an executed equity commitment letter from MSPEA Gas Holdings Limited ("MSPEA"), pursuant to which MSPEA has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco, the sole shareholder of Parent, up to the aggregate amount set forth therein , (ii) an executed equity commitment letter from Zhongyu Gas Holdings Limited (“Zhongyu"), pursuant to which Zhongyu has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco up to the aggregate amount set forth therein, (we refer to (i) and (ii) collectively as the “equity financing”) and (iii) the Contribution Agreement , pursuant to which, subject to the terms and conditions therein, Mr. Yuchuan Liu has committed to contribute to Parent, immediately prior to the effective time of the merger, the number of shares of Company common stock set forth therein and to consummate the merger (we refer to (i), (ii) and (iii) collectively as “financing commitments”).

Parent shall use commercially reasonable efforts to arrange the financing on the terms and conditions described in the financing commitments; provided that Parent and Merger Sub may amend or modify the financing commitments (including by adjusting the number of Rollover Shares to be contributed to Parent by Mr. Yuchuan Liu), and/or elect to replace all or any portion of the equity financing with alternative debt and/or equity financing (the "alternative financing"), in each case so long as the aggregate proceeds of the financing (as amended or modified) and/or any alternative financing will be sufficient for Merger Sub and the Surviving Corporation to pay (i) the aggregate Merger Consideration, and (ii) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to shareholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, valid existence, good standing, authority and governmental approval to hold and operate assets and to carry on the Company’s business, and subsidiaries of the Company;

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•	the absence of violations of any articles of incorporation and bylaws;

•	the Company’s capitalization;

•	the Company’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions under the merger agreement;

•	the valid adoption of resolutions of the board of directors of the Company, based upon the unanimous recommendation of the special committee, approving the merger agreement and the merger, directing the submission of the merger agreement to the shareholders of the Company for approval, and resolving to recommend the shareholders of the Company to vote in favor of approving the merger agreement and the merger;

•	the independence of the special committee and the receipt of a written opinion as to the fairness of the merger by the special committee from its financial advisor;

•	the absence of violations of the governing documents of the Company and its subsidiaries, applicable law regarding the Company and its subsidiaries and certain agreements of the Company and its subsidiaries as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	approval of or filing with any governmental authority in connection with execution and delivery of the merger agreement, the performance thereof and the consummation of the merger;

•	compliance with laws (including anti-bribery laws) by the Company and its subsidiaries and validity of and compliance with permits of the Company or its subsidiaries;

•	the Company’s SEC filings since June 17, 2005 and the financial statements included therein;

•	the absence of any liabilities (unless incurred in connection with the merger or incurred in the ordinary course of business) that would be required to be reflected on the balance sheet since December 31, 2012;

•	the absence of legal proceedings against the Company or its subsidiaries;

•	labor and employment matters;

•	good and valid title or leasehold interests to owned or leased properties and assets;

•	intellectual property;

•	tax matters;

•	material contracts and the absence of any material default under, or termination of, any material contract;

•	customers and suppliers;

•	insurance;

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•	transactions with affiliates and employees;

•	the absence of anti-takeover provisions;

•	environmental matters;

•	the accuracy of the information provided by the Company for inclusion in the Schedule 13E-3 and this proxy statement;

•	the absence of any undisclosed broker’s or finder’s fees; and

•	acknowledgement as to the absence of any other representations and warranties made by the Company to Parent and Merger Sub.

Many of the representations and warranties made by the Company in the merger agreement are qualified as to “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any development, fact, circumstance, condition, event, change, occurrence or effect, individually or in the aggregate, that would have or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole, including any products liability or food safety investigations or claims, other than any development, fact, circumstance, condition, event, change, occurrence or effect resulting from:

•	changes in general economic conditions or changes in securities markets in general that do not have a disproportionate adverse effect (relative to other industry participants) on the Company or its subsidiaries;

•	the announcement of the merger agreement and the transactions contemplated thereby; or

•	changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date thereof.

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

•	their due organization, valid existence, good standing and authority to carry on their business;

•	their corporate power and authority to execute and deliver, to perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing the merger agreement and the absence of approval of, permit of or filing with any governmental authority for entering into and performing the merger agreement subject to certain exceptions;

•	delivery of the executed equity commitment letters and contribution agreement, and the absence of any default thereunder;

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•	the absence of amendment or modification to and the validity and enforceability of the equity commitment letters or the contribution agreement;

•	sufficiency of funds in the financing contemplated by the equity commitment letters or the contribution agreement, subject to certain exceptions;

•	the absence of legal proceedings against Parent or Merger Sub;

•	the accuracy of the information provided by Parent or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement; and

•	the absence of any undisclosed brokers’ or finders’ fees.

Many of Parent’s and Merger Sub’s representations and warranties are qualified as to, among other things, “materiality.”

Conduct of Business Prior to Closing

Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the effective time of the merger unless Parent gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned), the Company (including its subsidiaries) must conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers, employees, consultants, contractors, subcontractors and agents of the Company and its subsidiaries and to preserve the current relationships of the Company and its subsidiaries with Governmental Authorities, customers, suppliers and other persons with which the Company or any of its subsidiaries has material relations.

In addition to the foregoing general requirement, subject to certain exceptions set forth in the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, the Company (including its subsidiaries) cannot:

•	amend or otherwise change its articles of incorporation, bylaws or equivalent organizational documents;

•	issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of shares of the Company or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any of its subsidiaries, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any of its subsidiaries except in the ordinary course of business and in a manner consistent with past practice;

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•	declare, set aside, make or pay any dividend or other distribution, the equity securities of the Company or its subsidiary, other than dividend or distribution by a subsidiary of the Company to the Company or another subsidiary of the Company;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares;

•	effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiary of the Company;

•	other than in the ordinary course of business consistent with past practice, enter into, or propose to enter into, any transaction involving any earn-out, installment or similar payment to or from the Company or any of its subsidiaries, by or to any third party;

•	(i) acquire (including, without limitation, by merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or any other business combination) or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof or acquire any significant amount of assets except any such acquisitions, contributions, investments or divisions that are consistent with past practice and are for consideration not in excess of RMB 2,000,000; (ii) incur, assume, alter, amend or modify any indebtedness or issue any debt securities in excess of RMB 2,000,000 individually or RMB 6,000,000 in the aggregate, or guarantee such Indebtedness, or make any loans or advances; (iii) create or grant any lien on any assets of the Company or any of its subsidiaries; or (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of RMB 2,000,000 or capital expenditures which are, in the aggregate, in excess of RMB 6,000,000 for the Company and its subsidiaries taken as a whole;

•	except as otherwise required by law, (A) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of the Company or any of its subsidiaries (other than the hiring or termination of employees or consultants below officer level with annual compensation of less than US$ 50,000 (or its RMB equivalent)), (B) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any of its subsidiaries, (C) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of its subsidiaries, (D) establish, adopt, amend or terminate any company plan, (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under the company plan, to the extent not already required in any such plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any company plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (G) forgive any loans to directors, officers or employees of the Company or any of its subsidiaries;

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•	issue or grant any equity based awards to any person or adopt any equity based incentive plan unless such issuance or grant was approved by the Company’s board prior to the date of the merger agreement (but subject to full disclosure by the Company to Parent of any such scheduled issuance or grant in the company disclosure letter);

•	make any changes with respect to any credit practice, method of financial accounting, or financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Company and its subsidiaries, except as required by changes in GAAP;

•	pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities or obligations as they become due in the ordinary course of business and consistent with past practice;

•	enter into, amend, modify or consent to the termination of any material contract (or any contract that would be a material contract if such contract had been entered into prior to the date hereof), or amend, waive, modify or consent to the termination of the Company's or any of its subsidiaries’ rights thereunder;

•	enter into any Contract between the Company or any Company Subsidiary, on the one hand, and any of their respective Affiliates, officers, directors or employees, on the other hand;

•	terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

•	commence or settle any action (A) for an amount in excess of US$100,000 (or an equivalent amount in RMB) in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company or any of its subsidiaries in excess of such amount, including costs or revenue reductions, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of its subsidiaries, or (C) that is brought by or on behalf of any current, former or purported holder of any capital stock or debt securities of the Company or any of its subsidiaries relating to the transactions contemplated by the merger agreement;

•	permit any item of company owned intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of company owned intellectual property;

•	fail to make in a timely manner any filings or registrations with (A) the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or (B) any other governmental authority, including the SAIC, SAFE and SAT;

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•	engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

•	make, revoke or change any material tax election, materially amend any tax return or waive any statute of limitations with respect to any material tax claim or assessment, enter into any material closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, settle or finally resolve any material controversy with respect to taxes or materially change any method of tax accounting or fail to duly and timely file all tax returns and other documents required to be filed with any taxing authority in accordance with past practice;

•	transfer or permit any transfers of cash in excess of RMB 2,000,000 in the aggregate from one or more of the Company and any of its subsidiaries organized outside of the PRC, taken as a whole, to any of its subsidiaries organized in the PRC;

•	announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing; or

•	commit, directly or indirectly, any act that would violate any applicable law or the terms of the representations and warranties made by the Company in the merger agreement, with all such cases to be treated as if the representations and warranties made by the Company in the merger agreement apply to the conduct of the Company pending the merger.

Limitations on a Change in the Company Recommendation and Entry into Competing Transactions

The merger agreement provides that the board of directors of the Company can only (a) change, withhold, withdraw, qualify or modify, or propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub (such action is referred to herein as a “change in the company recommendation”) or (b) approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any “competing transaction” (as defined in Section 6.04(e) of the merger agreement), if the Company’s board of directors determines, in its good faith judgment upon the unanimous recommendation of the special committee, prior to the time of the shareholders' meeting and upon advice by independent legal counsel, that failure to make a change in the company recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable law.

Notwithstanding the foregoing, the merger agreement requires that, before the board of directors of the Company can make a change in the company recommendation or authorize the Company to terminate the merger agreement in order to enter into any definitive agreement with respect a competing transaction, (a) the Company first provides two business days’ written notice to Parent of its intention to take such action and a description of the reasons for taking such action specified under the merger agreement; (b) during such three business day notice period, the Company negotiates with Parent in good faith (to the extent Parent desires to negotiate) to enable Parent to revise the terms and conditions of the merger agreement so that such third party proposal or offer would cease to constitute a superior proposal; and (c) following the end of such notice period, the board of directors of the Company and the special committee determine in good faith, taking into account any changes to the merger agreement proposed by Parent, that the superior proposal continues to constitute a superior proposal.

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Shareholders’ Meeting

Unless the merger agreement is terminated, the Company is required to take all action necessary to convene and hold a special meeting of its shareholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Schedule 13E-3 and this proxy statement for the purpose of obtaining the shareholder approval required by the merger agreement.

Subject to the provisions of the merger agreement discussed under “Limitations on a Change in the Company Recommendation and Entry into Competing Transactions” above, the board of directors of the Company is required to recommend the approval of the merger agreement by the Company’s shareholders.

Conditions to the Merger

The consummation of the transactions contemplated by the merger agreement is subject to the satisfaction of the following conditions:

•	the merger being approved by the shareholders at the special meeting;

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered any law which is then in effect and which restrains, enjoins or otherwise prohibits consummation of the merger;

•	All requisite regulatory approvals, including approval by applicable Chinese governmental authority under the PRC AML Rules, shall have been obtained and be in full force and effect, except where the failure to obtain such approvals would not, individually or in the aggregate, (i) have a material adverse effect to the Company or (ii) prevent the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction or waiver of the following conditions:

•	The representations and warranties set forth in Sections 3.01 (Organization and Qualification), 3.03 (Capitalization), 3.04 (Authority Relative to This Agreement; Fairness), 3.06 (Permits; Compliance with Laws), 3.08 (Absence of Certain Changes or Events) and 3.19 (Anti-Takeover Provisions) of the merger agreement shall be true and correct in all respects as of the date hereof and as of the closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and the other representations and warranties of the Company contained in the merger agreement shall be true and correct in all respects as of the date hereof and as of the closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect to the Company.

•	The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it on or prior to the closing.

•	The Company shall have delivered to Parent a certificate, dated the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(d) of the merger agreement.

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•	Since the date of the merger agreement, there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect to the Company

•	Members of management of the Company who are PRC residents shall have duly completed the registration with SAFE of their respective holding of shares of the Company.

•	The holders of no more than ten percent (10%) of the Shares shall have validly exercised and not effectively withdrawn or lost their rights of dissent in accordance with Section 1302 of URBCA.

•	Each employee of the Company or one of its subsidiaries listed on Section 7.02(g) of the company disclosure letter shall have entered into an employment agreement, substantially in the form agreed as of the date hereof, with one or more of the Company and its subsidiaries, and such agreement shall be in full force and effect.

•	The Company shall have obtained a consent and waiver in writing from AMP Capital Asian Giants Infrastructure Fund ("AGIF") under that certain Shareholders Agreement, dated as of December 17, 2010 (the "Shareholders Agreement"), among the Company, Sino Gas Construction Limited and AGIF, pursuant to which consent and waiver AGIF shall consent to the transactions contemplated in the merger agreement and waive any and all of AGIF's rights under Section 20.1 of the Shareholders Agreement in connection with the transactions contemplated herein.

•	The Company shall have redeemed all issued and outstanding shares of Series B convertible preferred stock of the Company in accordance with the terms of the Company's organizational documents.

The obligations of the Company to effect the merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

•	The representations and warranties of Parent and Merger Sub contained in the merger agreement shall be true and correct in all respects as of the date hereof and as of the closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the transactions.

•	Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it on or prior to the closing.

•	Parent shall have delivered to the Company a certificate, dated the closing date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b) of the merger agreement.

Termination, Termination Fee and Amendment

Termination of the merger agreement

The Company and Parent may, by mutual written consent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the special committee), terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the approval of the merger agreement by the Company’s shareholders.

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In addition to termination by mutual consent, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

(a) by either of the Company or Parent:

•	if the merger is not completed on or before December 31, 2014, provided that such right to terminate the merger agreement is not available to any party whose breach of the merger agreement has been the primary cause of, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•	if any governmental authority has enacted or enforced any injunction which has become final and non-appealable, provided that such termination right shall not be available to any party that has breached in any material respect its obligations under the merger agreement in any manner that has been the proximate cause of, or resulted in, such injunction; or

•	if shareholder approval has not been obtained at the special meeting or any adjournment or postponement thereof, provided that the Company shall not be entitled to terminate the merger agreement under this provision if it has materially breached its obligations under provisions governing “Proxy Statement and Schedule 13E-3” and “No Solicitation of Transactions” under the merger agreement.

(b) by Parent:

•	if there is a breach or failure in any material respect of any representation, warranty or covenant of the Company set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, Parent shall not have the right to terminate if Parent or Merger Sub is then in material breach of any representations, warranties or covenants under the merger agreement; or

•	upon the occurrence of any events which would constitute a “Company Triggering Event” under the merger agreement.

(c) by the Company, if:

•	a breach of failure in any material respect of any representation, warranty or covenant of Parent or Merger Sub set forth in the merger agreement has occurred, such that the corresponding condition to closing would not be satisfied prior to the termination date, provided that, the Company shall not have the right to terminate if it is then in material breach of any representations, warranties or covenants under the merger agreement; or

•	The Merger shall not have been consummated within ten (10) business days of the satisfaction of all the conditions of Parent and Merger Sub’s obligation to close the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing); provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the Closing during such period at least three (3) business days prior to such termination.

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Termination Fee

Company Termination Fee. The Company is required to pay Parent a termination fee of $2,656,402 in the event the merger agreement is terminated:

•	by Parent due to the Company’s material breach of the merger agreement;

•	by Parent due to the occurrence of any Company triggering event;

•	by the Company or Parent pursuant to Section 8.02(a) (Long Stop Date) or Section 8.02(c) (Company Vote) of the merger agreement and within eighteen (18) months after such termination the Company or any of its Subsidiaries consummates any Competing Transaction (provided that for purposes of determining Company Termination Fee, all references to "20%" in the definition of "Competing Transaction" in the merger agreement shall be deemed to be references to "50%").

Parent Termination Fee. The merger agreement also provides that Parent will be required to pay the Company a termination fee of $1,992,302 (the "Parent Termination Fee") if the merger agreement is terminated by the Company (i) due to a material breach of the merger agreement by Parent or Merger Sub or (ii) because Parent and Merger Sub have not closed the merger within ten Business Days of the satisfaction of all the conditions set forth for closing and the Company has delivered to Parent an irrevocable written commitment that it is ready to consummate the closing at least three Business Days prior to such termination.

Failure to Pay Termination Fees. In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of the merger agreement, the Company or Parent, as the case may be, shall reimburse the other Party for all costs and expenses actually incurred or accrued by the other Party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at prime rate of Citibank, N.A. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

Remedies

Each of the Company, Parent and Merger Sub acknowledges that the Company Termination Fee or Parent Termination Fee payable is not a penalty but rather constitutes amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating the merger agreement and in reliance on the merger agreement and on the expectation of the consummation of the Transactions.

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If Parent or Merger Sub fails to effect the Closing pursuant to Section 8.03(b) of the merger agreement, the sole and exclusive remedy of the Company and its subsidiaries and shareholders is the right to terminate the merger agreement and to receive the Parent Termination Fee. The Company and its subsidiaries and shareholders may not seek the remedy of specific performance of the merger agreement but instead the Company may only bring a claim for payment of the Parent Termination Fee. Neither the Company nor any of its affiliates shall be entitled (i) to an injunction or injunctions to prevent breaches of the merger agreement by Parent, Merger Sub or any of their affiliates, (ii) to enforce specifically the terms and provisions of the merger agreement against Parent, Merger Sub or any of their affiliates or (iii) otherwise to obtain any equitable relief or remedy against Parent, Merger Sub or any of their affiliates.

On the other hand, if any provision of the merger agreement were not performed by the Company in accordance with the terms of the merger agreement and that Parent and Merger Sub will be entitled to specific performance, including an injunction or injunctions to prevent breaches of the merger agreement by the Company, in addition to any other remedy at law or equity. The Company hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If Parent and/or Merger Sub brings any action to enforce specifically the performance of the terms and provisions hereof by the Company, the Termination Date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty business days or (y) such other time period established by the court presiding over such action.

Modification or Amendment

At any time prior to the effective time of the merger, the merger agreement may be amended by the parties thereto in writing by action taken by or on behalf of their respective boards of directors. However, following the approval of the merger agreement by the shareholders of the Company, the parties may not amend the merger agreement to reduce the amount or change the type of consideration into which each share of the Company common stock shall be converted upon consummation of the merger.

Indemnification; Directors’ and Officers’ Insurance

The bylaws of the surviving company will contain provisions no less favorable to such persons with respect to the limitation of liabilities of directors and officers and indemnification that are set forth in the Company’s organizational documents and indemnification or similar agreements in effect as of the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time in a manner that would adversely affect the rights thereunder of such persons.

Parent and the surviving company will comply with all of its obligations, and shall cause the company subsidiaries to comply with their respective obligations, to indemnify and hold harmless the current or former directors, officers, or employees of the Company or its subsidiaries in respect of indemnification, advancement of expenses and limitations on, or exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided under the Company’s or its subsidiaries’ organizational documents or any relevant indemnification agreement and such obligations will survive the merger and continue in full force and effect in accordance with their terms if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and have complied with certain procedures of seeking indemnification (including prompt notification upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any action which may result in the payment or advancement of any amounts under any existing indemnification agreements). However, no indemnification shall be made in respect of any action as to which a person seeking indemnification has been adjudged by a court, tribunal or other governmental authority of competent jurisdiction (A) to be liable to the Company or any of its subsidiaries, or (B) that such person's actions, or omissions to act, constitute: (1) a violation of law, unless such person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (2) a transaction from which such person derived an improper personal benefit, or (3) willful misconduct or a conscious disregard for the best interests of the Company or its subsidiary.

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The Company and the surviving company will use commercially reasonable efforts to indemnify the current directors and officers that has participated in the merger against any liability arising out of matter occurring prior to the effective time of the merger. Upon commercially reasonable request by Parent , the Company will purchase insurance policies with respect to its indemnification set forth in the previous sentence, if such policies have not been obtained prior to the effective time. The surviving company will use commercially reasonable efforts to maintain the Company’s and its subsidiaries’ directors and officers liability insurance for a period of six years after the effective time of the merger on terms with respect to coverage and amount no less favorable than the existing insurance and from an insurance carrier with the same or better credit rating; provided that the surviving company will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance (which premiums the Company represents and warrants to be US$ 115,000 in the aggregate). In the alternative, the Company may purchase a six-year “tail” prepaid policy prior to the effective time of the merger on terms and conditions providing no less advantageous benefits as the existing directors’ and officers’ liability insurance maintained by the Company, and the surviving company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect.

The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Access to Company Information

Subject to certain exceptions, the Company and its subsidiaries will grant Parent, its authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such party, and will furnish Parent and its authorized representatives such existing financial and operating data and other existing information as it may reasonably request. Such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries.

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common stock ownership of the management and certain beneficial owners

The following table sets forth, as of the date of this proxy statement, information concerning the beneficial ownership of shares of our common stock held by our directors, our named executive officers, our directors and executive officers as a group, and each person known by us to be a beneficial owner of 5% or more of our outstanding common stock.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person has the right to acquire within 60 days after the measurement date, such as pursuant to options, warrants or convertible notes. Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information each of them has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property or similar laws may apply. For purposes of the column for shares underlying convertible securities, in accordance with rules of the SEC, shares of our common stock underlying securities that a person has the right to acquire within 60 days after the measurement date are deemed to be beneficially owned by such person for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. As to any member of the buyer group listed below, who may be deemed to be part of a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder, the amounts presented excludes shares beneficially owned by other members of the buyer group.

	Amount and Nature of Beneficial Ownership Common Stock		Percent of Common Stock
Owner of More than 5% of Class
Eloten Group Ltd.	6,524,174	(1)	11.3%
Leading King Investment Limited	5,384,923	(2)	9.3%
Ching Kuen Lee	1,732,210	(3)(2)	3.0%
Tianbo Weng	6,635,209	(4)	11.5%
Lead Fame International Limited	25,806,451	(5)	44.8%

Directors and Executive Officers		(8)
Yuchuan Liu	6,524,174	(1)	11.3%
Zhimin Zhong	393,581	(6)	*	%
Zhicheng Zhou	7,100	(7)	*	%
Shukui Bian	173,962	(6)	*	%
Chongjun Duan	0		*	%
Jennifer Li	0		*	%
Baoling Wang	0		*	%
Robert Adler	0		*	%
All Directors and Executive Officers	7,098,717		12.3%

* Less than 1%

(1)	Includes 6,524,174 shares of Common Stock issued upon conversion of Series A Convertible Preferred Stock to Eloten Group Ltd., which are beneficially attributed to Mr. Yuchuan Liu. Mr. Liu and his wife hold an aggregate of 100% ownership interest in Eloten Group Ltd. The registered office of Eloten Group Ltd. is Akara Bldg., 24 De Castro Street, Wickham Cay I, Road Town, Tortola, British Virgin Islands.
(2)	Includes 5,384,923 shares of Common Stock issued upon conversion of Series A Convertible Preferred Stock to Leading King Investment Limited (“Leading King”), which are beneficially attributed to Mr. Ching Kuen Lee (“Mr. Lee”). The registered office of Leading King is Portcullis Trust Net Chambers, P.O. Box 34444, Road Town Tortola, British Virgin Islands.

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(3)	On October 20, 2011, Mr. Lee acquired 1,732,210 shares of the Common Stock on the public market. Mr. Lee’s address is unit 3605-07, 36/F., Metroplaza 2, 223 Hing Fong Road, New Territories, Hong Kong.
(4)	On June 30, 2011, Mr. Tianbo Weng (“Mr. Weng”) purchased 6,635,209 shares of the Common Stock from Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, LP. Mr. Weng’s address is Zhongyou Building, fifth floor, 151 Kaijin Road, Xuhui District, Shanghai, China 200235.
(5)	On September 25, 2013, Lead Fame International Limited (“Lead Fame”) acquired and converted an 8% convertible note (the “Note”) previously held by Goldfield International Investments Ltd. Upon conversion of the Note, 25,806,452 shares of Common Stock were issued to Lead Fame. Lead Fame’s principal business address is Portcullis Trust Net Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands. The sole shareholder and director of Lead Fame is Mr. Zhonglin Dai (“Mr. Dai”) and he has sole voting and dispositive power after the shares held by Lead Fame. Mr. Dai’s business address is Suite 1107, Office Tower C1, Oriental Plaza No. 1 East Chang An Avenue, Beijing 100738, China.
(6)	Shares of Common Stock issued to Gas (BVI) as a result of the consummation of the share exchange agreement are beneficially attributed to each of the Gas (BVI) shareholders based on each shareholder’s percentage ownership interest in Gas (BVI) immediately prior to execution of the share exchange agreement.
(7)	Includes 7,100 shares of Common Stock Mr. Zhicheng Zhou acquired on the market.
(8)	Except as otherwise stated, the address of the directors and executive officers listed in the table is: c/o Beijing Zhongran Weiye Gas Co., Ltd., No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China 10083.

Changes in Control

Except for the proposed merger, there are currently no other arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

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common stock transaction information

Transactions by the Company

There have been no purchase or sale of shares of Company common stock by the Company during the past two years.

Prior Public Offerings

The Company has not made any underwritten public offering of Company common stock for cash during the past three years that was registered under the Securities Act or exempt from registration under Regulation A of the Securities Act.

Transactions by the Buyer Group

There has been no transaction by Holdco, Parent, Merger Sub, Mr. Yuchuan Liu, the MS Filing Persons, or Zhongyu in the Company common stock during the 60 day period prior to the date hereof.

Transactions by the Company’s Executive Officers and Directors

The following table sets forth information concerning all purchases and sales of shares of Company Common Stock by, and stock options granted to, the officers and directors of the Company listed below during the past two years (April__, 2012 through April__, 2014).

	Shares of Common Stock Purchased or Sold/Stock Option Grants
Name	Date	Number of Shares	Footnote
Yuchuan Liu	11/20/2012	112,869	(1)
Zhicheng Zhou	11/20/2012	112,869	(2)

(1)	Comprised of amount of Common Stock issuable on exercise or conversion, as the case may be, of Warrants and 8% Senior Secured Convertible Notes that were sold on November 20, 2012.
(2)	Comprised of amount of Common Stock issuable on exercise or conversion, as the case may be, of Warrants and 8% Senior Secured Convertible Notes that were sold on November 20, 2012.

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Dissenters’ RIGHTS

Under Utah law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock, a may be determined ultimately by a court. Any of our shareholders electing to exercise dissenters’ rights must comply with the provisions of Part 13 of the URBCA, which we refer to as Part 13, in order to perfect their rights. We will require strict compliance with the statutory procedures. A copy of Part 13 is attached to this proxy statement as Annex C.

The following is a brief summary of the material provisions of the Utah statutory procedures required to be followed by a shareholder in order to dissent from the merger agreement and perfect the shareholder’s dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the text of Part 13. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your right to dissent under Part 13. If you wish to consider exercising your dissenters’ rights, you should carefully review the text of Part 13 contained in Annex C because failure to timely and properly comply with the requirements of Part 13 will result in the loss of your dissenters’ rights under Utah law. Section 16-10a-1320 of the URBCA requires that shareholders be notified before the special meeting to vote on the merger agreement that dissenters’ rights will be available. A copy of Part 13 must be included with such notice. This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Part 13.

If you wish to exercise your dissenters’ rights:

•	You must deliver to us, as set forth below, a written notice of your intent to demand payment for your shares if the merger is effectuated before the shareholder vote is taken on the merger agreement at the special meeting. This written notice of your intent to demand payment for your shares must be in addition to and separate from any proxy or vote abstaining from or voting against the merger agreement. Voting against (by proxy or otherwise) or failing to vote for the merger agreement itself does not constitute a notice of your intent to demand payment for your shares under Part 13;

•	You must not vote any of your shares in favor of the merger. Voting any of your shares in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters’ rights and will nullify any previously filed written notices of intent to demand payment for your shares;

•	You must be a shareholder as of the date the merger agreement is approved by the shareholders;

•	You must demand payment in accordance with the terms of a dissenters’ notice, which will be sent to dissenting shareholders within ten days after the merger is made effective; and

•	You must deposit your certificates in accordance with the terms of the dissenters’ notice.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of our common stock as provided for in the merger agreement but you will have no dissenters’ rights with respect to your shares of our common stock.

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All notices of intent to exercise dissenters’ rights should be addressed to Sino Gas International Holdings, Inc., Attention: Corporate Secretary, No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China, 100083, should be delivered to us before the vote on the merger is taken at the special meeting of shareholders and should be executed by, or on behalf of, the record holder of the shares of our common stock. The notice must reasonably inform us of the identity of the shareholder and the intention of the shareholder to demand payment for his, her or its shares of our common stock.

To be effective, a notice of intent to exercise dissenters’ rights by a holder of our common stock must be made by, or in the name of, such record shareholder, fully and correctly, as the shareholder’s name appears on the stock certificate(s), or by the beneficial owner of such shares if such beneficial owner does not also hold the shares of record.

If a record shareholder owns shares on behalf of more than one beneficial owner, such record holder may assert dissenters’ rights with respect to certain beneficial owners and not others, so long as the record shareholder dissents with respect to all shares held on behalf of any given beneficial owner. A beneficial owner may also assert dissenters’ rights on his or her own behalf, provided that such dissenting beneficial owner causes the record shareholder to provide the Company with a written consent to the exercise of the dissenters’ rights with respect to such shares, and that the beneficial owner dissents with respect to all shares that he or she owns.

Within ten days after the effective date of the merger, the Company, as the surviving company, must give written dissenters’ notice of the effective date of the merger to each of the Company’s shareholders who has properly delivered to the Company a written notice of intent to demand payment for shares and who did not vote in favor of the merger. Such dissenters’ notice must state an address at which the Company will accept payment demands and an address at which certificates for certificated shares shall be deposited, state to what extent transfer of uncertificated shares will be restricted after the payment demand is received, supply a form for demanding payment, and set a date by which the Company must receive the payment demand and certificates for certificated shares, which date may not be fewer than thirty and not more than seventy days after the date the notice is given.

A shareholder who receives the dissenters’ notice from the Company and wishes to assert dissenters’ rights must send the Company a payment demand in the form provided in the dissenters’ notice or in another writing, and must deposit the certificates for certificated shares in accordance with the dissenters’ notice. In lieu of receipt of a deposit of certificates, we may restrict the transfer of uncertificated shares. A shareholder who does not demand payment and deposit his or her certificate(s) in accordance with the dissenters’ notice will not be entitled to payment for shares under Part 13.

Upon receipt by us of a payment demand, we must pay the amount we estimate to be the fair value of a dissenting shareholder’s shares, plus interest. Such payment must be accompanied by our balance sheet as of the end of our most recent fiscal year, an income statement for that year, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, and the latest interim financial statements, along with our estimate of the fair value of the shares and the amount of interest payable with respect to the shares.

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A shareholder who believes the payment made by us is less than the fair value of the shares may notify us in writing of his, her or its own estimate of the fair value of the shares and demand payment of the estimated amount, plus interest, less any amount previously paid by us, within thirty days of such payment by us. If we disagree with the shareholder’s estimate of the fair value, within sixty days of such demand we must commence a proceeding in Salt Lake County, Utah and petition the court to determine the fair value of the shares and the amount of interest. If we fail to commence the proceeding, we must pay the unresolved amount demanded. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive, and the court may appoint appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of the shares, plus interest, exceeds the amount previously paid by us. The court will also determine all costs of the proceeding, which will be assessed against us, except that the court may assess costs against dissenters to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts in amounts the court finds equitable.

In view of the complexity of Part 13, any of our shareholders who wish to dissent from the merger and pursue dissenters’ rights should consult their legal advisors. Failure to take any required step in connection with exercising dissenters’ rights may result in the termination or waiver of such rights.

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selected financial information

Selected Financial Information

The following table sets forth our selected consolidated financial data. The selected consolidated statements of income data and balance sheets data in the table below have been derived from the audited financial statements filed as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The information set forth below is not necessarily indicative of future results and should be read in conjunction with the financial statements and the related notes and other financial information contained in such Form 10-K. Please see “Where You Can Find More Information” for a description of how to obtain a copy of such Form 10-K.

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Operation Results

	12/31/2013	12/31/2012
Sales	$68,442,045	$50,399,529
Cost of revenue	(46,147,604)	32,356,568

Gross Profit	22,294,441	18,042,961

Operating Expenses
Selling expenses	5,431,969	3,686,534
General and administrative expenses	6,726,313	4,998,365
Total operating expenses	12,158,282	8,684,899

Operating Income	10,136,159	9,358,062

Other Income/(Expense)
Investment income	4,136,340	2,985,233
Other income	482,349	1,979,844
Other expense	(688,799)	(2,748,237)
Interest income	185,413	253,924
Interest expense	(3,446,647)	(3,395,554)
Gain on disposal of subsidiaries	-	-
Total other income/(expense)	668,656	(924,790)

Earnings from continued operation before tax	10,804,815	8,433,272
Income taxes	(2,287,358)	(2,049,832)
Income from continued operation	8,517,457	6,383,440

Income/(loss) from discontinued operation, net of tax	-	-
Net income	$8,517,457	$6,383,440

Net Income Attributable to
-Common stockholders	$8,481,295	$5,321,721
-Non-controlling stockholders	$36,162	$1,061,719
	$8,517,457	$6,383,440

Other Comprehensive income
Foreign currency translation adjustment	2,802,636	(2,748,884)
Comprehensive income	$11,320,093	$3,634,556

Comprehensive Income Attributable to:
-Common stockholders	$11,272,032	$3,030,042
-Non-controlling stockholders	$48,061	$604,514
	$11,320,093	$3,634,556

Earnings Per Share
Basic: -Net income	$0.22	$0.17
-Income from continued operation	0.22	0.17
-Income from discontinued operation	0.00	0.00
Diluted: -Net income	$0.22	$0.17
-Income from continued operation	0.22	0.17
-Income from discontinued operation	0.00	0.00
Weighted Average Shares Outstanding
-Basic	39,155,453	31,795,007
-Diluted	39,155,453	40,854,873

Earnings Per Share
-Net income	$0.15	$0.17
-Income from continued operation	0.15	0.17
-Income from discontinued operation	0.00	0.00

Number of Shares Outstanding	57,608,833	31,802,382

Ratio of Earnings to Fixed Charges

	For the year ended December 31,	For the year ended December 31,
	2013	2012
Ratio of Earnings to Fixed Charges(1)	3.7	3.2

(1) In calculating the ratio of earnings to fixed charges, the Company used the following definitions:

●	The term “fixed charges” means the sum of the following: (a) Interest expense and capitalized; (b) amortized premiums, discounts, and capitalized expenses related to indebtedness; (c) an estimate of the interest within rental expense; and (d) Interest on debt and capitalized leases
●	The term “earnings” is the amount resulting from adding the following items: (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest, (d) distributed income of equity investees; and (e) the Company’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and subtracting the following items: (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

Net Book Value Per share

The net book value as of December 31, 2013 was $108,184,763 and the net book value per basic share of the Company common stock as of December 31, 2013 was $1.88 based on the 57,608,833 total outstanding common shares of Company common stock during the fiscal year 2013.

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market price and dividend information

Market Price Information

Our common stock is quoted on the OTC Bulletin Board under the symbol SGAS.OB. Since our September 7, 2006 reverse merger with GAS Investment China Co., Ltd. (“Gas (BVI)”), there has been minimal trading activity in our shares. The following table provides the high and low sales prices for our common stock as reported for the past two years.

Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

CALENDAR QUARTER ENDED	HIGH BID(S)	LOW BID(S)
First Quarter of 2012	$0.32	$0.32
Second Quarter of 2012	$0.41	$0.38
Third Quarter of 2012	$0.40	$0.30
Fourth Quarter of 2012	$0.35	$0.26
First Quarter of 2013	$0.36	$0.26
Second Quarter of 2013	$0.36	$0.27
Third Quarter of 2013	$0.65	$0.25
Fourth Quarter of 2013	$0.58	$0.31
First Quarter of 2014	$0.96	$0.42
Second Quarter of 2014 (through May 30, 2014)	$1.25	$0.81

As of December 31, 2013, there were 652 holders of record of our common stock.

The closing price of $0.49 per share of Company common stock is quoted by OTC Bulletin Board on December 6, 2013, the last trading day prior to the Company's announcement on December 8, 2013 that it had received a "going private" proposal from Mr. Yuchuan Liu and MSPEA.

On_________, 2014, the most recent practicable date before the printing of this proxy statement, the closing price per share was $______. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

Dividend Policy

To date, we have neither declared nor paid any cash dividends on shares of our common stock. We presently intend to retain earnings to finance the operation and expansion of our business and do not anticipate declaring cash dividends in the foreseeable future.

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shareholder proposals and nominations

Other Matters for action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no other matters to be submitted to our shareholders for consideration at the special meeting. However, if any other matter is presented properly for consideration and action before the meeting or any adjournment or postponement thereof, then the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

If the merger is completed, we will cease to have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the merger is not completed, we expect to hold our 2014 annual meeting of shareholders. Shareholder proposals which are intended to be presented by shareholders at our 2014 annual meeting of shareholders must be received by the Company’s Secretary at our principal executive offices no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in order to be considered for inclusion in the proxy statement and form of proxy/voting instruction card relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Holders of proxies for our 2014 annual meeting of shareholders may exercise discretionary authority on any matter for which we do not receive notice prior to 45 calendar days in advance of the one year anniversary of the date our proxy statement for our 2014 annual meeting was first sent to shareholders.

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WHERE YOU CAN FIND MORE INFORMATION

Information We File With the SEC

We are subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and we file our annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC’s website at http://www.sec.gov.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations” section of our website at http://www.sino-gas.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

Because the merger is a “going private” transaction, the Company, Holdings, Parent and Merger Sub have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

Documents Incorporated by Reference

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the first quarter of 2014 filed on May 20, 2014;

•	our Current Report on Form 8-K filed on April 3, 2014 only to the extent filed and not furnished; and

•	our Current Report on Form 8-K filed on May 12, 2014.

Notwithstanding the foregoing, information furnished under Items 1.01 and 9.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, to the extent that any of the Current Report incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.

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We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China, 100083, Attention: Corporate Secretary, and should be made at least five (5) business days before the date of the special meeting in order to receive them before the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED _________, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
among
Prosperity Gas Holdings Limited,
Merger Sub Gas Holdings Inc.
and
Sino Gas International Holdings, Inc.

Dated as of April 3, 2014

A-1

A-2

A-3

A-4

AGREEMENT AND PLAN OF MERGER, dated as of April 3, 2014 (this “Agreement”), among Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Sino Gas International Holdings, Inc., a Utah corporation (the “Company”, each of which is sometimes referred to herein as a “Party” and all of which are sometimes collectively referred to herein as the “Parties”).

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Utah Revised Business Corporation Act (“URBCA”), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the Special Committee of the Company Board (the “Special Committee”), has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), and (iii) resolved to recommend the approval of this Agreement and the Transactions by the shareholders of the Company at the Shareholders’ Meeting;

WHEREAS, the board of directors of each of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement and the consummation of the Transactions, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, as a condition to and inducement of the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (a) Mr. Yuchuan Liu, Morgan Stanley Private Equity Asia IV Holdings Limited and Zhongyu Gas Holdings Limited are entering into a limited guarantee in favor of the Company to guarantee the due and punctual performance and discharge of certain payment obligations of Parent and Merger Sub under this Agreement (the “Limited Guarantee”); and (b) Mr. Yuchuan Liu (the “Rollover Holder”) has executed a contribution agreement, dated the date hereof, among the Rollover Holder, Parent and Harmony Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Holdco”) (together with the schedules and exhibits attached thereto, the “Contribution Agreement”), pursuant to which the Rollover Holder will contribute the Shares set forth on Exhibit A thereto owned by the Rollover Holder (the “Rollover Shares”) to Parent; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

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ARTICLE I

THE MERGER

SECTION 1.01         The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the URBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) under the laws of the State of Utah as a wholly-owned subsidiary of Parent.

SECTION 1.02         Closing; Closing Date. Unless this Agreement shall have been terminated pursuant to Article VIII, and unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the closing for the Merger (the “Closing”) shall take place at 10:00 p.m. (Hong Kong time) at the offices of Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong on a date to be specified by the Company and Parent (the “Closing Date”), which shall be no later than the third (3rd) Business Day immediately following the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement.

SECTION 1.03         Effective Time. Subject to the provisions of this Agreement, as early as practicable on the Closing Date, the Parties shall file Articles of Merger providing for the Merger (the “Articles of Merger”) with the Utah Division of Corporations and Commercial Code (the “Utah Division”) with respect to the Merger and any other documents required under URBCA to effect the Merger. The Merger shall become effective upon the Business Day on which the Articles of Merger are duly filed with the Utah Division or on such other date and time as Parent and the Company shall agree in writing (the date the Merger becomes effective being the “Effective Time”).

SECTION 1.04         Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by law; provided, however, that, at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended to read as follows: “The name of the corporation is Sino Gas International Holdings Inc.”.

SECTION 1.05         Directors and Officers. The Parties hereto shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and (b) the officers (other than the directors) of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, unless otherwise determined by Parent prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

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ARTICLE II

EFFECT ON ISSUED SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01         Effect of Merger on Issued Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

(a)          (i) each common share, par value US$0.001 per share, of the Company (a “Share” or, collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time, other than the Rollover Shares, the Dissenting Shares, and any Shares owned by the Company or any Company Subsidiary (collectively, the “Excluded Shares”), shall be cancelled in consideration for the right to receive the following: US$1.30 in cash per Share without interest (the “Merger Consideration”) payable in the manner provided in Section 2.03; and (ii) all of the Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Time, and each certificate (or evidence of shares in book-entry form) that, immediately prior to the Effective Time, represented any such Shares (each such certificate or evidence, a “Share Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Share Certificate in accordance with Section 2.03(b), without interest;

(b)          each Excluded Share, other than the Dissenting Shares, shall by virtue of the Merger and without any action on the part of its holder, be cancelled and cease to exist, without payment of any consideration or distribution therefor; and

(c)          each common share, with no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable common share, par value US$0.001 per share, of the Surviving Corporation. Such common shares shall be the only issued and outstanding share capital of the Surviving Corporation, which shall be reflected in the list of shareholders of the Surviving Corporation.

SECTION 2.02         Dissenting Shares.

(a)          Notwithstanding any provision of this Agreement to the contrary and to the extent available under the URBCA, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and not effectively withdrawn or lost their rights of dissent in accordance with Section 1302 of URBCA (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 2.01(a) of this Agreement, but shall, by virtue of the Merger, represent only the right to receive the payment of the appraised value of such Shares held by them in accordance with the provisions of the URBCA; provided, that all Shares held by such shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 1302 of the URBCA shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be deemed to have been cancelled, as of the Effective Time, in consideration for the right to receive the Merger Consideration, without any interest thereon, in the manner provided in Section 2.03.

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(b)          The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company and any other instruments served pursuant to the URBCA, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law and received by the Company relating to its shareholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the URBCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such demands.

SECTION 2.03         Exchange of Share Certificates, etc.

(a)          Paying Agent. At the Effective Time, Parent shall deposit, or cause to be deposited, with a bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (such consent not to be unreasonably withheld, conditioned or delayed) to act as paying agent (the “Paying Agent”), for the benefit of the holders of Shares (other than the Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).

(b)          Exchange Procedures. As promptly as practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a registered holder of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates held by such person shall pass, only upon proper delivery of Share Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of any Share Certificates and/or such other documents as may be required in exchange for the Merger Consideration. Upon surrender of a Share Certificate and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each holder of Shares represented by such Share Certificate shall be entitled to receive in exchange therefor a check or wire transfer, in the amount equal to (x) the number of Shares represented by such Share Certificate multiplied by (y) the Merger Consideration, and the Share Certificate so surrendered shall forthwith be marked as cancelled. As promptly as practicable after the Effective Time, the Paying Agent shall issue and deliver to each holder of uncertificated Shares represented by book-entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.01(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Share Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest shall be paid or will accrue on any amount payable in respect of the Shares pursuant to the provisions of this Article II. In the event of a transfer of ownership of Shares that is not registered in the transfer record of the Company, it shall be a condition of payment that such Share Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Share Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Share Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article II, without interest.

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(c)          Lost Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Share Certificate an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Share Certificate to which the holder thereof is entitled pursuant to Section 2.01(a).

(d)          Untraceable Shareholders. Remittances for the Merger Consideration shall not be sent to holders of Shares who are untraceable unless and until, except as provided below, they notify the Paying Agent of their current contact details prior to the Effective Time. A holder of Shares will be deemed to be untraceable if (i) such person has no registered address in the list of shareholders maintained by the Company or its transfer agent or, (ii) on the last two (2) consecutive occasions on which a dividend has been paid by the Company a check payable to such person either (x) has been sent to such person and has been returned undelivered or has not been cashed or, (y) has not been sent to such person because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case no valid claim in respect thereof has been communicated in writing to the Company or, (iii) notice of the Shareholders’ Meeting convened to vote on the Merger has been sent to such person and has been returned undelivered. Holders of Dissenting Shares and holders of Shares who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Corporation.

(e)          Adjustments to Merger Consideration. The Merger Consideration shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Shares occurring on or after the date hereof and prior to the Effective Time.

(f)          Investment of Exchange Fund. The Exchange Fund, pending its disbursement to the holders of Shares, shall be invested by the Paying Agent as directed by Parent or, after the Effective Time, the Surviving Corporation in (a) short-term direct obligations of the United States of America, (b) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (c) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks acceptable to Parent. Earnings from investments shall be the sole and exclusive property of Parent and the Surviving Corporation.

(g)          Termination of Exchange Fund. Any portion of the Exchange Fund (including any income or proceeds thereof or of any investment thereof) that remains undistributed to the holders of Shares at six (6) months after the Effective Time shall be delivered to the Surviving Corporation, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the cash to which they are entitled pursuant to Section 2.01(a). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

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(h)          No Liability. None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(i)          Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or foreign Tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, or the Paying Agent, as the case may be. Each former holder of Shares shall be personally responsible for the proper reporting and payment of all Taxes related to any Merger Consideration payable under this Agreement.

SECTION 2.04         No Transfers. At the Effective Time, (a) the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time, and (b) the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Share Certificates presented to the Paying Agent, Parent or Surviving Corporation for transfer or any other reason shall be canceled and (except for the Excluded Shares) exchanged for the cash consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (i) as disclosed in any of the reports, statements and other documents filed by the Company with the SEC on or prior to the date of this Agreement, in each case pursuant to the Exchange Act (other than any disclosures set forth in any “Risk Factors”, “Forward-Looking Statements”, “Quantitative and Qualitative Disclosures about Market Risk” sections and any other disclosures to the extent they are predictive, cautionary or forward-looking in nature) or (ii) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows; provided, that in no event shall any disclosure in the documents described in clause (i) above qualify or limit the representations and warranties in Sections 3.03, 3.04, 3.05 and 3.21:

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SECTION 3.01         Organization and Qualification. (a) Each of the Company and each Company Subsidiary, including any subsidiary(i) controlled by the Company or (ii) formed or acquired after the date of this Agreementis a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted except to the extent the failure of any Company Subsidiary to be so organized, existing or in good standing or to have such power or authority or approvals has not had and would not have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary except for such failures of any Company Subsidiary to be so qualified, licensed or in good standing that have not and would not have a Company Material Adverse Effect.

(b)          A true and complete list of all Company Subsidiaries and all other entities in which one or more of the Company and anyCompany Subsidiary owns any non-controlling equity interest, together with the jurisdiction of organization of each such Company Subsidiary and entity and the percentage of the outstanding issued share capital or registered capital, as the case may be, of each such Company Subsidiary and entity owned by one or more of the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Letter. Except as disclosed in Section 3.01(b) of the Company Disclosure Letter, (i) there are no other corporations, associations, or other entities through which the Company or any Company Subsidiary conducts business, or other entities in which the Company or any Company Subsidiary controls or owns, of record or beneficially, any direct or indirect equity or other interest or right (contingent or otherwise) to acquire the same, and (ii) neither the Company nor any Company Subsidiary is a participant in (nor is any part of their businesses conducted through) any joint venture, partnership or similar arrangement.

SECTION 3.02         Articles of Incorporation. The Company has furnished to Parent a true, complete and correct copy of the articles of incorporation, bylaws or equivalent organizational documents, each as amended or modified to date, of the Company and each Company Subsidiary as in effect as of the date of this Agreement. Such articles of incorporation or equivalent organizational documents are in full force and effect as of the date hereof. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its articles of incorporation, bylaws or equivalent organizational documents.

SECTION 3.03         Capitalization. (a) The authorized share capital of the Company consists of 250,000,000 Shares of a par value of US$0.001 per share. As of the date of this Agreement, (i) 57,608,833 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (ii) no Shares are held in the treasury of the Company, and (iii) 200,997 shares of Series B convertible preferred stock are issued and outstanding. Except as set forth in this Section 3.03, there are no options, warrants, or preemptive, conversion, redemption, share appreciation, repurchase or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares or securities of, or other equity interests in, the Company or any Company Subsidiary. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

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(b)          Except with respect to the shares of Series B convertible preferred stock issued and outstanding, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or any share capital or registered capital, as the case may be, of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

(c)          The outstanding share capital or registered capital, as the case may be, of each Company Subsidiary and each other entity in which the Company and/or any Company Subsidiary owns any non-controlling equity interest is duly authorized, validly issued, fully paid and non-assessable, and the portion of the outstanding share capital or registered capital, as the case may be, of each Company Subsidiary and each other such entity owned directly or indirectly by the Company (as set forth in Section 3.01(b) of the Company Disclosure Letter) is owned by the Company or a Company Subsidiary free and clear of all Liens. The Company or any Company Subsidiary has the unrestricted right to vote, and (subject to limitations imposed by applicable Law) to receive dividends and distributions on, all equity securities of its subsidiaries and other entities as owned by the Company or any Company Subsidiary.

SECTION 3.04         Authority Relative to This Agreement; Fairness. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, in each case, subject to approval of the Merger by the affirmative vote (in person or by proxy) of the holders of a majority of the issued and outstanding Shares in favor of the adoption of this Agreement (the “Requisite Company Vote”) in accordance with requirements of the Company’s articles of incorporation, bylaws and the URBCA. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)          The Special Committee comprises three (3) members of the Company Board who are not affiliated with Parent or Merger Sub and are not members of the Company’s management. The Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the Company and its shareholders (other than Parent and its Affiliates), (ii) approved and declared advisable this Agreement and the Transactions, and (iii) resolved to recommend approval of this Agreement and the Transactions to the holders of Shares (the “Company Recommendation”). The Company Board, acting upon the unanimous recommendation of the Special Committee, has directed that this Agreement and the Transactions be submitted to the holders of Shares for approval.

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(c)          The Special Committee has received the written opinion of Houlihan Lokey (China) Limited (the “Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Company’s shareholders (other than Parent and its Affiliates), a copy of which opinion will be delivered to Parent promptly after the date of this Agreement. The Financial Advisor has consented to the inclusion of a copy of such opinion in the Proxy Statement.

SECTION 3.05         No Conflict; Required Filings and Consents. (a)The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) assuming the Requisite Company Vote is obtained, conflict with or violate the articles of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that, prior to the Effective Time, the matters referred to in Section 3.05(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any material breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract or obligation, except, with respect to clauses (ii) and (iii), for matters that have not had and would not have a Company Material Adverse Effect.

(b)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the joining by the Company in the filing of a Schedule 13E-3, the furnishing of a Schedule 14A with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Proxy Statement to respond to comments of the Securities and Exchange Commission (the “SEC”), if any, on such documents), (ii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, (iii) for the consents, approvals, authorizations or permits of, or filings with or notifications to, the Governmental Authorities set forth in Section 3.05(b) of the Company Disclosure Letter (collectively, the “Requisite Regulatory Approvals”), and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 3.06         Permits; Compliance with Laws.

(a)          Each of the Company and the Company Subsidiaries and their respective employees is in possession of all material grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, evaluations, concessions and other similar rights, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the “Material Company Permits”). No suspension or cancellation of any of the Material Company Permits is pending or, to the knowledge of the Company, threatened. Except as disclosed in Section 3.06(a) of the Company Disclosure Letter, all material approvals of, and filings and registrations and other requisite formalities with, Governmental Authorities in the People’s Republic of China (“PRC”) required in respect of the Company and the Company Subsidiaries and their capital structure and operations, including but not limited to registrations with the State Administration for Industry and Commerce (“SAIC”), the State Administration of Foreign Exchange (“SAFE”) and the State Administration of Taxation (“SAT”), and their respective local counterparts, have been duly completed in accordance with applicable PRCLaws. Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable PRC Laws regarding the contribution and payment of its registered capital.

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(b)          Neither the Company nor any Company Subsidiary is or has been in conflict with, or in default, breach or violation of, in any material respect, (i) any Law, including, without limitation, any PRC Laws regarding workplace and public safety, applicable to the Company or any Company Subsidiary, including without limitation, (A) any Laws applicable to its business, (B) any Tax Laws, and (C) any Laws related to the protection of personal data, or (ii) any Contract, Material Company Permit or obligation to which the Company or any Subsidiary is a party or by which the Company or any Company Subsidiary or any share, security, equity interest, property or asset of the Company or any Company Subsidiary is bound. Neither the Company nor any Company Subsidiary has received any notice or communication of any material non-compliance with any applicable Laws that has not been cured.

(c)          The Company and any Company Subsidiary, and their respective shareholders, directors, officers, employees, agents, consultants or other third parties acting on their behalf or in connection with the Company and any Company Subsidiary, have not offered, paid, promised to pay or authorized the payment of any money or anything else of value, whether directly or through another person or entity, to

(i)          any Governmental Official in order to (A) influence any act or decision of any Governmental Official, (B) induce such Governmental Official to use his or its influence with a Governmental Authority or Governmental Instrumentality, or (C) otherwise secure any improper advantage;

(ii)         any political party or official thereof or any candidate for political office in order to unlawfully (A) influence any act or decision of such party, official or candidate in its or his official capacity, (B) induce such party, official or candidate to use his or its influence with a Governmental Authority or Governmental Instrumentality, or (C) otherwise secure any improper advantage; or

(iii)        any other person in any manner that would constitute commercial bribery or an illegal kickback, or would otherwise violate Applicable Anti-bribery Law.

(d)          The Company and the Company Subsidiaries have not conducted or initiated an internal investigation, made a voluntary or other disclosure to a Governmental Authority, Governmental Instrumentality or Governmental Official, or received any oral or written notice, citation, report or allegation, including any oral complaint, allegation, assertion or claim on a hotline or whistleblower or similar telephone line or service, related to alleged violations of Applicable Anti-bribery Law. No Governmental Official, no political party official, and no candidate for office serves as an officer or director of the Company or any Company Subsidiary, nor, to the knowledge of the Company, does any such person hold or will hold an ownership or other economic interest, direct or indirect, in the Company or any Company Subsidiary.

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(e)          The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the SAT, the China Securities Regulatory Commission (the “CSRC”), the SAIC and SAFE on August 8, 2006 (as amended in June 2009, the “M&A Rules”) and the Anti-monopoly Law of the People’s Republic of China (the “AML”). The Merger and the consummation of the other Transactions contemplated by this Agreement are not and will not be at the Closing Date affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”) or the AML or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the AML (collectively, the “AML Rules”). As of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the Effective Time or the consummation of the Transactions contemplated by this Agreement and the AML Rules did not and do not require the Company to obtain the approval of the PRC Ministry of Commerce prior to the Effective Time or the consummation of the Transactions contemplated by this Agreement.

(f)          (i) Neither the Company nor any Company Subsidiary, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any representative, agent, or Affiliate of the Company or any Company Subsidiary is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is (x) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authorities (collectively, “Sanctions”) or (y) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) The Company and each Company Subsidiary represents and covenants that it will not, directly, or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its respective subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) the Company and each Company Subsidiary represents and covenants that, for the past five (5) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, was or would be the subject of Sanctions.

SECTION 3.07         SEC Filings; Financial Statements. (a) The Company has filed all material forms, reports and documents required to be filed by it with the SEC since June 17, 2005 (the “Applicable Date”) (the forms, reports and other documents filed since the Applicable Date and those filed subsequent to the date hereof, including any amendments thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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(b)          Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments which are not material in the aggregate and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in each case in accordance with GAAP, Regulation S-X of the SEC and the rules and standards of the Public Company Accounting Oversight Board except as may be noted therein.

(c)          Neither the Company nor any Company Subsidiary has any liabilities of any nature (whether accrued, absolute, determined, determinable, fixed or contingent) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP, except liabilities (i) reflected or reserved against in the consolidated balance sheet included in its annual report filed on Form 10-K for the period ended December 31, 2012 (including the notes thereto), included in the Company SEC Reports, (ii) incurred pursuant to this Agreement or in connection with the Transactions, or (iii) incurred since December 31, 2012 in the ordinary course of business.

(d)          Since the Applicable Date, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, to which the Company or any Company Subsidiary was a party, that would be required to be disclosed under Item 404 of Regulation S-K,

(e)          None of the Company or any Company Subsidiary has any off-balance sheet arrangement (as defined in Item 303 of Regulation S-K promulgated under the Securities Act) that would be required to be disclosed under Item 303 of Regulation S-K.

(f)          The Company has heretofore furnished to Parent complete and correct copies of all material amendments and modifications that have not been filed by the Company with the SEC to all material agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

(g)          The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof since the Applicable Date and all responses to such comment letters filed by or on behalf of the Company.

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(h)          The Company has timely filed and made available to Parent all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to provide reasonable assurance that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are likely to materially affect, the Company’s internal control over financial reporting. Section 3.07(h) of the Company Disclosure Letter lists, and the Company has made available to Parent, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 3.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(i)          The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company and the Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Section 3.07(i) of the Company Disclosure Letter lists, and the Company has made available to Parent complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

(j)          Since the Applicable Date, neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary, has received or otherwise been made aware of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of any violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any Company Subsidiary. Except as set forth in Section 3.07(j) of the Company Disclosure Letter, since the Applicable Date, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

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(k)          To the knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any Company Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Company Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Company Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

SECTION 3.08         Absence of Certain Changes or Events. Since December 31, 2012, except as set forth in Section 3.08 of the Company Disclosure Letter, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of any of the covenants set forth in Section 5.01.

SECTION 3.09         Absence of Litigation. (a) Except as set forth in Section 3.09(a) of the Company Disclosure Letter,there is no litigation, suit, claim, action, demand letter, or any judicial, criminal, administrative or regulatory proceeding, hearing, investigation, or formal or informal regulatory document production request proceeding (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any share, security, equity interest, property or asset of the Company or any Company Subsidiary, before any Governmental Authority.

(b)          Except as set forth in Section 3.09(b) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary or any share, security, equity interest, property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 3.10         Labor and Employment Matters. (a) Except as set forth in Section 3.10(a) of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, contractors, subcontractors, agents or other persons engaged by the Company or any Company Subsidiary in connection with their businesses (collectively, “Company Personnel”). Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary. There are no labor unions, works councils or other organizations representing or purporting to represent any Company Personnel, nor are there any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any Company Subsidiary before any Governmental Authority. There is no strike, slowdown, work stoppage or lockout, or similar activity or, to the knowledge of the Company, threat thereof, by or with respect to any Company Personnel nor has there been any such occurrence during the past five (5) years.

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(b)          Except as set forth in Section 3.10(b) of the Company Disclosure Letter, (i) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, including those related to wages, work hours, shifts, overtime, Social Security Benefits, holidays and leave, collective bargaining terms and conditions of employment and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid in full to the appropriate Governmental Authority, or are holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to Company Personnel(including the withholding and payment of all individual income Taxes and contributions to Social Security Benefits payable), and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company and the Company Subsidiaries have paid in full to all Company Personnel or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Company Personnel and there is no claim with respect to payment of wages, salary, commission or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed or engaged by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to persons employed or engaged by the Company or any Company Subsidiary or their labor or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before any Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employ any person.

(c)          Section 3.10(c) of the Company Disclosure Letter lists the name, place of employment, the current annual salary, bonuses, deferred or contingent compensation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in 2013 or 2014 for, the date of employment and a description of position of, each current salaried employee or consultant of the Company and each Company Subsidiary whose annual compensation exceeded (or in 2014 is expected to exceed) US$50,000.

(d)          With respect to each Company Plan which is maintained under the laws of a jurisdiction other than the United States (each, a “Foreign Benefit Plan”):

(i)          all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)         the fair market value of the assets of each funded Foreign Benefit Plan is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan; and

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(iii)        each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(e)          The Company does not have any Company Plan in place.

SECTION 3.11         Real Property; Title to Assets.

(a)          All current leases and subleases of real property entered into by the Company or a Company Subsidiary are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or by the other party to such lease or sublease, or person in the chain of title to such leased premises. There are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned, leased or subleased by the Company or any Company Subsidiary for the purposes for which it is currently being used. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary.

(b)          Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for Permitted Encumbrances (and, only with respect to land use rights and permits under PRC Law, except with respect to any defect of which that does not give rise to a Company Material Adverse Effect). There are no pending or threatened, condemnation or imminent domain proceedings that would affect any part of the properties or assets of each of the Company and the Company Subsidiaries, whether leased, subleased or owned, tangible or intangible, real, personal or mixed, in each case used or held for use in its business.

SECTION 3.12         Intellectual Property.

(a)          The Company and the Company Subsidiaries either own or have the right to use all Intellectual Property necessary to the conduct of its business, which as currently conducted, does not infringe upon or misappropriate the Intellectual Property rights or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no claim has been asserted, or to the knowledge of the Company, threatened, against the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party.

(b)          With respect to each item of Intellectual Property owned by the Company or a Company Subsidiary (“Company Owned Intellectual Property”), except for Permitted Encumbrances, the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the operation of its respective business as currently conducted. The Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part, and to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property. With respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary (“Company Licensed Intellectual Property”), except for Permitted Encumbrances, the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the operation of its respective business as currently conducted in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property. Each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

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(c)          To the knowledge of the Company after due inquiry, all registrations with and applications to any Governmental Authority in respect of the Company OwnedIntellectual Property and the Company Licensed Intellectual Property necessary for the protection of such Intellectual Property rights under applicable Laws have been made, are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by any of the Company or the Company Subsidiaries to maintain their validity or effectiveness.

(d)          The representations and warranties set forth in this Section 3.12 are the only representations and warranties given by the Company and the Company Subsidiaries in respect of Intellectual Property.

SECTION 3.13         Taxes. (a) The Company and each Company Subsidiary has timely filed all material Tax returns required to be filed by them and have paid and discharged all Taxes required to be paid or discharged (whether or not shown to be due on any Tax return), other than such payments as are being contested in good faith by appropriate proceedings. All such Tax returns are true, accurate and complete in all material respects. No Governmental Authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. There are no pending or, to the knowledge of the Company, threatened Actions for the assessment or collection of Taxes against the Company or any Company Subsidiary. The Company and the Company Subsidiaries have each properly and timely withheld, collected and deposited all material Taxes that are required to be withheld, collected and deposited under applicable Law. Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected on the face of the balance sheets (rather than any notes thereto) contained in the most recent financial statements included in the Company SEC Reports are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. There are no Tax liens upon any shares, securities, equity interests, property or assets of the Company or any Company Subsidiary except liens for current Taxes not yet due. Neither the Company nor any Company Subsidiary is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all material required Tax returns, and no notice or inquiry has been received from any jurisdiction in which Tax returns have not been filed by the Company or any Company Subsidiary to the effect that the filing of Tax returns may be required. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction. No Company Subsidiary is considered a “resident enterprise” of the PRC or tax resident in any jurisdiction other than its jurisdiction of formation. Neither the Company nor any Company Subsidiary is treated as a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended. All transactions between the Company and any Company Subsidiary and between any of the Company Subsidiaries have been conducted on an arm’s-length basis. Neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2).

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(b)          The Company and each Company Subsidiary have, in accordance with applicable Law, duly registered with the relevant Governmental Authority, obtained and maintained the validity of all national and local Tax registration certificates and complied with all requirements imposed by such Governmental Authorities except where such failures to be so registered, maintenance of certifications or compliance would not have a Company Material Adverse Effect. No submissions made on behalf of the Company or any Company Subsidiary to any Governmental Authority in connection with obtaining Tax exemptions, Tax holidays, Tax deferrals, Tax incentives or other preferential Tax treatments or Tax rebates contained any misstatement or omission that would have affected the granting of such Tax exemptions, preferential treatments or rebates. No suspension, revocation or cancellation of any such Tax exemptions, preferential treatments or rebates is pending or, to the knowledge of the Company, threatened.

SECTION 3.14         No Secured Creditors; Solvency. (a) Neither the Company nor any Company Subsidiary has any creditors holding fixed or floating security interests.

(b)          Neither the Company nor any Company Subsidiary has taken any steps to seek protection pursuant to any bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so. The Company and the Company Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the Transactions to occur at the Closing will not be, Insolvent.

SECTION 3.15         Material Contracts. (a) Subsections (i) through (xii) of Section 3.15(a) of the Company Disclosure Letter list the following types of Contracts, arrangements or understandings to which the Company or any Company Subsidiary is a party (such Contracts as are required to be set forth in Section 3.15(a) of the Company Disclosure Letter being the “Material Contracts”), and none of the Company or any Company Subsidiary is a party to or bound by any Material Contracts not listed in Section 3.15(a) of the Company Disclosure Letter:

(i)          each Contract that would be required to be filed by the Company pursuant to Item 15 of Form 10-K under the Exchange Act;

(ii)         each Contract which is likely to involve consideration of more than RMB 6,000,000, in the aggregate, over the remaining term of such Contract;

(iii)        Contracts relating to any credit, loan or facility arrangement, guarantee or other security arrangement, or Indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of the Company or any Company Subsidiary) in excess of RMB2,000,000 for each such Contract individually, other than Indebtedness between or among any of the Company and the Company Subsidiaries wholly-owned by the Company;

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(iv)        Contracts relating to any Indebtedness, whether or not guaranteed or secured by any asset of the Company or any Company Subsidiary, between or among any of the Company and the Company Subsidiaries wholly-owned by the Company;

(v)         Contracts with any Governmental Authority pursuant to which the Company or any Company Subsidiary is granted the right to operate gas related business (including, but not limited to, supply or transmission of gas and operation or maintenance of gas-related equipment) in a specific geographic area;

(vi)        all joint venture contracts, strategic cooperation or partnership arrangements, or other agreements involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any third party;

(vii)       all Contracts relating to the purchase or sale of any Shares or other securities of the Company or any Company Subsidiary;

(viii)      all Contracts that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(ix)         all contracts for employment required to be listed in Section 3.10 of the Company Disclosure Letter;

(x)          all Contracts involving any directors, officers or shareholders of the Company holding more than 1% of the share capital of the Company, or any of their respective Affiliates (other than the Company or any Company Subsidiary) or immediate family members;

(xi)         all Contracts providing for any earn-out, installment or similar payment to or from the Company or any Company Subsidiary of the Company, by or to any Third Party; and

(xii)        all Contracts providing for any change of control or similar payments.

(b)          (i) Each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in material default by its terms or has been canceled by the other party; (ii) to the knowledge of the Company, no other party is in material breach or violation of, or default under, any Material Contract; (iii) the Company and the Company Subsidiaries have not received any claim of material default under any such Material Contract and, to the knowledge of the Company, no fact or event exists that could give rise to any claim of material default under any Material Contract; and (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or any Company Subsidiary under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto (documents publicly available from the SEC shall be considered furnished or made available).

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SECTION 3.16         Customers and Suppliers. Section 3.16 of the Company Disclosure Letter lists the (a) twenty (20) largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries by quarter for each quarter over the fiscal year ended December 31, 2013) (each, a “Major Customer”), and (b) five (5) largest suppliers of the Company and the Company Subsidiaries (determined on the basis of aggregate purchases made by the Company and the Company Subsidiaries over the fiscal year ended December 31, 2013) (each, a “Major Supplier”). Neither the Company nor any Company Subsidiary has received any notice or communication from any Major Customer or Major Supplier that it intends to terminate, or not renew, its relationship with the Company or such Company Subsidiary.

SECTION 3.17         Insurance.Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, (i) the Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company deems adequate for the businesses in which the Company and the Company Subsidiaries are engaged and as in sufficient to comply with applicable Law; (ii) the Company has no reason to believe that it or any of the Company Subsidiaries would not be able to (A) renew its existing insurance policies as and when such policies expire or (B) obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost; (iii) neither the Company nor any Company Subsidiary has received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies; and (C) neither the Company nor any Company Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

SECTION 3.18         Interested Party Transactions. Except as set forth in Section 3.18 of the Company Disclosure Letter, no director, officer or other Affiliate of the Company or any Company Subsidiary, or any individual in such person’s immediate family, has or has had, directly or indirectly, (i) an economic interest in any person that (A) has furnished or sold, or furnishes or sells, services or products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell, or (B) is otherwise engaged in business as a competitor of the Company or any Company Subsidiary; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (iii) a beneficial interest in any Contract disclosed in Sections 3.15(a) and 3.16 of the Company Disclosure Letter; (iv) any material contractual or other arrangement with the Company or any Company Subsidiary; (v) received any payment or other benefit from the Company or any Company Subsidiary (except for payments and benefits received in connection with such person’s employment in the ordinary course and in a manner consistent with past practice), (vi) filed or, to the Company’s knowledge, intends to file a cause of action or other claim against the Company or any Company Subsidiary, or (vii) advanced or owed any material amount to the Company or any Company Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.18. There are no outstanding loans or other extensions of credit made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

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SECTION 3.19         Anti-Takeover Provisions. The Company is not party to a shareholder rights agreement, “poison pill” or similar agreement or plan. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “business combination”, “fair price”, “control share” or other similar Laws enacted under any Laws applicable to the Company (each, a “Takeover Statute”) does not, and will not, apply to this Agreement or the Transactions other than the URBCA.

SECTION 3.20         Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries are now and have been in compliance with all applicable Environmental Laws, and possess and are now and have been in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, (ii) to the knowledge of the Company, there have been no releases of Hazardous Materials at or on any property owned or operated by the Company or any Company Subsidiary, (iii) neither the Company nor any Company Subsidiary has received from a Governmental Authority a request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state or foreign statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise, and (iv) neither the Company nor any Company Subsidiary has received any written claim or complaint, or is presently subject to any Action, relating to non-compliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

SECTION 3.21         Company Information. None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the holders of Shares or at the time of the Shareholder’s meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

SECTION 3.22         Brokers. Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.23         No Additional Representations. Except for the representations and warranties made by the Company in this Article III, in Section 6.05(b) and in the certificate to be delivered pursuant to Section 7.2(c), none of the Company, the Company Subsidiaries or any of its or their respective directors, officers, employees, advisors, representatives or agents (collectively, “Company Representatives”) makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiary or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of its Affiliates or Company Representatives, notwithstanding the delivery or disclosure to Parent.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01         Corporate Organization. Each of Parent and Merger Sub is a legal corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under this Agreement.

SECTION 4.02         Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 4.03         No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association (or equivalent organizational documents) of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their material obligations under this Agreement.

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(b)          The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, (iii) for the Requisite Regulatory Approvals, and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under this Agreement.

SECTION 4.04         Financing; Equity Rollover. (a) Parent has delivered to the Company true and complete copies of (i) an executed equity commitment letter from MSPEA Gas Holdings Limited (“MSPEA”) (the “MSPEA Equity Commitment Letter”), pursuant to which MSPEA has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco, the sole shareholder of Parent, up to the aggregate amount set forth therein (the “MSPEA Equity Financing”), (ii) an executed equity commitment letter from Zhongyu Gas Holdings Limited (the “Investor”) (the “Investor Equity Commitment Letter” and, together with the MSPEA Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which the Investor has committed to purchase, or cause the purchase of, for cash, subject to the terms and conditions therein, equity securities of Holdco up to the aggregate amount set forth therein (the “Investor Equity Financing” and, together with the MSPEA Equity Financing, “Equity Financing”) and (iii) the Contribution Agreement (together with the Equity Commitment Letters, the “Financing Commitments”), pursuant to which, subject to the terms and conditions therein, the Rollover Holder has committed to contribute to Parent, immediately prior to the Effective Time, the number of Shares set forth therein and to consummate the Transactions (together with the Equity Financing, the “Financing”).

(b)          As of the date hereof, (i) the Financing Commitments are in full force and effect, (ii) none of the Financing Commitments have been amended or modified and (iii) the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any material respect. Assuming (A) the Financing is funded in accordance with the Financing Commitments, and (B) the satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger as set forth in Sections 7.01 and 7.02, as of the date hereof, the proceeds contemplated by the Financing Commitments will be sufficient for Merger Sub and the Surviving Corporation to pay (1) the aggregate Merger Consideration, and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby and all related fees and expenses associated therewith. The Financing Commitments contain all of the conditions precedent (or, where applicable, refers to customary conditions precedent for a transaction of the nature contemplated by the Financing Commitments) to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub on the terms and conditions therein.

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SECTION 4.05         Litigation. As of the date hereof, (i) there are no Actions pending or, to the knowledge of Parent and Merger Sub, threatened against Parent, Merger Sub or any of their respective Affiliates, other than any such Action that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent or Merger Sub, and (ii) neither Parent nor Merger Sub nor any of its Affiliates is a party to or subject to the provisions of any Law which would reasonably be expected to prevent or materially delay the consummation of the Transactions by Parent or Merger Sub.

SECTION 4.06         Parent Information. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of its subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the holders of Shares and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation with respect to information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

SECTION 4.07         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01         Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as required by applicable Law, as set forth in Section 5.01 of the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, a lawfully permitted manner in the ordinary course of business and in a manner consistent with past practice; and (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees, consultants, contractors, subcontractors and agents of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with Governmental Authorities, customers, suppliers and other persons with which the Company or any Company Subsidiary has material relations. By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

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(a)          amend or otherwise change its articles of incorporation, bylaws or equivalent organizational documents;

(b)          issue, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any class of shares of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, or (ii) any property or assets (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(c)          declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or split, combine or reclassify any of its shares (other than dividends paid by a Company Subsidiary to the Company or to a wholly-owned Company Subsidiary);

(d)          reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its shares;

(e)          effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any Company Subsidiary, or create any new Company Subsidiaries;

(f)          other than in the ordinary course of business consistent with past practice, enter into, or propose to enter into, any transaction involving any earn-out, installment or similar payment to or from the Company or any Company Subsidiary, by or to any Third Party;

(g)          (i) acquire (including, without limitation, by merger, consolidation, scheme of arrangement, amalgamation or acquisition of stock or assets or any other business combination) or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof or acquire any significant amount of assets except any such acquisitions, contributions, investments or divisions that are consistent with past practice and are for consideration not in excess of RMB 2,000,000; (ii) incur, assume, alter, amend or modify any Indebtedness or issue any debt securities in excess of RMB 2,000,000 individually or RMB 6,000,000 in the aggregate, or guarantee such Indebtedness, or make any loans or advances; (iii) create or grant any Lien on any assets of the Company or any Company Subsidiary; or (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of RMB 2,000,000 or capital expenditures which are, in the aggregate, in excess of RMB 6,000,000 for the Company and the Company Subsidiaries taken as a whole;

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(h)          except as otherwise required by Law, (A) enter into any new employment or compensatory agreements (including the renewal of any such agreements), or terminate any such agreements, with any director, officer, employee or consultant of the Company or any Company Subsidiary (other than the hiring or termination of employees or consultants below officer level with annual compensation of less than US$50,000 (or its RMB equivalent)), (B) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any Company Subsidiary, (C) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any Company Subsidiary, (D) establish, adopt, amend or terminate any Company Plan, (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under the Company Plan, to the extent not already required in any such plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (G) forgive any loans to directors, officers or employees of the Company or any Company Subsidiary;

(i)          issue or grant any equity based awards to any person or adopt any equity based incentive plan unless such issuance or grant was approved by the Company Board prior to the date of this Agreement (but subject to full disclosure by the Company to Parent of any such scheduled issuance or grant in the Company Disclosure Letter);

(j)          make any changes with respect to any credit practice, method of financial accounting, or financial accounting policies or procedures, including changes affecting the reported consolidated assets, liabilities or results of operations of the Company and the Company Subsidiaries, except as required by changes in GAAP;

(k)          pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities or obligations as they become due in the ordinary course of business and consistent with past practice;

(l)          enter into, amend, modify or consent to the termination of any Material Contract (or any Contract that would be a Material Contract if such Contract had been entered into prior to the date hereof), or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s rights thereunder;

(m)         enter into any Contract between the Company or any Company Subsidiary, on the one hand, and any of their respective Affiliates, officers, directors or employees, on the other hand;

(n)          terminate or cancel, let lapse, or amend or modify in any material respect, other than renewals in the ordinary course of business, any material insurance policies maintained by it which is not promptly replaced by a comparable amount of insurance coverage;

(o)          commence or settle any Action (A) for an amount in excess of $100,000 (or an equivalent amount in RMB) in the aggregate, (B) entailing the incurrence of (x) any obligation or liability of the Company or any Company Subsidiary in excess of such amount, including costs or revenue reductions, or (y) obligations that would impose any material restrictions on the business or operations of the Company or any of the Company Subsidiaries, or (C) that is brought by or on behalf of any current, former or purported holder of any capital stock or debt securities of the Company or any Company Subsidiary relating to the transactions contemplated by this Agreement;

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(p)          permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property;

(q)          fail to make in a timely manner any filings or registrations with (A) the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder or (B) any other Governmental Authority, including the SAIC, SAFE and SAT;

(r)          engage in the conduct of any new line of business material to the Company and its Subsidiaries, taken as a whole;

(s)          make, revoke or change any material Tax election, materially amend any Tax return or waive any statute of limitations with respect to any material Tax claim or assessment, enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes or materially change any method of Tax accounting or fail to duly and timely file all Tax returns and other documents required to be filed with any taxing authority in accordance with past practice;

(t)          transfer or permit any transfers of cash in excess of RMB 2,000,000 in the aggregate from one or more of the Company and any Company Subsidiary organized outside of the PRC, taken as a whole, to any Company Subsidiary organized in the PRC;

(u)          announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing; or

(v)         commit, directly or indirectly, any act that would violate any applicable Law or the terms of the representations and warranties set forth in Article III of this Agreement, with all such cases to be treated as if the representations and warranties set forth in Article III of this Agreement apply to the conduct of the Company pending the Merger.

Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time. Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective subsidiaries’ respective operations.

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ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01         Proxy Statement and Schedule 13E-3.Promptly following the date hereof, the Company, with the assistance of Parent and Merger Sub, shall prepare and cause to be filed a proxy statement relating to the approval of this Agreement by the shareholders of the Company (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”). Concurrently with the preparation of the Proxy Statement, the Company and Parent shall jointly prepare and cause to be filed a Schedule 13E-3 with the SEC. The Company and Parent shall use their reasonable efforts to cause the initial Schedule 13E-3 to be filed with the SEC (with the initial Proxy Statement filed as an exhibit) within ten (10) Business Days after the date hereof. Each of the Company and Parent shall use its reasonable best efforts so that the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Proxy Statement and Schedule 13E-3. Each of the Company and Parent shall furnish all information concerning such party to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and Schedule 13E-3. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing the Proxy Statement and Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Shareholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement and Schedule 13E-3 so that the Proxy Statement and Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

SECTION 6.02         Company Shareholders’ Meeting. (a) The Company shall, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3, (i) establish a record date (which will be a date that is no more than five (5) Business Days following such confirmation by the SEC) for determining shareholders of the Company entitled to vote at the shareholders’ meeting, and (ii) mail or cause to be mailed, on a date to be mutually agreed between the Company and Parent, the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Schedule 14A), as of the record date established for the shareholders’ meeting, which meeting the Company shall duly convene and cause to occur on the twenty-first (21st) Business Day immediately following the mailing of the Proxy Statement (the “Shareholders’ Meeting”) for the purpose of voting upon the approval of this Agreement and approval of the Merger, regardless of whether the Company Board determines at any time that this Agreement is no longer advisable or recommends that the shareholders of the Company reject it or any other Change in the Company Recommendation has occurred at any time. Without the consent of Parent, approval of this Agreement is the only matter (other than procedural matters) that shall be proposed to be acted upon by the shareholders of the Company at the Shareholders’ Meeting.

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(b)          Subject to Section 6.04(c), the Company Board shall recommend to holders of the Shares that they approve and adopt this Agreement and approve the Merger, and shall include such recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and approval of the Merger and shall take all other action necessary or advisable to secure the Requisite Company Vote. Without limiting the generality of the foregoing sentence, the Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction, or by any Change in the Company Recommendation.

SECTION 6.03         Access to Information.

(a)          From the date hereof until the Effective Time and subject to applicable Law, upon reasonable advance notice from Parent, the Company and the Company Subsidiaries shall (i) provide to Parent (and Parent’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents, financing sources and other representatives, collectively, “Representatives”) reasonable access during normal business hours to the offices, properties, books and records of such party, (ii) furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request, and (iii) instruct its employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in its investigation.

(b)          No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreements.

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SECTION 6.04         No Solicitation of Transactions. (a) The Company agrees that neither it nor any Company Subsidiary nor any of the directors, officers or employees of the Company or any Company Subsidiary will, and that it will cause its and the Company Subsidiaries’ agents, advisors and other Representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Company Subsidiary), not to, in each case, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or could reasonably be expected to lead to, any Competing Transaction, (ii) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to, any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other Representative retained by or acting directly or indirectly under the direction of the Company or any Company Subsidiary, to take any action set forth in clauses (a)(i) – (a)(iii) of this Section 6.04. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall notify Parent as promptly as practicable (and in any event within 24 hours after the Company has knowledge thereof), orally and in writing, of any proposal or offer, or any inquiry or contact with any person, regarding a Competing Transaction or that would reasonably be expected to lead to a Competing Transaction, specifying (x) the material terms and conditions thereof (including material amendments or proposed material amendments) and providing, if applicable, copies of any written requests, proposals or offers, including proposed agreements, (y) the identity of the party making such proposal or offer or inquiry or contact, and (z) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed, on a reasonably current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request (including the material terms and conditions thereof). Without limiting the foregoing, the Company shall (A) promptly notify Parent orally and in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request, in each case as permitted by this Section 6.04, and (B) provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or Special Committee at which the Company Board or Special Committee, as applicable, is reasonably expected to consider any Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

(b)          Notwithstanding anything to the contrary in this Section 6.04, the Company Board may furnish information to, and enter into discussions with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (provided that such bona fide proposal or offer shall not have been obtained in violation of Section 6.04(a) (a “Competing Transaction Proposal”) and the Company shall have complied with the requirements of Section 6.04(a) with respect to such Competing Transaction Proposal), and the Company Board has (i) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that such proposal or offer constitutes a Superior Proposal, (ii) determined, in its good faith judgment upon the unanimous recommendation of the Special Committee (upon advice by independent legal counsel), that, in light of such Superior Proposal, failure to furnish such information or enter into discussions would violate its fiduciary obligations to the Company and its shareholders under applicable Law, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such person prior to or simultaneously with the taking any such action, and (iv) obtained from such person prior to taking such action an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreements (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement); provided that the Company shall concurrently make available to Parent any material information concerning the Company and the Company Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives.

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(c)          Except as set forth in this Section 6.04(c), neither the Company Board nor any committee thereof shall change, withhold, withdraw, qualify or modify, or propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee, prior to the time of the Shareholders’ Meeting and upon advice by independent legal counsel, that failure to make a Change in the Company Recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable Law, the Company Board may, upon the unanimous recommendation of the Special Committee, recommend a Superior Proposal, but only (i) if the Company shall have complied with the requirements of Sections 6.04(a) and 6.04(b) with respect to such proposal or offer; (ii) after (A) providing at least three (3) Business Days’ written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) negotiating in good faith with Parent and Merger Sub and their Representatives (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; provided that any material modifications to such third party proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04; and (iii) if Parent does not, within three (3) Business Days of Parent’s receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel) to be at least as favorable to the Company’s shareholders as such Superior Proposal. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Shareholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by any Change in the Company Recommendation. The Company shall not submit to the vote of its shareholders any Competing Transaction or enter into any Contract or commitment with respect to any Competing Transaction (other than a confidentiality agreement entered into in compliance with Section 6.04(b)), or propose to do so.

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(d)          Nothing in this Agreement shall prohibit the Company Board from (i) taking or disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (ii) making any disclosure to the Company’s shareholders that the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be likely to be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law (it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or, upon determination by the Company that such a statement is required under applicable Law, a factually accurate public statement by the Company that describes the Company’s receipt of a Competing Transaction Proposal and the operation of this Agreement with respect thereto, shall not in and of itself constitute a Change of Recommendation); provided, that any disclosure of a position contemplated by Rule 14e-2(a) under the Exchange Act other than (A) a “stop, look and listen” communication limited solely to the type contemplated by Rule 14d-9 under the Exchange Act, (B) any express rejection of any applicable Competing Transaction Proposal or (C) any express reaffirmation of its recommendation to its shareholders in favor of the Merger, shall be deemed to be a Change of Recommendation.

(e)          A “Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and the Company Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company; (iv) any general offer, tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company; (v) any solicitation in opposition to approval of this Agreement and the Merger by the Company’s shareholders; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or delay any of the Transactions.

(f)          A “Superior Proposal” means an unsolicited, written, bona fide offer made by a Third Party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation or other similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person or group (including by means of a general offer, tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of the Company, in each case on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after (x) consultation with a financial advisor of internationally recognized reputation and independent legal counsel, and (y) taking into consideration, among other things, all of the terms and conditions, including all legal, financial, regulatory and other aspects, of such offer and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 6.04(c) or otherwise prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the offer, breakup or termination fee and expense reimbursement provisions, expected timing and risk and likelihood of consummation and other relevant events and circumstances), to be more favorable to the Company shareholders (other than the Rollover Holders) than the Merger; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if (A) the consummation of the transaction contemplated by such offer is conditional upon any due diligence review or investigation of the Company or any of the subsidiaries by the Third Party, (B) any financing required to consummate the transaction contemplated by such offer is not then fully committed to the Third Party and non-contingent, (C) the consummation of the transaction contemplated by such offer is conditional upon the obtaining and/or funding of such financing, (D) the transaction contemplated by such offer is not reasonably capable of being completed on the terms proposed without unreasonable delay, or (E) the offer includes termination rights of the Third Party on terms less favorable to the Company than the terms set forth in this Agreement.

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SECTION 6.05         Directors’ and Officers’ Indemnification and Insurance. (a) The bylaws (or comparable organizational documents) of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the bylaws (or comparable organizational documents) of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

(b)          The Company and the Surviving Corporation shall use commercially reasonable efforts to indemnify the current directors and officers and any other Party that has participated in the Transactions against any liability arising out of matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions. To the extent commercially reasonable, the Company may and, at Parent’s request, the Company shall purchase insurance policies with respect to its indemnification obligations set forth in the previous sentence. If such policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect. The Surviving Corporation shall use its commercially reasonable efforts to maintain in effect for six (6) years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters occurring prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Parties”); provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable, and provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this fourth sentence of Section 6.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be US$115,000 in the aggregate). In addition, the Company may and, at Parent’s request, the Company shall, purchase a six (6)-year “tail” prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company. If such “tail” prepaid policies have been obtained by the Company prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 6.05(b) shall terminate.

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(c)          Subject to the terms and conditions of this Section 6.05, from and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause the Company Subsidiaries to comply with their respective obligations, to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the present and former officers and directors thereof against any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Damages”), arising out of, relating to or in connection with any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided under the Company’s or such Company Subsidiaries’ organizational and governing documents or agreements in effect on the date hereof (true and complete copies of which shall have been delivered to Parent prior to the date hereof) and to the fullest extent permitted by the URBCA or any other applicable Law, including the approval of this Agreement, the Merger or the other Transactions or arising out of or pertaining to the Transactions, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; and (ii) such persons against any and all Damages arising out of acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any Company Subsidiary if such service was at the request or for the benefit of the Company or any Company Subsidiary; provided that, in the case of each of (i) and (ii), such person (x) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or the relevant Company Subsidiary, and (y) shall have complied with the provisions of Section 6.05(d); provided, further, that a person to whom any costs or expenses are advanced shall have provided the Surviving Corporation with (1) documentary evidence of incurrence by such person of such costs or expenses and (2) a written undertaking by such person to repay any and all amounts advanced if it shall ultimately be determined that he or she is not entitled to indemnification under or pursuant to this Section 6.05(c). Notwithstanding anything in the foregoing to the contrary, no indemnification shall be made (whether under this Section 6.05(c), the Company’s or any Company Subsidiary’s organizational and governing documents, any existing indemnification agreements or otherwise) in respect of any Action as to which a person seeking indemnification shall have been adjudged by a court, tribunal or other Governmental Authority of competent jurisdiction (A) to be liable to the Company or any Company Subsidiary, or (B) that such person’s actions, or omissions to act, constitute: (1) a violation of Law, unless such person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (2) a transaction from which such person derived an improper personal benefit, or (3) willful misconduct or a conscious disregard for the best interests of the Company or any Company Subsidiary.

(d)          Upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Action which may result in the payment or advancement of any amounts under Section 6.05(c), the Company’s or any Company Subsidiary’s organizational and governing documents, or any existing indemnification agreements, the person seeking indemnification shall notify the Surviving Corporation promptly, but in all events no later than the earlier of (i) five (5) days after actual receipt, and (ii) as soon as necessary after actual receipt to prevent the Surviving Corporation or any of its subsidiaries from being materially and adversely prejudiced by late notice. The Surviving Corporation (or a subsidiary nominated by it) shall have the right, but not the obligation, to participate in any such Action and, at its option, assume the defense of such Action. The person seeking indemnification shall have the right to effectively participate in the defense and/or settlement of such Action, including receiving copies of all correspondence and participating in all meetings and teleconferences concerning the Action. In the event the Surviving Corporation (or a subsidiary nominated by it) assumes the defense of any Action pursuant to this Section 6.05(d), neither the Surviving Corporation nor any of its subsidiaries shall be liable to the person seeking indemnification for any fees of counsel subsequently incurred by such person with respect to the same Action.

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SECTION 6.06         Notification of Certain Matters. Each of the Company and Parent shall promptly notify the other in writing of:

(a)          any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

(b)          any notice or other communication from any Governmental Authority in connection with the Transactions;

(c)          any Actions commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against the Company or any Company Subsidiary or Parent and any of its subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such person pursuant to any of such person’s representations and warranties contained herein, or that relate to such person’s ability to consummate the Transactions; and

(d)          if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of such person set forth in this Agreement shall have occurred that would cause the conditions set forth in Sections 7.01, 7.02 and 7.03 not to be satisfied;

together, in each case, with a copy of any such notice, communication or Action; provided, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.07         Financing.

(a)          Subject to the terms and conditions of this Agreement, Parent shall use commercially reasonable efforts to arrange the Financing on the terms and conditions described in the Financing Commitments; provided that Parent and Merger Sub may amend or modify the Financing Commitments (including by adjusting the number of Rollover Shares to be contributed to Parent by the Rollover Holder), and/or elect to replace all or any portion of the Equity Financing with alternative debt and/or equity financing (the “Alternative Financing”), in each case so long as the aggregate proceeds of the Financing (as amended or modified) and/or any Alternative Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (i) the aggregate Merger Consideration, and (ii) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and conditions contemplated hereby.

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(b)          The Company agrees to provide, and shall cause each Company Subsidiary and each of their respective officers, employees and Representatives to provide to Parent and Merger Sub, all reasonable cooperation as may be requested by Parent or its Representatives in connection with any Alternative Financing, including, without limitation, (i) participation in meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between senior management, representatives and advisors of the Company with representatives of Parent and its Alternative Financing sources, (ii) assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents reasonably requested by Parent or its Representatives in connection with the Alternative Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Alternative Financing and delivery of one or more customary representation letters), (iii) as promptly as practicable, furnishing Parent and its Alternative Financing sources with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent and its Alternative Financing sources, including, without limitation, all financial information related to the Company reasonably required by the Parent in order to produce pro forma financial statements, all other financial statements and financial and non-financial information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, including all financial and other information of the type required by Regulation S-X and Regulation S-K under the Securities Act, and any additional information that would be necessary in order to receive customary “comfort” (including “negative assurance” comfort) from independent auditors in connection with the offering of debt securities contemplated by any Alternative Financing, (iv) cooperating with advisors, consultants and accountants of Parent or its Alternative Financing sources with respect to the conduct of any examination, appraisal or review of the financial condition or any of the assets or liabilities of the Company or any Company Subsidiary, including for the purpose of establishing collateral eligibility and values, (v) using reasonable best efforts to obtain accountants’ comfort letters, legal opinions, surveys, appraisals, environmental reports and title insurance as may be reasonably requested by Parent, (vi) executing and delivering any pledge and security documents, commitment letters, underwriting or placement agreements or other definitive financing documents, or other ancillary documentation including certificates, legal opinions or documents as may be requested by Parent or its Representatives (including a certificate of the chief financial officer of the Company or any borrower Company Subsidiary with respect to solvency matters) or otherwise facilitate the pledging of collateral, the delivery of pay-off letters and other cooperation in connection with the pay-off of existing Indebtedness and release of all related Liens, (vii) taking all actions reasonably necessary to (A) permit the prospective lenders involved in any Alternative Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (B) establishing bank and other accounts, blocked account agreements and lock box arrangements in connection with the foregoing, (viii) furnishing Parent, Merger Sub and its Representatives promptly with all documentation and other information required with respect to any Alternative Financing under applicable “know your customer” and anti-money laundering rules and regulations, and (ix) taking all corporate actions reasonably necessary to permit the consummation of any Alternative Financing, including without limitations the execution and delivery of any other certificates, instruments or documents, and to permit the proceeds thereof, together with cash at the Company and the Company Subsidiaries, to be made available to the Company on the Closing Date to consummate the Merger. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with any Alternative Financing.

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SECTION 6.08         Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall, and shall cause each of their respective subsidiaries to, (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other Parties in exchanging such information and providing such assistance as the other Parties may reasonably request in connection therewith (including, without limitation, (x) notifying the other Parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (y) permitting the other Parties to review in advance, and consulting with the other Parties on, any proposed filing, submission or communication (whether verbal or written) by such Party to any Governmental Authority, and (z) giving the other Parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, employing such resources as are necessary to obtain the Requisite Regulatory Approvals. Notwithstanding the foregoing or any other provision of this Agreement, the Company agrees that Parent shall have the right to determine and direct the strategy and process by which the Parties will seek the Requisite Regulatory Approvals and shall take the lead in all meetings and communications with any Governmental Authority, including by determining the appropriate timing of any such meeting or communications (including the timing of the submission of any filing with, or the response to any request by, a Governmental Authority or any action to be taken pursuant to this Section 6.08(a)). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall use their reasonable best efforts to take all such action.

(b)          Each Party hereto shall, upon request by any other Party, furnish such other Party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the Transactions.

(c)          In furtherance and not in limitation of the foregoing, each Party shall, and shall cause its respective subsidiaries to, use their reasonable best efforts to avoid (i) the entry of, or to have vacated, lifted, reversed or overturned, any judgment, order or decree, whether temporary, preliminary or permanent, that would restrain, prevent or delay the consummation of the Merger, including vigorously defending any Actions, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed, and (ii) or eliminate each and every impediment under any applicable Law so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of businesses or assets of Parent, the Company or their respective subsidiaries or otherwise taking or committing to take actions that limit Parent’s or its subsidiaries’ freedom of action with respect to, or their ability to retain, any of their respective businesses or assets or those of the Company or the Comapany Subsidiaries, in each case, as may be required in order to avoid the entry of, or to effect the dissolution or lift of, any injunction, temporary restraining order, or other order in any Action, which would otherwise have the effect of preventing or delaying the consummation of the transactions contemplated by this Agreement. No Party shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the request of any Governmental Authority without the consent of the other Parties to this Agreement.

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SECTION 6.09         Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.10         Participation in Litigation. Prior to the Effective Time, the Company shall (a) give prompt notice to Parent of any Actions commenced or, to the knowledge of the Company, threatened, against one or more of the Company and its directors which relate to this Agreement or the Transactions, and (b) give Parent the opportunity to participate in the defense or settlement of any shareholder Action against one or more of the Company and its directors relating to this Agreement or the Transactions, and no such Action shall be settled or compromised, and the Company shall not take any action to adversely affect or prejudice any such Action, without Parent’s prior written consent.

SECTION 6.11         Resignations. To the extent requested by Parent in writing at least three (3) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Parent.

SECTION 6.12         Public Announcements. Except as may be required by applicable Law, the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and, except in respect of any such press release, communication, other public statement, press conference or conference call as may be required by applicable Law, shall not issue any such press release, have any such communication, make any such other public statement or schedule any such press conference or conference call prior to such consultation.

SECTION 6.13         Takeover Statutes. If any Takeover Statute is or may become applicable to any of the Transactions, the Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to any of the Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, including all actions to eliminate or lawfully minimize the effects of such statute, regulation or provision in the Company’s articles of incorporation or bylaw on the Merger and the other Transactions.

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SECTION 6.14         Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.15         SAFE Registration. The Company shall use its reasonable best efforts to cause management members of the Company who are PRC residents to, as soon as practicable after the date hereof, submit an application to SAFE for the registration of their respective holding of Shares (whether directly or indirectly) in the Company in accordance with the requirements of SAFE Circular 75 (or any successor PRC Law, rule or regulation) and complete such registration as soon as practicable thereafter.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01         Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)          Shareholder Approval. The Requisite Company Vote shall have been obtained.

(b)          No Injunction. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect or is pending, proposed or threatened and has or would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Transactions (an “Injunction”).

(c)          Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and be in full force and effect, except where the failure to obtain such Requisite Regulatory Approvals would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent the consummation of any of the Transactions.

SECTION 7.02         Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. (i) Other than the representations and warranties of the Company contained in Sections 3.01 (Organization and Qualification), 3.03 (Capitalization), 3.04 (Authority Relative to This Agreement; Fairness), 3.06 (Permits; Compliance with Laws), 3.08 (Absence of Certain Changes or Events) and 3.19 (Anti-Takeover Provisions), the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification by “materiality” or “Company Material Adverse Effect”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Sections 3.01 (Organization and Qualification), 3.03 (Capitalization), 3.04 (Authority Relative to This Agreement; Fairness), 3.06 (Permits; Compliance with Laws), 3.08 (Absence of Certain Changes or Events) and 3.19 (Anti-Takeover Provisions) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

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(b)          Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c)          Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(d).

(d)          Material Adverse Effect. Since the date of this Agreement, there shall not have been any effect, change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)          SAFE Registration. (i) Members of management of the Company who are PRC residents shall have duly completed the registration described in Section 6.16(a), and (ii) the Companyshall have duly completed the registration described in Section 6.16(b).

(f)          Dissenting Shareholders. The holders of no more than ten percent (10%) of the Shares shall have validly exercised and not effectively withdrawn or lost their rights of dissent in accordance with Section 1302 of URBCA.

(g)          Employment Agreements. Each employee of the Company or one of the Company Subsidiaries listed on Section 7.02(g) of the Company Disclosure Letter shall have entered into an employment agreement, substantially in the form agreed as of the date hereof, with one or more of the Company and its Subsidiaries, and such agreement shall be in full force and effect.

(h)          Consent and Waiver Under a Certain Shareholders Agreement. The Company shall have obtained a consent and waiver in writing from AMP Capital Asian Giants Infrastructure Fund (“AGIF”) under that certain Shareholders Agreement, dated as of December 17, 2010 (the “Shareholders Agreement”), among the Company, Sino Gas Construction Limited and AGIF, pursuant to which consent and waiver AGIF shall consent to the transactions contemplated in this Agreement and waive any and all of AGIF’s rights under Section 20.1 of the Shareholders Agreement in connection with the transactions contemplated herein.

(i)          Redemption of Series B Convertible Preferred Stock. The Company shall have redeemed all issued and outstanding shares of Series B convertible preferred stock of the Company in accordance with the terms of the Company’s organizational documents.

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SECTION 7.03         Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification by “materiality”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent the consummation of any of the Transactions.

(b)          Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c)          Officer Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

SECTION 7.04         Frustration of Closing Conditions. Prior to the Termination Date, none of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith to comply with this Agreement and consummate the Transactions.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01         Termination by Mutual Consent. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors.

SECTION 8.02         Termination by Either the Company or Parent. This Agreement may be terminated by either the Company (upon the unanimous approval of the Special Committee) or Parent at any time prior to the Effective Time, if:

(a)          Long Stop Date. The Merger shall not have been consummated on or before September 30, 2014 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, the failure to consummate the Merger by such date; or

(b)          Injunction. Any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Injunction; provided that the right to terminate this Agreement pursuant to this Section 8.02(b) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, such Injunction; or

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(c)          Company Vote. The Requisite Company Vote shall not have been obtained at the Shareholders’ Meeting duly convened therefor and concluded or at any adjournment or postponement thereof; provided that the Company shall not be entitled to terminate this Agreement under this clause if it has breached in any material respect its obligations under Sections 6.01 (Proxy Statement and Schedule 13E-3) or 6.04 (No Solicitation of Transactions).

SECTION 8.03         Termination by the Company. This Agreement may be terminated by the Company (upon the unanimous recommendation by the Special Committee), if:

(a)          Parent/Merger Sub Breach. A breach or failure in any material respect of any representation, warranty or covenant of Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach would give rise to the failure of a condition set forth in Section 7.01 or Section 7.03 and as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.03(a) if the Company is then in material breach of any representations, warranties or covenants hereunder; or

(b)          Failure to Close. The Merger shall not have been consummated within ten (10) Business Days of the satisfaction of all the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing); provided that the Company has delivered to Parent an irrevocable commitment in writing that it is ready, willing and able to consummate the Closing during such period at least three (3) Business Days prior to such termination.

SECTION 8.04         Termination by Parent. This Agreement may be terminated by Parent, if:

(a)          Company Breach. A breach or failure in any material respect of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, would give rise to the failure of a condition set forth in Section 7.01 or Section 7.02 and, as a result of such breach, such condition would not be capable of being satisfied prior to the Termination Date; provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.04(b) if either Parent or Merger Sub is then in material breach of any representations, warranties or covenants hereunder; or

(b)          Company Triggering Event. A Company Triggering Event shall have occurred.

SECTION 8.05         Effect of Termination. In the event of the termination of this Agreement pursuant to Article VIII, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any Party hereto; provided, however, that the terms of Section 6.12, Article VIII and Article IX shall survive any termination of this Agreement.

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SECTION 8.06         Fees Following Termination.

(a)          The Company will pay, or cause to be paid, to Parent an amount equal to $2,656,402 (the “Company Termination Fee”) if this Agreement is terminated (i) by Parent pursuant to Section 8.04(a) (Company Breach); (ii) by Parent pursuant to Section 8.04(b) (Company Triggering Event); (iii) by the Company or Parent pursuant to Section 8.02(a) (Long Stop Date) or Section 8.02(c) (Company Vote) and within eighteen (18) months after such termination the Company or any of its Subsidiaries consummates any Competing Transaction (provided that for purposes of this Section 8.06(a), all references to “20%” in the definition of “Competing Transaction” shall be deemed to be references to “50%”), such payment to be made, in the case of termination pursuant to clauses (i) and (ii) above, at or prior to the time of such termination, and, in the case of termination pursuant to clause (iii) above as promptly as possible (but in any event within two (2) Business Days following the consummation of any Competing Transaction).

(b)          Parent will pay, or cause to be paid, to the Company an amount equal to $1,992,302 (the “Parent Termination Fee”) if this Agreement is terminated by the Company pursuant to Section 8.03(b) (Failure to Close), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination.

(c)          In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement, the Company or Parent, as the case may be, shall reimburse the other Party for all costs and expenses actually incurred or accrued by the other Party (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.06, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at prime rate of Citibank, N.A. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.

(d)          Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.06(a) or Section 8.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 8.06, the Parties hereto would not have entered into this Agreement.

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(e)          Notwithstanding anything to the contrary in this Agreement, in the event that Parent or Merger Sub fails to effect the Closing pursuant to Section 8.03(b), the Company’s right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.06(b) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries, the direct or indirect shareholders of the Company or any other person, or any of their respective affiliates, directors, officers, employees, members, managers, partners, representatives, advisors or agents (collectively, the “Company Group”) against (i) Parent or Merger Sub, (ii) the former, current and future holders of any equity, partnership or limited liability company interest in, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholder or, assignees of, Parent or Merger Sub, (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Sub, or (iv) any holders or future holders of any equity, share, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (all persons described in (i) to (iv), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Equity Commitment Letter) other than the payment of the Parent Termination Fee pursuant to Section 8.06(b), and in no event shall any of the Company, the Company Subsidiaries, or any other member of the Company Group seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Equity Commitment Letter), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 8.06(b). In no event shall any of the Company, the Company Subsidiaries or any other member of the Company Group be entitled to seek the remedy of specific performance of this Agreement but instead the Company may only bring a claim for payment of the Parent Termination Fee pursuant to Section 8.06(b) and the Company shall be the only Person entitled to seek payment of the Parent Termination Fee. The provisions of this Section 8.06(e) are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01         Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except that the agreements set forth in Articles I and II, Sections 6.05 and 6.12, and this Article IX shall survive the Effective Time.

SECTION 9.02         Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.02):

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(i)          if to Parent or Merger Sub:

Prosperity Gas Holdings Limited
190 Elgin Avenue, George Town,
Grand Cayman, KY1-9005, Cayman Islands
Attention: Ms Samantha Jennifer Cooper
Facsimile: +1 212 507-0508

with a copy (which shall not constitute notice) to:

Morgan Stanley Asia Limited
40th Floor, International Commerce Centre
1 Austin Road West
Kowloon, Hong Kong
Attention:        Kingsley Chan
Facsimile:        +852 3407 9855

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
30th Floor, China World Office 2
1 Jianguomenwai Avenue
Beijing 100004, PRC
Attention:        Peter Huang
Facsimile:       +86 (10) 6535 5577
Email:             peter.huang@skadden.com

with a copy (which shall not constitute notice) to:

Zhongyu Gas Holdings Limited
Units 04-06, 28/F
China Merchants Tower
168 Connaught Road Central
Hong Kong
Attention:        Daniel Lui
Facsimile:       +852 2295 1228
E-mail:            daniellui@zhongyugas.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton (Hong Kong)
37th Floor, Hysan Place
500 Hennessy Road
Causeway Bay, Hong Kong
Attention:        Freeman Chan
Facsimile:       +852 2160 1012
E-mail:            fchan@cgsh.com

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(ii)         if to the Company:

Sino Gas International Holdings Inc.
c/o Room 2008, Tower A, Caizhi International Building
No. 18 Zhongguancun Dong Street
Haidian District
Beijing 100083
China
Attention:        Jin Wang
Facsimile:        +86 10 8260 0042
Email:              wangjin@sino-gas.com

with a copy (which shall not constitute notice) to:

Ohrenstein & Brown LLP

1305 Franklin Avenue
Garden City, NY 11530

Attention:        Steven Dreyer

Email:              Steven.Dreyer@oandb.com

SECTION 9.03         Certain Definitions.

(a)          For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Applicable Anti-bribery Law” means any anti-bribery or anti-corruption laws, such as the United States Foreign Corrupt Practices Act, the United Kingdom Anti-Bribery Act, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, if applicable, and all other anti-bribery and anti-corruption laws to which the Company and the Company Subsidiaries are subject.

“beneficial owner”, “beneficially owned”, “beneficially owning” or “beneficial ownership”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York, Hong Kong and the PRC.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Disclosure Letter” means the disclosure schedule delivered to Parent and Merger Sub by the Company on the date hereof.

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“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects (including any change in applicable Law or the interpretation or enforcement thereof or other regulatory change that affects the Company or any Company Subsidiary), is or would reasonably be expected to (a) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, prospects or results of operations of the Company and the Company Subsidiaries taken as a whole or (b) prevent or materially delay the consummation of the Transactions or otherwise be materially adverse to the ability of the Company to perform its material obligations under this Agreement; provided, however, that clause (a) shall not include any event, circumstance, change or effect occurring after the date hereof to the extent resulting from (i) changes in general economic conditions or changes in securities markets in general that do not have a disproportionate adverse effect (relative to other industry participants) on the Company or any Company Subsidiary, (ii) the public announcement of the Transactions (except with respect to Section 3.05), or (iii) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

“Company Plan” means each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); each profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contribute to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any Company Personnel or any former Company Personnel.

“Company Subsidiary” means each person which is a subsidiary of the Company.

“Company Triggering Event” shall be deemed to have occurred if (i) there shall have been a Change of Company Recommendation or the Company Board shall have resolved to make a Change in Company Recommendation; (ii) the Company Board shall have recommended to the shareholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent, Contract, commitment or similar document with respect to any Competing Transaction (other than a confidentiality agreement entered into in compliance with Section 6.04(c)); (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iv) the Company Board fails to reaffirm its recommendation in favor of the approval of this Agreement and the approval of the Merger within three (3) Business Days after Parent requests in writing that such recommendation be reaffirmed; (v) the Company shall have materially breached its obligations under Section 6.04; or (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders).

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“Confidentiality Agreements” means the confidentiality agreement, dated as of September 12, 2013, between Morgan Stanley Asia Limited and the Company and the confidentiality agreement, dated as of March 17, 2014, between Zhongyu Gas Holdings Limited and the Company.

“Contract” means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by Contract or credit arrangement or otherwise.

“Environmental Laws” means all foreign, federal, state, or local laws, statutes, regulations, ordinances, codes, or decrees relating to (a) Releases or threatened Releases or Hazardous Materials, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, (c) the environment, or (d) the protection of human health and safety.

“Environmental Permits” means all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of section 4001(b) of ERISA.

“Governmental Authority” means any nation or government, any agency, self-regulatory body, public, regulatory or taxing authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, provincial, state, regional, local or municipal.

“Governmental Instrumentality” means any enterprise partially- or wholly owned or –controlled by a Governmental Authority.

“Governmental Official” means an official, employee, or representative of any Governmental Authority, Governmental Instrumentality, or public international organization, including, without limitation: (i) any elected or appointed official or employee of a government, at any level, including national or local government entities, members of legislative, administrative, and judicial bodies, and employees of government agencies; (ii) any officer or employee of government-owned or government-controlled entities, including state-owned entities that operate in the commercial sector, such as an employee at a state-owned company; (iii) any officer or employee of a public international organization (such as the United Nations, the World Bank or the International Monetary Fund); (iv) any person acting in an official capacity for a government, government agency, or state-owned enterprise (for example, someone who has been given authority by a government entity to carry out official responsibilities); and (v) any political party, official of a political party, and any candidate for political office.

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“Hazardous Materials” means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

“Indebtedness” means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, I all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred shares, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such person, and (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

“Insolvent” means, with respect to any person (a) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness, (b) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (d) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means (a) United States, non-United States and international patents, patent applications and statutory invention registrations, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets and know-how, and (e) rights of privacy, publicity and endorsement.

“knowledge” means, with respect to the Company, the knowledge, after reasonable inquiry and investigation, of the individuals listed in Section 9.03(a) of the Company Disclosure Letter, and with respect to any other Party hereto, the actual knowledge of any director of such Party, in each case, after due inquiry.

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“Liens” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Permitted Encumbrances” means, with respect to each owned real property: (i) real estate Taxes, assessments and other governmental levies, fees or charges imposed with respect to such real property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to such real property incurred in the ordinary course of business for amounts which are not due and payable and which shall be paid in full and released at Closing, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such real property which do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, and (v) nonexclusive licenses of or other nonexclusive grants of rights to use Intellectual Property entered into in the ordinary course of business.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“SAFE Circular 75” means the Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC Residents Through Offshore Special Purpose Vehicles issued by SAFE on October 21, 2005 and which became effective as of November 1, 2005, and any implementation, successor rule or regulation related thereto under the PRC law.

“Social Security Benefits” means any social insurance, pension insurance benefits, medical insurance benefits, work-related injury insurance benefits, maternity insurance benefits, unemployment insurance benefits and public housing reserve fund benefits or similar benefits, in each case as required by any applicable Law or contractual arrangements.

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“subsidiary” or “subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity: (i) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person’s subsidiaries, (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person’s subsidiaries, (iii) of which such Party or any subsidiary of such Party is a general partner, or (iv) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

“Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent or any of its Affiliates or Representatives.

(b)          The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	3.09(a)
AGIF	7.02(h)
Agreement	Preamble
Alternative Financing	6.07(a)
AML	3.06(e)
AML Rules	3.06(e)
Applicable Date	3.07(a)
Articles of Merger	1.03
Book-Entry Shares	2.03(b)
Change in the Company Recommendation	6.04(c)
Closing	1.02
Closing Date	1.02
Company	Preamble
Company Board	Recitals
Company Group	8.06(e)
Company Licensed Intellectual Property	3.12(b)
Company Owned Intellectual Property	3.12(b)
Company Personnel	3.10(a)
Company Recommendation	3.04(b)
Company Representatives	3.23
Company SEC Reports	3.07(a)
Company Termination Fee	8.06(a)
Competing Transaction	6.04(e)
Competing Transaction Proposal	6.04(b)

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Contribution Agreement	Recitals
CSRC	3.06(e)
Damages	6.05(c)
Dissenting Shares	2.02(a)
Effective Time	1.03
Equity Commitment Letters	4.04(a)
Equity Financing	4.04(a)
Evaluation Date	3.07(h)
Exchange Act	3.05(b)
Exchange Fund	2.03(a)
Excluded Shares	2.01(a)
Financial Advisor	3.04(c)
Financing	4.04(a)
Financing Commitments	4.04(a)
Foreign Benefit Plan	3.10(d)
GAAP	3.07(b)
Holdco	Recitals
Indemnified Parties	6.05(b)
Injunction	7.01(b)
Investor	4.04(a)
Investor Equity Commitment Letter	4.04(a)
Investor Equity Financing	4.04(a)
Law	3.05(a)
Limited Guarantee	Recitals
M&A Rules	3.06(e)
M&A Rules and Related Clarifications	3.06(e)
Major Customer	3.16
Major Supplier	3.16
Material Company Permits	3.06(a)
Material Contracts	3.15(a)
Merger	Recitals
Merger Consideration	2.01(a)
Merger Sub	Preamble
MSPEA	4.04(a)
MSPEA Equity Commitment Letter	4.04(a)
MSPEA Equity Financing	4.04(a)
Notice of Superior Proposal	6.04(c)
OFAC	3.06(f)
Parent	Preamble
Parent Group	8.06(e)
Parent Termination Fee	8.06(b)
Parties	Preamble
Party	Preamble
Paying Agent	2.03(a)
Person	3.06(f)
PRC	3.06(a)
Proxy Statement	6.01
Representatives	6.03(a)
Requisite Company Vote	3.04(a)
Requisite Regulatory Approvals	3.05(b)

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Rollover Holder	Recitals
Rollover Shares	Recitals
SAFE	3.06(a)
SAIC	3.06(a)
Sanctions	3.06(f)
SAT	3.06(a)
SEC	3.05(b)
Securities Act	3.07(a)
Share	2.01(a)
Share Certificate	2.01(a)
Shareholders Agreement	7.02(h)
Shareholders’ Meeting	6.02(a)
Shares	2.01(a)
Special Committee	Recitals
Superior Proposal	6.04(f)
Surviving Corporation	1.01
Takeover Statute	3.19
Termination Date	8.02(a)
Transactions	Recitals
URBCA	Recitals
Utah Division	1.03

SECTION 9.04         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05         Entire Agreement; Assignment. This Agreement (including the exhibits and schedules hereto), the Company Disclosure Letter and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to (i) any Affiliate of Parent or (ii) any persons providing the Alternative Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Alternative Financing), provided that no such assignment shall relieve the assigning Party of its obligations hereunder if such assignee does not perform such obligations.

SECTION 9.06         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.05 and 8.04 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that in no event shall any holders of Shares or any other right to purchase Shares or instrument convertible into Shares, in each case in their capacity as such, have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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SECTION 9.07         Specific Performance. (a) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that Parent and Merger Sub shall be entitled to specific performance of the terms hereof (including the Company’s obligation to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an injunction or injunctions to prevent breaches of this Agreement by the Company, in addition to any other remedy at law or equity. The Company hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If Parent and/or Merger Sub brings any Action to enforce specifically the performance of the terms and provisions hereof by the Company, the Termination Date shall automatically be extended by (x) the amount of time during which such Action is pending, plus twenty (20) Business Days or (y) such other time period established by the court presiding over such Action.

(b)          Notwithstanding anything herein to the contrary, the parties further acknowledge and agree that neither the Company nor any of its Affiliates shall be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement by Parent, Merger Sub or any of their Affiliates, (ii) to enforce specifically the terms and provisions of this Agreement against Parent, Merger Sub or any of their Affiliates or (iii) otherwise to obtain any equitable relief or remedy against Parent, Merger Sub or any of their Affiliates.

SECTION 9.08         Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, except that the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the State of Utah: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, Contracts, obligations, claims, debts and liabilities of the Merger Sub in the Company, the cancellation of the Shares, the rights of holders of Dissenting Shares under the URBCA, the fiduciary or other duties of the Company Board and the board of directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the New York State Supreme Court Commercial Division in and for New York County, New York. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any of the above-named courts for the purpose of any Action arising under the laws of the State of New York out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

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SECTION 9.09         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 9.10         Amendment. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 9.11         Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto, (b) waive any inaccuracy in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other Party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 9.12         Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.13         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PROSPERITY GAS HOLDINGS LIMITED

By:	/s/ Samantha Jennifer Cooper
Name: Samantha Jennifer Cooper
Title: Sole Director

MERGER SUB GAS HOLDINGS INC.

By:	/s/ Samantha Jennifer Cooper
Name: Samantha Jennifer Cooper
Title: Sole Director

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Robert I. Adler
Name: Robert I. Adler
Title: Chairman of the Special Committee

[Signature Page to Merger Agreement]

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AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

Amendment (this “Amendment”) dated April 16, 2014 to Agreement and Plan of Merger, dated as of April 3, 2014 (the “Agreement”), among Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Sino Gas International Holdings, Inc., a Utah corporation (the “Company”). Parent, Merger Sub and the Company may hereafter be referred to as a “Party” in their individual capacities and as “Parties” collectively.

WHEREAS, the Parties have entered into that certain Agreement on April 3, 2014, upon the terms and subject to the conditions of which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the Parties desire to amend Sections 6.02, 6.04(c), 8.03 and 8.06(a) of the Agreement in the manner hereinbelow set forth;

WHEREAS, Section 9.10 of the Agreement provides that the Parties may amend the Agreement by action taken by or on behalf of their respective boards of directors by an instrument in writing at any time prior to the Effective Time;

WHEREAS, the Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that it is in the best interest of the Company and its shareholders (other than holders of the Excluded Shares), and declared it advisable, to enter into this Amendment, (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated by the Agreement, as amended by this Amendment, including the Merger, and (iii) resolved to recommend that the shareholders of the Company approve the Agreement, as amended by this Amendment, and the Transactions; and

WHEREAS, the board of directors of each of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Amendment and the consummation of the transactions contemplated by the Agreement, as amended by this Amendment, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual terms herein set forth, the Parties agree, as follows:

1.        Definitions; References. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings attributed thereto by the Agreement.

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2.        Amendment of Section 6.02(a) of the Agreement. Section 6.02(a) of the Agreement is hereby amended to read, as follows:

“(a) The Company shall, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3, (i) establish a record date (which will be a date that is no more than five (5) Business Days following such confirmation by the SEC) for determining shareholders of the Company entitled to vote at the shareholders’ meeting, and (ii) mail or cause to be mailed, on a date to be mutually agreed between the Company and Parent, the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Schedule 14A), as of the record date established for the shareholders’ meeting, which meeting the Company shall duly convene and cause to occur on the twenty-first (21st) Business Day immediately following the mailing of the Proxy Statement (the “Shareholders’ Meeting”) for the purpose of voting upon the approval of this Agreement and approval of the Merger.”

3.        Amendment of Section 6.02(b) of the Agreement. Section 6.02(b) of the Agreement is hereby amended to read, as follows:

“(b) Subject to Section 6.04(c), the Company Board shall recommend to holders of the Shares that they approve and adopt this Agreement and approve the Merger, and shall include such recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and approval of the Merger and shall take all other action necessary or advisable to secure the Requisite Company Vote. Without limiting the generality of the foregoing sentence, the Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction unless and until, in connection therewith or as a result thereof, the Company, fully complies with its obligations regarding acceptance of a Superior Proposal and the Company Board issues a Change in the Company Recommendation and the Company terminates this Agreement pursuant to Section 8.03(c).”

4.        Amendment of Section 6.04(c) of the Agreement. Section 6.04(c) of the Agreement is hereby amended to read, as follows:

“(c) Except as set forth in this Section 6.04(c), neither the Company Board nor any committee thereof shall change, withhold, withdraw, qualify or modify, or propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee, prior to the time of the Shareholders’ Meeting and upon advice by independent legal counsel, that failure to make a Change in the Company Recommendation would violate its fiduciary obligations to the Company and its shareholders under applicable Law, the Company Board may, upon the unanimous recommendation of the Special Committee, recommend a Superior

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Proposal and authorize the Company to terminate this Agreement in accordance with Section 8.03(c), but only (i) if the Company shall have complied with the requirements of Sections 6.04(a) and 6.04(b) with respect to such proposal or offer; (ii) after (A) providing at least three (3) Business Days’ written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, (B) negotiating with and causing its financial and legal advisors to negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such third party proposal or offer would cease to constitute a Superior Proposal, and (C) negotiating in good faith with Parent and Merger Sub and their Representatives (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; provided that any material modifications to such third party proposal or offer that the Company Board has determined to be a Superior Proposal shall be deemed a new Superior Proposal and the Company shall be required to again comply with the requirements of this Section 6.04; and (iii) if Parent does not, within three (3) Business Days of Parent’s receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment upon the unanimous recommendation of the Special Committee (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel) to be at least as favorable to the Company’s shareholders as such Superior Proposal. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Shareholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction unless and until, in connection therewith or as a result thereof, the Company, fully complies with its obligations regarding acceptance of a Superior Proposal and the Company Board issues a Change in the Company Recommendation and the Company terminates this Agreement in accordance with Section 8.03(c).”

5.        Amendment of Section 8.03 of the Agreement. Section 8.03 of the Agreement is hereby amended by adding the following provisions thereto as subsection (c) thereof:

“(c) Consummation of a Competing Transaction. At any time before the Requisite Company Vote is obtained, in order to accept a Superior Proposal in accordance with Section 6.04; provided, that the Company shall have (i) simultaneously with such termination entered into an agreement to consummate such Superior Proposal, (ii) otherwise complied in all material respects with all provisions of Section 6.04, and (iii) simultaneously with such termination paid all amounts due to Parent and Merger Sub pursuant to Section 8.06(a).”

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6.        Amendment of Section 8.06(a) of the Agreement. Section 8.06(a) of the Agreement is hereby amended to read, as follows:

“(a) The Company will pay, or cause to be paid, to Parent an amount equal to $2,656,402 (the “Company Termination Fee”) if this Agreement is terminated (i) by Parent pursuant to Section 8.04(a) (Company Breach); (ii) by Parent pursuant to Section 8.04(b) (Company Triggering Event); (iii) by the Company pursuant to Section 8.03(c) (Consummation of a Competing Transaction); or (iv) by the Company or Parent pursuant to Section 8.02(a) (Long Stop Date) or Section 8.02(c) (Company Vote) and within eighteen (18) months after such termination the Company or any of its Subsidiaries consummates any Competing Transaction (provided that for purposes of this Section 8.06(a), all references to “20%” in the definition of “Competing Transaction” shall be deemed to be references to “50%”), such payment to be made, in the case of termination pursuant to clauses (i), (ii) or (iii) above, at or prior to the time of such termination, and, in the case of termination pursuant to clause (iv) above as promptly as possible (but in any event within two (2) Business Days following the consummation of any Competing Transaction).

7.        Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Merger Sub that (i) it has all requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and, subject to the approval of the Agreement, as amended by this Amendment, by the Requisite Company Vote, to consummate the Merger; (ii) the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the Merger have been duly and validly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Amendment and consummation by it of the Merger, in each case, subject only to the approval of the Agreement, as amended by this Amendment, by the Requisite Company Vote, all in accordance with the Company’s articles of incorporation and bylaws and the URBCA; (iii) this Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iv) none of the requirements or restrictions of any Takeover Statute would apply to prevent the consummation of any of the transactions contemplated by this Amendment or the Agreement, including the Merger, and that the Company Board has adopted such resolutions as are necessary so that the Takeover Statutes are rendered inapplicable to the Merger, any of the other Transactions, this Amendment, the Agreement or any other transaction contemplated by this Amendment or the Agreement.

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8.	Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that (i) each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the Transactions; (ii) the execution, delivery and performance of this Amendment by Parent and Merger Sub have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Amendment or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 4.03(b) of the Agreement); and (iii) this Amendment has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except (a) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

9.	Continuation of Agreement as Amended. The Agreement, as amended by this Amendment, shall continue in full force and effect.

10.	Other Miscellaneous Terms

The provisions of Article IX (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

11.           Execution in Counterparts. This Amendment may be executed in multiple counterparts, any one of which need not contain the signatures or more than one party, but all such counterparts taken together will constitute one and the same instrument. This Amendment may be transmitted to each of the Parties by facsimile or email (.pdf) and each of the Parties may sign the facsimile each of which shall be presumed valid and binding.

[The remainder of the page is intentionally left blank.]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

PROSPERITY GAS HOLDINGS LIMITED

By:	/s/ Samantha Jennifer Cooper
Name: Samantha Jennifer Cooper
Title: Sole Director

MERGER SUB GAS HOLDINGS INC.

By:	/s/ Samantha Jennifer Cooper
Name: Samantha Jennifer Cooper
Title: Sole Director

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Robert I. Adler
Name: Robert I. Adler
Title: Chairman of the Special Committee

[Signature Page to Amendment to Merger Agreement]

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AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 2, 2014, amends that certain Agreement and Plan of Merger, dated as of April 3, 2014, as amended by that certain Amendment to the Agreement and Plan of Merger, dated as of April 16, 2014 (as amended, the “Agreement”), among Prosperity Gas Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Sino Gas International Holdings, Inc., a Utah corporation (the “Company”). Parent, Merger Sub and the Company may hereafter be referred to as a “Party” in their individual capacities and as “Parties” collectively.

WHEREAS, the Parties have entered into that certain Agreement, upon the terms and subject to the conditions of which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;

WHEREAS, the Parties desire to amend Sections 3.05(b), 4.03(b), 6.08(a), 7.01(c), 7.02(e) and 8.02(a) of the Agreement in the manner hereinbelow set forth;

WHEREAS, Section 9.10 of the Agreement provides that the Parties may amend the Agreement by action taken by or on behalf of their respective boards of directors by an instrument in writing at any time prior to the Effective Time;

WHEREAS, the Company Board, acting upon the unanimous recommendation of the Special Committee, has (i) determined that it is in the best interest of the Company and its shareholders (other than holders of the Excluded Shares), and declared it advisable, to enter into this Amendment, (ii) adopted resolutions approving the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated by the Agreement, as amended by this Amendment, including the Merger, and (iii) resolved to recommend that the shareholders of the Company approve the Agreement, as amended by this Amendment, and the Transactions; and

WHEREAS, the board of directors of each of Parent and Merger Sub has (i) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Amendment and the consummation of the transactions contemplated by the Agreement, as amended by this Amendment, and (ii) declared it advisable for Parent and Merger Sub, respectively, to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual terms herein set forth, the Parties agree, as follows:

1.                  Definitions; References. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings attributed thereto by the Agreement.

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2.                  Amendment of Section 3.05(b). Section 3.05(b) of the Agreement is hereby amended to read, as follows:

(b)               The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the joining by the Company in the filing of a Schedule 13E-3, the furnishing of a Schedule 14A with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Proxy Statement to respond to comments of the Securities and Exchange Commission (the “SEC”), if any, on such documents), (ii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, (iii) for the consents, approvals, authorizations or permits of, or filings with or notifications to, the Governmental Authorities set forth in Section 3.05(b) of the Company Disclosure Letter (collectively, the “Requisite Regulatory Approvals”), (iv) the approval of the applicable Governmental Authority under the AML Rules and (v) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

3.                  Amendment of Section 4.03(b). Section 4.03(b) of the Agreement is hereby amended to read, as follows:

(b)               The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for the filing of the Articles of Merger and related documentation with the Utah Division pursuant to the URBCA, (iii) for the Requisite Regulatory Approvals, (iv) the approval of the applicable Governmental Authority under the AML Rules and (v) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not be expected to, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions by Parent or Merger Sub or otherwise be materially adverse to the ability of Parent or Merger Sub to perform their material obligations under this Agreement.

4.                  Amendment of Section 6.08(a) of the Agreement. Section 6.08(a) of the Agreement is hereby amended to read, as follows:

SECTION 6.08 Further Action; Reasonable Best Efforts. (a) Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall, and shall cause each of their respective subsidiaries to, (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other Parties in exchanging such information and providing such assistance as the other Parties may reasonably request in connection therewith (including, without limitation, (x) notifying the other Parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental Authority in connection with such filings or submissions, (y) permitting the other Parties to review in advance, and consulting with the other Parties on, any proposed filing, submission or communication (whether verbal or written) by such Party to any Governmental Authority, and (z) giving the other Parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, employing such resources as are necessary to obtain the Requisite Regulatory Approvals and the approval of the applicable Governmental Authority under the AML Rules. Notwithstanding the foregoing or any other provision of this Agreement, the Company agrees that Parent shall have the right to determine and direct the strategy and process by which the Parties will seek the Requisite Regulatory Approvals and the approval of the applicable Governmental Authority under the AML Rules and shall take the lead in all meetings and communications with any Governmental Authority, including by determining the appropriate timing of any such meeting or communications (including the timing of the submission of any filing with, or the response to any request by, a Governmental Authority or any action to be taken pursuant to this Section 6.08(a)). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall use their reasonable best efforts to take all such action.

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5.                  Amendment to Section 7.01(c) of the Agreement. Section 7.01(c) of the Agreement is hereby amended to read, as follows:

(c) Regulatory Approvals. All Requisite Regulatory Approval and the approval of the applicable Governmental Authority under the AML Rules of the Transactions contemplated by the Agreement shall have been obtained and be in full force and effect, except where the failure to obtain such approval would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent the consummation of any of the Transactions.

6.                  Amendment of Section 7.02(e) of the Agreement. Section 7.02(e) of the Agreement is hereby amended to read, as follows:

(e) SAFE Registration. (i) Members of management of the Company who are PRC residents shall have duly completed the registration described in Section 6.15(a); and (ii) the Company shall have duly completed the registration described in Section 6.15(b).

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7.                  Amendment of Section 8.02(a) of the Agreement. Section 8.02(a) of the Agreement is hereby amended to read, as follows:

(a) Long Stop Date. The Merger shall not have been consummated on or before December 31, 2014 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, the failure to consummate the Merger by such date; or

8.                  Representations and Warranties of the Company

The Company hereby represents and warrants to Parent and Merger Sub that (i) it has all requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and, subject to the approval of the Agreement, as amended by this Amendment, by the Requisite Company Vote, to consummate the Merger; (ii) the execution, delivery and performance by the Company of this Amendment and the consummation by the Company of the Merger have been duly and validly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Amendment and consummation by it of the Merger, in each case, subject only to the approval of the Agreement, as amended by this Amendment, by the Requisite Company Vote, all in accordance with the Company’s articles of incorporation and bylaws and the URBCA; (iii) this Amendment has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iv) none of the requirements or restrictions of any Takeover Statute would apply to prevent the consummation of any of the transactions contemplated by this Amendment or the Agreement, including the Merger, and that the Company Board has adopted such resolutions as are necessary so that the Takeover Statutes are rendered inapplicable to the Merger, any of the other Transactions, this Amendment, the Agreement or any other transaction contemplated by this Amendment or the Agreement.

9.                  Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that (i) each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Amendment, to perform its obligations hereunder and to consummate the Transactions; (ii) the execution, delivery and performance of this Amendment by Parent and Merger Sub have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Amendment or to consummate the Transactions; and (iii) this Amendment has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except (a) as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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10.              Continuation of Agreement as Amended. The Agreement, as amended by this Amendment, shall continue in full force and effect.

11.              Other Miscellaneous Terms

The provisions of Article IX (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified by this Amendment.

12.              Execution in Counterparts. This Amendment may be executed in multiple counterparts, any one of which need not contain the signatures or more than one party, but all such counterparts taken together will constitute one and the same instrument. This Amendment may be transmitted to each of the Parties by facsimile or email (.pdf) and each of the Parties may sign the facsimile each of which shall be presumed valid and binding.

[The remainder of the page is intentionally left blank.]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above.

PROSPERITY GAS HOLDINGS LIMITED

By:  /s/ Samantha Jennifer Cooper

Name: Samantha Jennifer Cooper

Title: Sole Director

MERGER SUB GAS HOLDINGS INC.

By:   /s/ Samantha Jennifer Cooper

Name: Samantha Jennifer Cooper

Title: Sole Director

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:  /s/ Robert I. Adler

Name: Robert I. Adler

Title: Chairman of the Special Committee

[Signature Page to Amendment No. 2 to Merger Agreement]

ANNEX B

Opinion of Houlihan Lokey (China) Limited

April 3, 2014

The Special Committee of the Board of Directors

Sino Gas International Holdings, Inc.

No. 18 Zhong Guan Cun Dong Street

Haidian District, Beijing 100083

People’s Republic of China

Dear Members of the Special Committee:

We understand that Prosperity Gas Holdings Limited (“Parent”), Merger Sub Gas Holdings Inc., a wholly-owned subsidiary of the Parent (“Merger Sub”), and Sino Gas International Holdings, Inc. (the “Company”) propose to enter into the Agreement (defined below) pursuant to which, among other things, the Merger Sub will be merged with and into the Company (the “Merger”) and that, in connection with the Merger, (a) each outstanding common share, par value $0.0001 per share (“Share”), of the Company, other than Shares held by (i) Mr. Yuchuan Liu (”Mr. Liu”), (ii) holders who have validly exercised and not effectively withdrawn or lost their dissenting rights pursuant to the Utah Revised Business Corporation Act, or (iii) the Company and its subsidiaries (collectively, the “Excluded Shares”), will be converted into the right to receive $1.30 in cash (the “Merger Consideration”), and (b) the Company will become a wholly owned subsidiary of Parent.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey (China) Limited (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Merger Consideration to be received by holders of the Shares (other than the Excluded Shares) in the Merger is fair, from a financial point of view, to such holders.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed an execution version dated April 3, 2014 of the Agreement and Plan of Merger to be entered into among Parent, Merger Sub and the Company (the “Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending December 31, 2014 through 2018;

4.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the businesses, operations, financial condition and prospects of the Company, the Merger and related matters;

Houlihan Lokey (China) Limited

2106 • Alexandra House • 18 Chater Road • Central • Hong Kong • Tel +852.3551.2300 • Fax +852.3551.2551 • www.HL.com

Incorporated in Hong Kong No. 1176730 • Licensed and Regulated by the Securities and Futures Commission

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The Special Committee of the Board of Directors of Sino Gas International Holdings, Inc.

April 3, 2014

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Management of the Company has advised us that (i) the financial projections provided to us are the only projections prepared by management of the Company (or any affiliated entity) in connection with the Merger, (ii) they have not received, reviewed, approved, commented on or otherwise contributed to any other projections or similar information prepared by any other party in connection with the Merger, nor have they updated or otherwise revised the financial projections since the last date they were provided to Houlihan Lokey and (iii) to the best of their knowledge and belief, no other projections or similar information have been provided to any party involved in the Merger, and the Committee has received all projections and/or similar information that have been received by any other party involved in the Merger.

We understand that Mr. Liu has indicated that he is only willing to consider entering into an agreement with Parent in relation to the Merger and has no interest in entering into any agreement, arrangement or understanding with other parties as an alternative thereto.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable international and U.S. federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion.

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The Special Committee of the Board of Directors of Sino Gas International Holdings, Inc.

April 3, 2014

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Shares actually will be when exchanged pursuant to the Merger or the price or range of prices at which the Shares may be purchased or sold at any time.

This Opinion is furnished for the use of the Committee (solely in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and Affiliates (as defined under the Securities Act of 1933, as amended), as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, or any other party that may be involved in the Merger and their respective Affiliates or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its Affiliates have in the past provided and are currently providing investment banking, financial advisory and other financial services to certain Affiliates of Parent, for which Houlihan Lokey and such Affiliates have received, and may receive, compensation. Houlihan Lokey and certain of its Affiliates may provide investment banking, financial advisory and other financial services to the Company, Parent, other participants in the Merger or certain of their respective Affiliates in the future, for which Houlihan Lokey and such Affiliates may receive compensation. In addition, Houlihan Lokey and certain of its Affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by one or more participants in the Merger or certain of their respective Affiliates, and in portfolio companies of such funds, and may have co-invested with one or more participants in the Merger or certain of their respective Affiliates, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its Affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Merger or certain of their respective Affiliates, for which advice and services Houlihan Lokey and such Affiliates have received and may receive compensation.

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The Special Committee of the Board of Directors of Sino Gas International Holdings, Inc.

April 3, 2014

Houlihan Lokey has also acted as financial advisor to the Committee in connection with, and has participated in certain of the negotiations leading to, the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

This Opinion is issued in the English language and reliance may only be placed on this Opinion as issued in the English language. If any translations of this Opinion are delivered, they are provided only for ease of reference, have no legal effect and Houlihan Lokey makes no representation as to (and accepts no liability in respect of) the accuracy or completeness of any such translations.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the terms or aspects of any arrangements involving Mr. Liu, the voting agreements or any potential financing for the Merger or the likelihood of the consummation thereof, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

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The Special Committee of the Board of Directors of Sino Gas International Holdings, Inc.

April 3, 2014

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Shares (other than the Excluded Shares) in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

HOULIHAN LOKEY (CHINA) LIMITED

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ANNEX C

 UTAH STATUTORY DISSENTERS’ RIGHTS

16-10a-1301. Definitions.

For purposes of Part 13:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) “Fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

(a) consummation of a plan of merger to which the corporation is a party if:

(i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

(ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

(b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

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(d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

(a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

(c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

(a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

(c) cash in lieu of fractional shares; or

(d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters’ rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

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(2) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder shall certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters’ rights as to all the shares unlimited on the ability to exercise dissenters’ rights. The certification requirement shall be stated in the dissenters’ notice given pursuant to Section 16-10a-1322.

16-10a-1320. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this part. The notice shall be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders’ meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment – Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) shall cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

(b) may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters’ rights may not execute a writing consenting to the proposed corporate action.

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(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder shall have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322. Dissenters’ notice.

(1) If proposed corporate action creating dissenters’ rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters’ notice required by Subsection (1) shall be sent no later than 10 days after the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and shall:

(a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

(b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares shall be deposited;

(c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

(e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters’ notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters’ notice required by Subsection (1) is given;

(f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

(g) be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

(b) deposit certificates for his certificated shares in accordance with the terms of the dissenters’ notice; and

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(c) if required by the corporation in the dissenters’ notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters’ notice, is not entitled to payment for shares under this part.

16-10a-1324. Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter’s shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) shall be accompanied by:

(a) (i) (A) the corporation’s balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

(B) an income statement for that year;

(C) a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

(D) the latest available interim financial statements, if any;

(ii) the balance sheet and statements referred to in Subsection (2)(a)(i) shall be audited if the corporation customarily provides audited financial statements to shareholders;

(b) a statement of the corporation’s estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

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(c) a statement of the dissenter’s right to demand payment under Section 16-10a-1328; and

(d) a copy of this part.

16-10a-1326. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters’ rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters’ notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters’ notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters’ rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters’ rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters’ rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

(a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

(b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

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(c) the corporation, having failed to take the proposed corporate action creating dissenters’ rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares – Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation’s principal office, or if it has no principal office in this state, Salt Lake County. If the corporation is a foreign corporation, it shall commence the proceeding in the county in this state where the principal office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located, or, if the domestic corporation did not have its principal office in this state at the time of the transaction, in Salt Lake County.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties shall be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

(a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

(b) for the fair value, plus interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

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16-10a-1331. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

(b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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ANNEX D

DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON

The Company

The name, present principal employment and citizenship of each director and executive officer of the Company are set forth below. The business address of the all persons set forth below is No. 18 Zhong Guan Cun Dong St., Haidian District, Beijing, China, 100083.

NAMES	PRINCIPAL EMPLOYMENT	CITIZENSHIP
Yuchuan Liu	President, Chief Executive Officer, Director and Chairman of the Board of the Company	P. R. China
Zhicheng Zhou	Chief Operating Officer, Director of the Company	P. R. China
Zhimin Zhong	Marketing Director of the Company	P. R. China
Shukui Bian	Vice President & Chief Engineer of the Company	P. R. China
Baoling Wang	Principle Accounting Officer	P. R. China
Robert Adler	Director	United States
Chongjun Duan	Director of the Company; Director of Finance of Zhongyou New Energy Co., Ltd. (4F, 26 Gu Lou Wai Da Jie, Dong Cheng District, Beijing)	P. R. China
Jennifer Li	Director	United States

Parent, Merger Sub and Holdco:

Set forth below for the directors and/or executive officers of each of Parent, Merger Sub and Holdco, are their present principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of such director.

Directors and Executive Officers of Parent and Holdco

The name, business address, present principal employment and citizenship of each director and executive officer of each of Parent and Holdco are set forth below.

Name	Present Principal Employment/ Principal Business	Business Address	Citizenship

Samantha Jennifer Cooper	Vice President of Morgan Stanley Private Equity Asia IV, Inc., Alternative Director to Alan K. Jones of MSPEA IV, Director of MSPEA, Sole Director and President of Merger Sub	1585 Broadway New York, New York 10036	United States

Edwin Van Keulen	Vice President of Morgan Stanley Private Equity Asia IV, Inc., Treasurer of MSPEA IV and MSPEA	1633 Broadway New York, New York 10019	Dutch

Karen A. Cassidy	Treasurer of Morgan Stanley Private Equity Asia IV, Inc. Treasurer of MSPEA IV and MSPEA	750 Seventh Avenue New York, New York 10019	United States

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Ms. Samantha Jennifer Cooper has been a Vice President of Morgan Stanley Private Equity Asia IV Inc. since 5 June 2012, an Alternate Director to Alan K. Jones of MSPEA IV since 2 August 2013, a Director of MSPEA Gas since 20 November 2013, and the sole Director and President of Merger Sub since 16 December 2013. She has been employed by Morgan Stanley, the ultimate parent of Morgan Stanley Private Equity Asia IV Inc. since 12 August 2002.

Mr. Edwin Van Keulen has been a Vice President of Morgan Stanley Private Equity Asia IV Inc. since 5 June 2012, a Treasurer of MSPEA IV since 8 August 2013, and a Treasurer of MSPEA since 29 November 2013. He has been employed by Morgan Stanley since May 2008. Prior to that, he was employed by Ernst & Young from 2001 to May 2008.

Ms. Karen A. Cassidy has been a Treasurer of Morgan Stanley Private Equity Asia IV Inc. since 1 November 2012, a Treasurer of MSPEA IV since 8 August 2013, and a Treasurer of MSPEA since 29 November 2013. She has been employed by Morgan Stanley since May 2011. Prior to that, she was a real estate agent with Coldwell Banker from 2006 through 2011.

Directors and Executive Officers of Merger Sub

The name, business address, present principal employment and citizenship of the sole director and executive officer of Merger Sub are set forth below.

Name	Present Principal Employment/Principal Business	Business Address	Citizenship

Samantha Jennifer Cooper	Vice President of Morgan Stanley Private Equity Asia IV, Inc., Alternative Director to Alan K. Jones of MSPEA IV, Director of MSPEA, Sole Directors and President of Merger Sub	1585 Broadway New York, New York 10036	United States

MS Filing Persons:

The name, business address, present principal occupation or employment and citizenship of each director and executive officer of MSPEA and MSPEA IV are set forth below.

The general partner of MSPEA IV LP is MSPEA IV LLC. Neither MSPEA IV LLC nor MSPEA IV LP has officers or directors.

Directors and Executive Officers of MSPEA IV

The name, business address, present principal employment and citizenship of the directors and executive officers of MSPEA IV are set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth an individual’s name refers to MSPEA IV.

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Name	Title	Address

Alan K. Jones	Director	1585 Broadway New York, New York 10036

Samantha Jennifer Cooper	Alternate Director	1585 Broadway New York, New York 10036

Karen A. Cassidy	Treasurer	750 Seventh Avenue New York 10019

Edwin van Keulen*	Treasurer	1633 Broadway New York, New York 10019

* Citizenship – Dutch

Mr. Alan K. Jones has been a Director, President and Managing Director of Morgan Stanley Private Equity Asia IV Inc. since 5 June 2012, and the sole Director of MSPEA IV since 22 October 2012. He has been employed by Morgan Stanley since August 1993.

Directors and Executive Officers of MSPEA

The name of the director and the names and titles of the executive officer of MSPEA and their principal occupations are set forth below. The business address of each of the director or executive officer is also set forth below. Unless otherwise indicated, each individual is a United States citizen and each occupation set forth opposite an individual’s name refers to MSPEA.

Name	Title	Address

Alan K. Jones	Director	1585 Broadway New York, New York 10036

Samantha Jennifer Cooper	Director	1585 Broadway New York, New York 10036

Sung Min Choi	Director	HungKuk Life Insurance Building 226 Shinmun-ro 1-Ga Chongro-Ku, Seoul 110-061 Republic of Korea

Gao Yu	Director	International Commerce Centre 1 Austin Road West Kowloon, Hong Kong SAR

Kingsley Chan Kwok	Director	International Commerce Centre

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Name	Title	Address

King		1 Austin Road West Kowloon, Hong Kong SAR

Karen A. Cassidy	Treasurer	750 Seventh Avenue New York 10019

Edwin van Keulen*	Treasurer	1633 Broadway New York, New York 10019

* Citizenship – Dutch

Mr. Choi Sung Min has been employed by Morgan Stanley since 2 May 2006.

Mr. Gao Yu has been employed by Morgan Stanley since 15 August 2005.

Mr. Kingsley Chan Kwok King has been employed by Morgan Stanley since 2 May 2007.

Directors and Executive Officers of Zhongyu Gas Holdings Limited (“Zhongyu”)

The name of the director and the names and titles of the executive officer of Zhongyu and their principal occupations are set forth below. The business address of each of the director or executive officer is also set forth below.

Name	Title	Address	Citizenship

Mr. Wang Wenliang	Chairman, Executive Director	33 Kwu Tung Rd, Valais, Valais II, Geneva East Avenue, House 10, Sheung Shui, NT, HKSAR	People’s Republic of China

Mr. Lui Siu Keung	Executive Director	Flat B, 34/F., Block 2, Illumination Terrace, No.7 Tai Hang Road, Tai Hang, HKSAR	The Special Administrative Region of Hong Kong of the People’s Republic of China

Mr. Lu Zhaoheng	Executive Director	26-3 Block 2, North of Shiminxincun Street, Jinshui District, Zhengzhou, Henan Province, China	People’s Republic of China

Mr. Xu Yongxuan	Non-executive Director	2-1403, Taiyangyuan, Dazhongsi, Haidian Qu, Beijing, China	People’s Republic of China

Mr. Li Chunyan	Independent Non-executive Director	No.23, Block 25, 63 Jingsan Road North, Jinshui District, Zhengzhou, China	People’s Republic of China

Dr. Luo Yongtai	Independent Non-executive Director	3-402, Block 1, Deenlixiaoqu, Yongan Road, Hexi District, Tianjin, China	People’s Republic of China

Mr. Hung, Randy King Kuen	Independent Non-executive Director	Flat 4, 13/F, Block B, Ventris Place, 19-23 Ventris Road, Happy Valley, Hong Kong	Canada

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1.	Mr. Wang Wenliang has been the Chairman, Executive Director and Joint Managing Director of Zhongyu since July 2003.

2.	Mr. Liu Siu Keung has been the Executive Director, Joint Managing Director, Chief Financial Officer and Company Secretary of Zhongyu since July 2003. He is also the Independent Non-executive Director of Co-Prosperity Holdings Ltd.

3.	Mr. Lu Zhaoheng has been the Executive Director of Zhongyu since June 2004.

4.	Mr. Xu Yongxuan has been the Non-executive Director and Vice Chairman of Zhongyu since March 2004.

5.	Mr. Li Chunyan has been the Independent Non-executive Director of Zhongyu since October 2010. He is also a Registered Lawyer in the PRC at Henan Shi Ji Tong Law Office, the Legal Adviser and Independent Non-executive Director of the Henan Provincial People’s Hospital in the PRC, the Independent Non-executive Director of Henan Pinggao Electric Co Ltd. and the Non-executive Director of Rosan Resources Holdings Ltd.

6.	Dr. Luo Yongtai has been the Independent Non-executive Director of Zhongyu since July 2003. He is also the Independent Director of Sichuan Datong Gas Development Co Ltd. and the Independent Non-executive Director of Tianjin Binhai Teda Logistics (Group) Corporation Ltd.

7.	Mr. Hung, Randy King Kuen has been the Independent Non-executive Director of Zhongyu since September 2004. He is also the Executive Director and Chief Financial Officer of China Fiber Optic Network System Group Ltd. and the Independent Non-executive Director of China Shineway Pharmaceutical Group Ltd.

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PRELIMINARY COPIES

FORM OF PROXY CARD

SINO GAS INTERNATIONAL HOLDINGS, INC.

Proxy for the Special Meeting of Shareholders
To be held on July 18, 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A)
Solicited by the Board of Directors

The undersigned hereby appoints __________ and __________, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at United Conference Centre, 10/F, United Centre, 95 Queensway, Admiralty, Hong Kong on July 18, 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A), at 9 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated __________, 2014 (the ”Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH PROXY CARD HERE ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON July 18, 2014 (subject to when SEC concludes its review of the Schedule 13E-3 and 14A): A complete set of proxy materials relating to our special meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting, Proxy Statement, and Proxy Card, may be viewed at www.shareholdermaterial.com/ADY.

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PRELIMINARY COPIES

☒ Please mark votes as in this example

The Company’s board of directors recommends voting “FOR” each of the following proposals:	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Merger, dated April 2, 2014, by and among Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited, Infant Formula Merger Sub Holding Inc., and the Company, providing for the merger of Merger Sub Holding Inc. with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Platinum Infant Formula Holding Limited.	☐	☐	☐

2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement	☐	☐	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature: _______________________________

Date: ___________________________________

Signature: _______________________________

Date:___________________________________

CONTROL NUMBER

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

▲ PLEASE DETACH PROXY CARD HERE ▲

CONTROL NUMBER

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PRELIMINARY COPIES

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

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